    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON December 30, 2002
                           REGISTRATION NO. 333-100519

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                               AMENDMENT NO. 1 TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               SL INDUSTRIES, INC.
             (Exact Name of registrant as Specified in Its Charter)

                                   New Jersey
         (State or Other Jurisdiction of Incorporation or Organization)

                                     360070
            (Primary Standard Industrial Classification Code Number)

                                   21-0682685
                     (I.R.S. Employer Identification Number)

                         520 Fellowship Road, Suite A114
                              Mt. Laurel, NJ 08054
                                 (856) 727-1500
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                   Warren Lichtenstein, Chairman of the Board
                               SL Industries, Inc.
                         520 Fellowship Road, Suite A114
                              Mt. Laurel, NJ 08054
                                 (856) 727-1500

            (Name, Address Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                             -----------------------

                                    Copy To:
                               Adam Finerman, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                               New York, NY 10022
                                 (212) 753-7200

                            ------------------------

            Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

            If any of the  securities  being  registered  on this form are to be offered  on a  delayed  or  continuous  basis  pursuant  to Rule 415  under  the
Securities Act of 1933, check the following box. /X/

            If this  form is  filed to  register  additional  securities  for an offering  pursuant to Rule 462(b)  under the  Securities  Act,  please check the following box and list the Securities Act  registration  statement number of the earlier effective registration statement for the same offering. / /

            If this form is a  post-effective  amendment  filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering. / /

            If this form is a  post-effective  amendment  filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering. / /

            If delivery  of the  prospectus  is expected to be made  pursuant to
Rule 434, please check the following box. / /
_______________________

                         CALCULATION OF REGISTRATION FEE

                                                                                  Proposed
Title Of Each Class Of                                                            Maximum                Amount Of
Securities To Be Registered(1)                                                    Aggregate              Registration
                                                                                  Offering Price(2)      Fee

Nontransferable Common Stock Purchase Rights.................................... $      -0-(3)           $ -0-(3)
Common Stock, $0.001 par value per share, issuable upon exercise of
nontransferable rights.......................................................... $5,000,000(4)           $ 460(5)

(1)  This  registration  statement  relates  to (a)  nontransferable  rights  to purchase shares of common stock of SL Industries,  Inc.,  which rights will be issued to holders of common stock of SL  Industries,  Inc.,  and (b) the shares of common stock deliverable upon exercise of nontransferable  rights pursuant to the rights  offering.
(2)  Estimated  solely for the purpose of calculating  the  registration  fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(3)  The nontransferable rights are being issued without consideration. Pursuant to Rule 457(g) under the  Securities  Act of 1933, as amended,  no separate registration fee is required because the rights are being registered in the same registration statement as the common stock underlying the rights.
(4)  Represents   the  gross   proceeds   from  the  assumed   exercise  of  all
     nontransferable rights issued.
(5)  Previously paid.

----------------------

     THE REGISTRANT  HEREBY AMENDS THIS  REGISTRATION  STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER  AMENDMENT  WHICH  SPECIFICALLY  STATES  THAT  THIS  REGISTRATION
STATEMENT SHALL  THEREAFTER  BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF
THE SECURITIES  ACT OF 1933 OR UNTIL THIS  REGISTRATION  STATEMENT  SHALL BECOME
EFFECTIVE  ON SUCH  DATE  AS THE  SECURITIES  AND  EXCHANGE  COMMISSION,  ACTING
PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

            The  information  in  this  prospectus  is not  complete  and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED DECEMBER 30, 2002

PROSPECTUS

                               SL INDUSTRIES, INC.

                               SUBSCRIPTION RIGHTS
                             SHARES OF COMMON STOCK

            We are  distributing  to holders of our common stock,  at no charge, nontransferable  subscription  rights to purchase up to an  aggregate of _______
shares of our common  stock at a cash  subscription  price of  $___________  per share.  If you  exercise  your rights in full,  you may  over-subscribe  for the purchase of additional shares that remain  unsubscribed at the expiration of the rights offering,  subject to availability and allocation of shares among persons exercising this over-subscription privilege. You will not be entitled to receive any rights  unless you hold of record shares of our common stock as of the close of business on ________________, 2003.

            This  rights   offering  is  being  made  in  connection   with  the
refinancing of our bank credit  facility,  which is currently being  negotiated.
The proceeds of this rights offering will be used for working capital purposes.

            Steel  Partners  has agreed with us to  exercise  all of its rights, including over-subscription rights, and further purchase any unsubscribed shares remaining after the expiration of the over-subscription  privilege in the rights offering up to ____ shares. Warren Lichtenstein, our Chief Executive Officer and the Chairman of the Board, is also the Managing Member of the General Partner of
Steel Partners.

            The rights will expire if they are not  exercised by 5:00 p.m.,  New
York City time, on  ______________,  2002, the expected  expiration date of this rights offering. We may extend the period for exercising the rights. Rights that are not exercised by the expiration  date of the rights offering will expire and will have no value.  The rights may not be sold or transferred  except under the very  limited  circumstances  described  later in this  prospectus.  You  should carefully  consider  whether to exercise your rights before the expiration date.
Our board of directors is making no  recommendation  regarding  your exercise of rights.

            Shares of our common stock are traded on the New York Stock Exchange under the symbol "SL." On  December 25, 2002,  the last reported sales price for our common stock was $5.20 per share.

            AN  INVESTMENT  IN OUR  COMMON  STOCK  IS  VERY  RISKY.  YOU  SHOULD
CAREFULLY  CONSIDER  THE RISK FACTORS  BEGINNING ON PAGE ___ OF THIS  PROSPECTUS
BEFORE EXERCISING YOUR RIGHTS.

                              Proceeds of Offering
                              --------------------
                                                                          Per Share              Total
                                                                       ----------------     ----------------

              Subscription Price................................             $                    $
              Estimated Expenses................................             $                    $
                                                                             -                    -
              Net Proceeds to SL Industries                                  $                    $
                                                                             =                    =

            NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE
SECURITIES  COMMISSION  HAS  APPROVED  OR  DISAPPROVED  OF THESE  SECURITIES  OR
DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------

             The date of this prospectus is ______________ , 2002.

                                TABLE OF CONTENTS

                                                                                               Page(s)
                                                                                               -------

                                       i

            This  prospectus is part of a  registration  statement we filed with the SEC. You should rely only on the information  contained in this  prospectus.
We have not authorized  anyone to provide you with different  information.  This prospectus  may only be used  where it is legal to sell  these  securities.  You should not assume that the  information in this prospectus is accurate as of any date other than the date on the front cover of those  documents.  Our  business, financial condition,  results of operations and prospects may have changed since those dates.

                 QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

Q.   WHAT IS THE RIGHTS OFFERING?

A.   Therights offering is a distribution to holders of our common stock,  at no charge, of ______  nontransferable  subscription  rights at the rate of one right for each ____ shares of common stock owned as of ________,  2003, the record  date.  The rights will be  evidenced  by a  nontransferable  rights certificate.

Q.   WHAT IS A SUBSCRIPTION RIGHT?

A.   Each subscription  right is a right to purchase a share of our common stock and carries with it a basic subscription privilege and an over-subscription privilege.

Q.   WHAT IS THE BASIC SUBSCRIPTION PRIVILEGE?

A.   The basic subscription privilege of each right entitles you to purchase one share of our common  stock at the  subscription  price of $_____ per share.
     Fractional  rights  will be  eliminated  by  rounding up to the next higher whole right.

Q.   WHAT IS THE OVER-SUBSCRIPTION PRIVILEGE?

A.   We do not expect that all of our  stockholders  will  exercise all of their basic subscription rights. By extending over-subscription privileges to our stockholders,  we are  providing  stockholders  that  exercise all of their basic subscription privileges with the opportunity to purchase those shares that are not purchased by other stockholders  through the exercise of their basic  subscription  privileges.  The  over-subscription  privilege of each
     right  entitles  you,  if  you  fully  exercise  your  basic   subscription
     privilege, to subscribe for additional shares of our common stock unclaimed by other holders of rights in the rights offering, at the same subscription price per share. If an insufficient  number of shares is available to fully satisfy all over-subscription privilege requests, the available shares will be distributed  proportionately  among rights  holders who exercised  their over-subscription  privilege  based on the  number  of shares  each  rights
     holder  subscribed  for  under  the  basic  subscription   privilege.   The
     subscription agent will return any excess payments by mail without interest or deduction promptly after the expiration of the rights offering.

Q:    HOW LONG WILL THE RIGHTS OFFERING LAST?

A:    You  will be able to  exercise  your  subscription  rights  only  during a limited  period.  If you do not exercise your  subscription  rights before
      5:00 p.m., New York City time, on  _____________,  2003, your subscription rights will expire. We may, in our discretion,  extend the rights offering until some later time no later than _______________.

Q.   WHY IS SL ENGAGING IN A RIGHTS OFFERING?

A.   The rights  offering is being made to raise $5 million in funds for working capital  purposes.  We want to give you the  opportunity  to participate in this fund raising  effort and to purchase  additional  shares of our common stock.

Q.   WHAT HAPPENS IF I CHOOSE NOT TO EXERCISE MY SUBSCRIPTION RIGHTS?

A.   You will retain your  current  number of shares of common stock even if you do not exercise  your  subscription  rights.  If you choose not to exercise your subscription  rights, then the percentage of our common stock that you own will  decrease.  Rights not  exercised  prior to the  expiration of the rights offering will expire.

                                       ii

Q:   HOW DO I EXERCISE MY SUBSCRIPTION RIGHTS?

A:   You may exercise your rights by properly completing and signing your rights certificate.  You must deliver your rights certificate with full payment of
     the   subscription   price   (including  any  amounts  in  respect  of  the
     over-subscription  privilege) to the subscription  agent on or prior to the expiration  date. If you use the mail,  we recommend  that you use insured, registered  mail,  return  receipt  requested.  If you cannot  deliver your rights  certificate to the  subscription  agent on time, you may follow the
     guaranteed    delivery    procedures    described    under   "The    Rights
     Offering--Guaranteed Delivery Procedures" beginning on page __.

Q.   WHAT SHOULD I DO IF I WANT TO PARTICIPATE IN THE RIGHTS OFFERING BUT MY
     SHARES ARE HELD IN THE NAME OF MY BROKER, CUSTODIAN BANK OR OTHER NOMINEE?

A.   If you hold shares of our common stock through a broker,  custodian bank or other nominee, we will ask your broker,  custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your rights, you will need to have your broker, custodian bank or other nominee act for you.
     To indicate your decision,  you should  complete and return to your broker, custodian  bank or  other  nominee  the  form  entitled  "Beneficial  Owner
     Election  Form." You should  receive this form from your broker,  custodian bank or other nominee with the other rights offering materials.  You should contact your broker, custodian bank or other nominee if you believe you are entitled to  participate  in the rights  offering but you have not received this form.

Q:   WHAT SHOULD I DO IF I WANT TO PARTICIPATE IN THE RIGHTS OFFERING AND I AM A
     SHAREHOLDER IN A FOREIGN COUNTRY OR IN THE ARMED SERVICES?

A:   The  subscription  agent will mail rights  certificates to you if you are a rights  holder whose address is outside the United States or if you have an
     Army Post Office or a Fleet Post Office  address.  To exercise your rights, you must notify the  subscription  agent on or prior to 5:00 p.m., New York
     City time, on _________  2003, and take all other steps which are necessary to exercise  your  rights,  on or prior to that time.  If you do not follow these  procedures  prior to the  expiration  of the rights  offering,  your rights will expire.

Q:   WHAT IF THE MARKET PRICE OF OUR COMMON STOCK IS LESS THAN THE  SUBSCRIPTION
     PRICE OF [$ ], WHEN I AM DECIDING TO EXERCISE MY SUBSCRIPTION RIGHTS?

A:   Consult your broker.  Depending on the market price of our common stock, it most likely will be more cost  effective for you to purchase  shares of our common  stock on the New York Stock  Exchange  rather  than  exercise  your subscription rights.

Q.   WILL I BE  CHARGED  A  SALES  COMMISSION  OR A FEE BY SL IF I  EXERCISE  MY
     SUBSCRIPTION RIGHTS?

A.   No. We will not charge a brokerage  commission  or a fee to rights  holders for exercising their rights. However, if you exercise your rights through a broker or nominee,  you will be  responsible  for any fees  charged by your broker or nominee.

Q.   WHAT  IS THE  BOARD  OF  DIRECTORS'  RECOMMENDATION  REGARDING  THE  RIGHTS
     OFFERING?

A.   Our board of directors is not making any  recommendation  as to whether you should  exercise  your  subscription  rights.  You are  urged to make  your decision based on your own assessment of the rights offering and SL.

Q.   HOW MANY SHARES MAY I PURCHASE?

A.   You will  receive  one  nontransferable  subscription  right  for each ____
     shares of common  stock that you owned on  ____________,  2003,  the record date. Each subscription right contains the basic subscription privilege and the over-subscription privilege. Each basic subscription privilege entitles you to purchase one share of common stock for $___.  Fractional rights will be  eliminated  by  rounding up to the next higher  whole  right.  See "The
     Rights Offering - Subscription Privileges - Basic Subscription  Privilege."
     The  over-subscription  privilege  entitles you to subscribe for additional shares of our common  stock at the same  subscription  price per share on a pro-rata  basis to the  number of shares  you  purchased  under  your basic subscription privilege, provided you fully exercise your basic subscription privilege.  "Pro-rata"

                                      iii

     means in  proportion  to the number of shares of our common  stock that you and the other rights holders  electing to exercise their  over-subscription privileges have purchased by exercising the basic  subscription  privileges on their holdings of common stock.  See "The Rights  Offering--Subscription
     Privileges--Over-Subscription Privilege."

Q.   HOW WAS THE SUBSCRIPTION PRICE ESTABLISHED?

A.   The subscription  price per share was established by our board of directors based on the recommendation of a special committee of directors,  excluding those directors  affiliated with Steel Partners who did not participate (in their  capacity as directors) in the  discussion,  consideration  or voting with respect to these matters. These factors included the historic and then current  market  price of the common  stock,  our business  prospects,  our recent  and  anticipated  operating  results,  general  conditions  in  the securities markets, our need for capital,  alternatives available to us for raising  capital,  the amount of proceeds  desired,  the pricing of similar transactions,  the liquidity of our common stock,  and the level of risk to our investors.

Q.   IS EXERCISING MY SUBSCRIPTION RIGHTS RISKY?

A.   Yes. The exercise of your rights  involves  risks.  Exercising  your rights means buying additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading
     "Risk Factors," beginning on page __.

Q.   MAY I TRANSFER MY RIGHTS IF I DO NOT WANT TO PURCHASE ANY SHARES?

A.   No. Should you choose not to exercise your rights,  you may not sell,  give
     away  or  otherwise   transfer  your  rights.   However,   rights  will  be
     transferable  to affiliates of the recipient and by operation of law -- for example, upon death of the recipient.

Q.   AM I REQUIRED TO SUBSCRIBE IN THE RIGHTS OFFERING?

A.   No.

Q.   HOW MANY SHARES WILL BE OUTSTANDING AFTER THE RIGHTS OFFERING?

A.   The number of shares of common stock that will be  outstanding  immediately after the rights offering will be __________ shares.

Q.   WHAT HAPPENS IF THE RIGHTS  OFFERING IS NOT FULLY  SUBSCRIBED  AFTER GIVING
     EFFECT TO THE OVER-SUBSCRIPTION PRIVILEGE?

A.   [Steel  Partners  has  agreed  to  exercise  all of its  rights,  including over-subscription  rights,  and further  purchase any  unsubscribed  shares remaining  after  the  expiration  of the  over-subscription  period  up to
     ________ shares.]

Q.   HOW WILL THE RIGHTS OFFERING AFFECT STEEL PARTNERS' OWNERSHIP OF OUR COMMON
     STOCK?

A.   Steel  Partners  beneficially  owns  746,250  shares of our  common  stock, representing  12.7% of our outstanding common stock and of the voting power of our outstanding voting securities.

     If no rights holders other than Steel Partners exercise their rights in the rights  offering,  Steel Partners will, as a result of its subscription for and purchase of all unsubscribed shares up to ___ shares, own approximately
     _____ shares, representing ____% of our outstanding common stock and of the voting power of our outstanding  voting  securities.  If all rights holders exercise their basic  subscription  privileges in full, then Steel Partners will  continue to own 12.7% of our common  stock and of the voting power of our outstanding voting securities.

Q.   AFTER I EXERCISE MY RIGHTS, CAN I CHANGE MY MIND AND CANCEL MY PURCHASE?

A.   No. Once you send in your  subscription  certificate and payment you cannot revoke the  exercise of your  rights,  even if you later learn  information about us that you consider to be  unfavorable  and even if the market price of our common stock is below the $____ per share  subscription  price.  You should not

                                       iv

     exercise your  subscription  rights unless you are certain that you wish to purchase  additional  shares of our  common  stock at a price of $_____ per share. See "The Rights Offering - No Revocation."

Q.   WHAT ARE THE FEDERAL INCOME TAX  CONSEQUENCES OF EXERCISING MY SUBSCRIPTION
     RIGHTS AS A HOLDER OF COMMON STOCK?

A.   A holder of common  stock  will not  recognize  income or loss for  federal income  tax  purposes  in  connection  with  the  receipt  or  exercise  of subscription  rights in the rights  offering.  See "Certain  United  States
     Federal Income Tax Consequences" on page __.

Q:    WHEN WILL I RECEIVE MY NEW SHARES?

A:    If you purchase shares of common stock through this rights  offering,  you will receive certificates representing those shares as soon as practicable after the expiration of the rights  offering.  Subject to state securities laws and  regulations,  we have the  discretion  to delay  allocation  and distribution  of any shares you may elect to  purchase by exercise of your basic  or  over-subscription  privilege  in  order to  comply  with  state securities laws.

Q:   WILL THE NEW SHARES BE INITIALLY  LISTED ON THE NEW YORK STOCK EXCHANGE AND
     TREATED LIKE OTHER SHARES?

A:    Yes. Our common stock is traded on the New York Stock  Exchange  under the symbol "SL." On October 10, 2002, the last trading day prior to the filing of this  registration  statement  relating  to this rights  offering,  the closing  price of our  common  stock on the NYSE was $4.50 per  share.  On
      ________,  2003, the last trading day before the date of this  prospectus, the closing  price of our common  stock on the NYSE was $______ per share.
      We have received  official  notification from the NYSE that we were "below criteria" of certain of the NYSE's continued  listing  standards and there can be no assurance that we will be able to satisfy NYSE  requirements and continue to be listed on the NYSE.

Q.   IF THE RIGHTS OFFERING IS NOT COMPLETED,  WILL MY  SUBSCRIPTION  PAYMENT BE
     REFUNDED TO ME?

A.   Yes. The subscription agent will hold all funds it receives in escrow until completion of the rights offering. If the rights offering is not completed,
     the  subscription  agent  will  return  promptly,   without  interest,  all
     subscription payments.

Q:   WILL SL TERMINATE  THE RIGHTS  OFFERING IF IT SELLS ALL OR A PORTION OF ITS
     BUSINESS?

A:   We will  proceed  with the  rights  offering  if we sell a portion  of our business.  If we sell all of our  businesses,  we will terminate the rights offering and the subscription agent will return promptly, without interest, all subscription payments held in escrow.

Q.   WHAT SHOULD I DO IF I HAVE OTHER QUESTIONS?

A.   If you have questions or need assistance, please contact ____________,  the subscription  agent,  at: ( )_____-_____.  Banks and brokerage firms please call  (  )_____-_____.  For a  more  complete  description  of  the  rights offering, see "The Rights Offering" beginning on page _____.

                                       v

                                     SUMMARY

            This  summary  highlights  information  contained  elsewhere in this prospectus.  This  summary  may  not  contain  all of the  information  that  is important to you. This prospectus  includes  information  about our business and our financial  and operating  data.  Before  making an investment  decision,  we encourage  you to read the  entire  prospectus  carefully,  including  the risks discussed in the "Risk  Factors"  section.  We also  encourage you to review our financial  statements  and the other  information  we provide in the reports and other  documents  that we file with the SEC, as  described  under "Where You Can
Find More Information."

                                   THE COMPANY

            We, through our subsidiaries,  design,  manufacture and market power electronics,  power  motion  and power  protection  equipment  that is used in a
variety  of  aerospace,   computer,  datacom,   industrial,   medical,  telecom,
transportation and utility equipment applications. Our products are incorporated into larger systems to increase  operating  safety,  reliability and efficiency.
Our  products  are largely sold to original  equipment  manufacturers,  and to a
lesser  extent,  to  commercial  distributors.   On  March  29,  1956,  we  were
incorporated as G-L Electronics Company in the state of New Jersey. Our name was changed to G-L  Industries,  Inc.  in November  1963,  SGL  Industries,  Inc. in
November 1970, and then to the present name of SL Industries,  Inc. in September
1984. For the year ended December 31, 2001, we sustained a loss from  continuing operations of $6,703,000  (after reflecting an income tax benefit of $4,172,000)
and for the nine  months  ended  September  30,  2002 we  recorded  income  from continuing  operations  of $191,000  (after  reflecting an income tax benefit of
$602,000).

            During the fiscal year ended December 31, 2000, we were comprised of five business  segments:  Power Supplies,  Power  Conditioning  and Distribution
Units, Motion Control Systems, Electric Utility Equipment Protection Systems and
Other.  At year-end  December 2001, we changed the composition of our reportable segments to reflect individual continuing business units as follows:

            1. CONDOR DC POWER  SUPPLIES,  INC.  which  produces a wide range of standard and custom power supply  products that convert AC or DC power to direct electrical current to be used in customers' end products;

            2. TEAL  ELECTRONICS  CORPORATION  which  designs  and  manufactures customized power conditioning and power distribution units;

            3. SL MONTEVIDEO  TECHNOLOGY,  INC.  which designs and  manufactures intelligent, high power density precision motors;

            4.  ELEKTRO-METALL   EXPORT  GMBH  which  designs  and  manufactures
electromechanical  actuation systems, power drive units and complex wire harness systems for use in the aerospace and automobile industries;

            5.   RFL   ELECTRONICS   INC.   which   designs   and   manufactures
teleprotection  products/systems  used to protect electric utility  transmission lines and apparatus by isolating faulty  transmission  lines from a transmission grid; and

            6. SL SURFACE TECHNOLOGIES,  INC. which produces industrial coatings and  platings  for  equipment  in the  corrugated  paper and  telecommunications industries.

            We are a New  Jersey  corporation,  the  address  of  our  principal executive office is 520 Fellowship  Road, Suite A114, Mt. Laurel,  NJ 08054, and
our telephone number at that address is (856) 727-1500.

                       SUMMARY CONSOLIDATED FINANCIAL DATA

            The following  summary  financial  data should be read together with
"Management's  Discussion  and  Analysis of Financial  Condition  and Results of
Operations," the consolidated  financial statements and notes thereto, and other financial  information  included elsewhere in this prospectus.  Our consolidated statements of operations  data set forth below for the years ended  December 31,
2001 and 2000 and July 31, 1999, and for the five months ended December 31, 1999 and 1998 (unaudited) and the consolidated  balance sheet data as of December 31,
2001  and  2000  have  been  derived  from our  audited  consolidated  financial statements  which are included  elsewhere in this  prospectus.  The consolidated statement of  operations  data set forth below for the years ended July 31, 1998 and 1997 and the  consolidated  balance  sheet data as of December  31, 1999 and
1998  (unaudited)  and July 31,  1999,  1998 and 1997 have been derived from our audited  consolidated  financial  statements  which  are  not  included  in this prospectus.  The balance sheet data and the  statement of operations  data as of and for the nine months ended September 30, 2002 and 2001 have been derived from our unaudited financial statements, included elsewhere in this prospectus, which we  believe  have  been  prepared  on the same  basis as the  audited  financial
statements  and  include  all   adjustments,   consisting  of  normal  recurring
adjustments, which we consider necessary for a fair presentation of the selected financial data shown.

                                     Nine            Nine
                                     Months          Months           Twelve          Twelve           Twelve
                                     Ended           Ended            Months          Months           Months
                                     September       September        Ended           Ended            Ended
                                     30, 2002        30, 2001         December        December         July 31,
                                     (Unaudited)     (Unaudited)      31, 2001        31, 2000         1999
                                     --------------------------------------------------------------------------------
                                     (amounts in thousands except per share data)
                                     --------------------------------------------------------------------------------

Net sales(1)                         $ 101,937         $ 104,029       $ 138,467       $ 148,405       $  88,694
Income (loss) from continuing
operations                           $     191         $  (3,299)      $  (6,703)      $   6,423       $   5,799
Income (loss) from discontinued
operations                           $     313         $  (4,244)      $  (3,947)      $  (4,723)      $    (393)
Net income (loss)(2)                 $     504         $  (7,543)      $ (10,650)      $   1,700       $   5,406
Diluted net income (loss)  per
common share                         $    0.09         $   (1.32)      $   (1.87)      $    0.30       $    0.92
Shares used in computing diluted
net income (loss) per  common
share                                    5,856             5,695           5,698           5,757           5,876
Cash dividend per
Common share                               -0-               -0-             -0-       $    0.10       $    0.09
Year-end financial position
Working capital                      $   5,896         $  (8,281)      $   3,476       $  31,180       $  24,812
Current ratio(3)                           1.1               0.9             1.1             2.3             1.9
Total assets                         $  88,976         $ 109,071       $ 107,758       $ 113,481       $ 112,686
Long-term debt                       $      38         $   1,052       $   1,009       $  36,533       $  31,984
Shareholders' equity                 $  34,836         $  36,568       $  33,204       $  43,350       $  42,842
Book value per share                 $    5.91         $    6.40       $    5.81       $    7.69       $    7.61
Other
Capital expenditures(4)              $   1,409         $   1,911       $   2,342       $   2,563       $   1,901
Depreciation and
   amortization                      $   2,655         $   3,482       $   4,587       $   4,379       $   3,092

                                       Twelve                      Five         Five Months
                                       Months        Twelve        Months       Ended
                                       Ended         Months        Ended        December 31,
                                       July 31,      Ended July    December     1998
                                       1998          1997          31, 1999     (Unaudited)
                                     -------------------------------------------------------

                                     -------------------------------------------------------

Net sales(1)                            $  71,918    $  68,044     $  59,032    $  32,809
Income (loss) from continuing
operations                              $   4,383    $   6,720     $   2,789    $   1,258
Income (loss) from discontinued
operations                              $     930    $   1,095     $  (3,473)   $     703
Net income (loss)(2)                    $   5,313    $   7,815     $    (684)   $   1,961
Diluted net income (loss)  per
common share                            $    0.90    $    1.30     $   (0.12)   $    0.33
Shares used in computing diluted
net income (loss) per  common
share                                       5,897        6,021         5,624        5,886
Cash dividend per
Common share                            $    0.08    $    0.07     $    0.05    $    0.04
Year-end financial position
Working capital                         $  21,344    $  17,399     $  33,042    $  22,145
Current ratio(3)                              2.1          1.8           2.2          2.1
Total assets                            $  80,915    $  66,804     $ 117,050    $  78,929
Long-term debt                          $  13,283    $     700     $  39,245    $  12,255
Shareholders' equity                    $  38,345    $  36,492     $  42,072    $  40,546
Book value per share                    $    6.84    $    6.27     $    7.48    $    7.16
Other
Capital expenditures(4)                 $   2,029    $   1,327     $     849    $   1,247
Depreciation and
   amortization                         $   2,335    $   2,102     $   1,830    $   1,246

(1) During 2001, we sold SL Waber, Inc. and,  accordingly,  the operations of SL
Waber  have  been  accounted  for as  discontinued  operations  in  all  periods presented.  The prior  years  have been  restated  to  reflect  this  accounting treatment.

(2) Calendar  2001 includes  pre-tax  costs  related to inventory  write-offs of
$2,890,000,  asset impairment  charges of $4,145,000 and restructuring  costs of
$3,683,000 related to Condor D.C. Power Supplies,  Inc., inventory write-offs of
$50,000,  and restructuring and intangible asset impairment  charges of $185,000 and $125,000, respectively, related to SL Surface Technologies, Inc.
Calendar 2000 includes pre-tax income of $875,000 related to the settlement of a class  action  suit  against  one of our  insurers,  pre-tax  income of $650,000 related to the reduction of a contingency  reserve for environmental  costs, and restructuring costs of $790,000 related to SL Waber. The five-month period ended
December 31, 1999 includes pre-tax  restructuring costs,  inventory  write-downs and loss on commitments of $4,273,000 related to SL Waber, and a pre-tax gain of
$1,812,000 related to the demutualization of one of our life insurance carriers.

(3) The current ratio for 2001 includes all debt  classified as current,  due to the December 31, 2002 maturity date of the revolving credit facility (see Item 7
- Financial Condition)

(4) Excludes assets acquired in business combinations.

                                  RISK FACTORS

            This  offering and an  investment  in the shares of our common stock involve a high  degree of risk.  You should  carefully  consider  the  following factors and other  information  presented or  incorporated  by reference in this prospectus  before  deciding  to  invest  in our  common  stock.  The  risks and uncertainties  described below are not the only ones we face.  Additional  risks and  uncertainties  not presently known to us may also impair our operations and business.  If we do not  successfully  address  any  one or  more  of the  risks described  below,  there  could be a material  adverse  effect on our  financial condition,  operating  results and  business.  We cannot assure you that we will successfully address these risks.

RISKS RELATING TO OUR BUSINESS

WE WILL BE  ADVERSELY  IMPACTED  IF WE DO NOT  REFINANCE  OUR  REVOLVING  CREDIT
FACILITY PRIOR TO MATURITY IN 2002.

            We are a party to a Second  Amended and  Restated  Credit  Agreement dated as of December 13, 2001, as amended,  by and among us, SL Delaware,  Inc.,
GE Capital CFE, Inc., Fleet National Bank and PNC Bank, National  Association as
Banks,  and GE Capital CFE, Inc. as Agent for the Banks.  The  revolving  credit facility  matures on December 31, 2002, and provides for the payment of a fee of approximately  $780,000  in the event  that the  facility  is not  retired on or before  October 31, 2002,  under certain  circumstances.  Under the terms of the revolving  credit  facility,  if we deliver a binding  commitment  letter to the banks by September 30, 2002 and refinance  the revolving  credit  facility on or before  October 31, 2002,  no such fee is due. We delivered  binding  commitment letters to the banks on September 30, 2002.  However, we could not refinance the revolving  credit facility by October 31, 2002 and paid the fee of $780,000.  We are in the process of  attempting to refinance  the  revolving  credit  facility prior to December 31, 2002, its maturity date. There can be no assurance that we will  refinance the revolving  credit  facility  prior to such date, or that the revolving credit facility will be refinanced successfully.

CURRENT  FINANCIAL  CONDITIONS RAISE CONCERNS ABOUT OUR ABILITY TO CONTINUE AS A
GOING CONCERN.

            There can be no assurance that the revolving credit facility will be refinanced  successfully or that we will be able to find alternative  sources of financing.  In the event we are  unable to fund our  working  capital  needs and other cash requirements  through our available funds or through borrowings under the revolving credit  facility,  or are unable to refinance the revolving credit facility, there would be a material adverse effect upon our financial condition.
The opinion of our auditors contains a qualification with respect to our ability to continue as a going concern.  This opinion was based upon concerns  regarding the  refinancing  of our  revolving  credit  facility  as well as our default of certain financial covenants under the revolving credit facility. Compliance with such financial covenants was waived pursuant to a waiver agreement dated May 23,
2002.

WE HAVE BEEN INFORMED THAT WE ARE NOT IN COMPLIANCE WITH NEW YORK STOCK EXCHANGE
LISTING STANDARDS,  AND MAY BE DELISTED. IF WE ARE DELISTED, OUR STOCK PRICE MAY
SUFFER.

            On October 17, 2001, we received official  notification from the New
York  Stock  Exchange  that we were  "below  criteria"  of certain of the NYSE's continued listing standards. Pursuant to the request of the NYSE, we submitted a business  plan on  February  22,  2002 for  compliance  with the NYSE  continued
listing standards.  Our business plan was accepted by the NYSE. We are currently required to deliver  quarterly  updates to the NYSE and we are currently working with the NYSE to  maintain  our listing on the NYSE.  There can be no  assurance that we will be able to satisfy NYSE  requirements  and continue to be listed on the NYSE or, in the event that we cannot continue to be listed on the NYSE, that we will be able to list our  securities on another  exchange.  If our listing on the NYSE cannot be maintained,  shareholders may experience a greater difficulty in trading shares of our common stock and the price of our common stock could be adversely  affected.  This lack of liquidity may also make it more difficult for us to raise capital.

WE MAY BE ADVERSELY  AFFECTED BY  FLUCTUATIONS  IN CASH FLOWS,  LIQUIDITY,  DEBT
LEVELS, AND REFINANCING.

            Working capital  requirements and cash flows historically have been,
and  are  expected  to  continue  to  be,   subject  to  quarterly   and  yearly
fluctuations,  depending on such factors as levels of sales,  timing and size of capital  expenditures,  timing of  deliveries  and  collection  of  receivables, inventory levels,  customer payment terms, customer financing  obligations,  and supplier terms and  conditions.  The inability to manage cash flow  fluctuations resulting  from  such  factors  could  have a  material  adverse  effect  on our business,  results of operations,  and financial condition.  In order to finance the working  capital  requirements  of our  business,  we

have  entered  into  the  revolving  credit  facility  and have  borrowed  funds thereunder.  If  operating  cash  flows  are not  sufficient  to meet  operating expenses, capital expenditures and debt service requirements as they become due, we may be required,  in order to meet our debt service obligations,  to delay or reduce capital expenditures or the introduction of new products, to sell assets, and/or to forego  business  opportunities  including  research  and  development projects and product design enhancements.

OUR  OPERATING  RESULTS MAY  FLUCTUATE,  AND THERE MAY BE  VOLATILITY IN GENERAL
INDUSTRY, ECONOMIC, AND MARKET CONDITIONS.

            Our  results  of  operations   for  any  quarter  or  year  are  not
necessarily  indicative  of results to be  expected  in future  periods.  Future operating  results may be affected  by various  trends and factors  that must be managed  in order to achieve  favorable  operating  results.  The  inability  to accurately  forecast and manage  these trends and factors  could have a material adverse effect on our business, results of operations and financial condition.

            General economic  conditions,  and specifically market conditions in the  telecommunications  and  semiconductor  industry  in the United  States and globally,  affect our business.  In addition,  reduced  capital  spending and/or negative economic conditions in the United States,  Europe,  Asia, Latin America
and/or  other  areas of the world  could have a material  adverse  effect on our business, results of operations and financial condition.

            Gross  margins  may  be  adversely   affected  by  increased   price
competition,  excess capacity,  higher material or labor costs,  warranty costs, obsolescence  charges,  loss of cost savings on future inventory  purchases as a result of high inventory levels, introductions of new products, increased levels of customer services,  changes in distribution  channels, and changes in product and  geographic  mix.  Lower than  expected  gross margins could have a material adverse effect on our business, results of operation and financial condition.

WE MAY BE SUBJECT TO SIGNIFICANT COSTS IN COMPLYING WITH ENVIRONMENTAL LAWS.

            Our  facilities are subject to a broad array of  environmental  laws and  regulations.  The costs of complying  with complex  environmental  laws and regulations  may be significant in the future.  Present  accruals for such costs and liabilities may not be adequate in the future,  since the estimates on which the accruals are based  depend on a number of factors,  including  the nature of the problem,  the complexity of the site, the nature of the remedy,  the outcome of  discussions  with  regulatory  agencies  and other  potentially  responsible parties at multiparty  sites,  and the number and  financial  viability of other potentially responsible parties.

            Additionally,  we are the  subject of various  lawsuits  and actions relating to environmental issues,  including administrative action in connection with SL Surface  Technologies'  Pennsauken  facility  which could subject us to, among other things, $9,266,000 in collective reimbursements (with other parties)
to the New Jersey  Department of Environmental  Protection.  A class action suit was filed on June 12,  2002  against  us, SL Surface  Technologies  and 37 other defendants  alleging that the plaintiffs  suffered personal injuries as a result of  consuming  contaminated  water  distributed  from the Puchack  Wellfield  in
Pennsauken,  New Jersey (which  supplies  Camden,  New Jersey).  There can be no assurance  that we will be able to  successfully  defend or settle  these or any other actions to which we are a party.

WE MAY HAVE TO PAY SIGNIFICANT COSTS FOR REGULATORY COMPLIANCE AND LITIGATION.

            Rapid or unforeseen  escalation of the cost of regulatory compliance and/or  litigation,  including  but not  limited to,  environmental  compliance, product-related  liability,  assertions related to intellectual  property rights and  licenses,  adoption  of new  accounting  policies,  or  changes  in current accounting  policies and  practices  and the  application  of such  policies and practices could have a material adverse effect on our business. Additionally, we are  subject  to  certain  legal  actions  involving  complaints  by  terminated employees and disputes with  customers  and  suppliers.  One such claim has been brought against our subsidiary,  SL Montevideo, by a customer seeking $3,900,000 in compensatory damages.  Prior to trial, SL Montevideo admitted to liability of approximately  $35,000.  At the end of the trial,  a jury  rendered a verdict in favor of this customer for $650,000.  The customer has appealed  various aspects of this decision,  which appeal, if determined adversely,  could have a material adverse impact upon us. In the future,  there can be no assurance of the outcome in any  litigation.  An adverse  determination  in any one or more legal actions could have a material adverse effect on our business,  results of operations and financial condition.

WE EXPECT FLUCTUATIONS IN OPERATING RESULTS AND STOCK PRICE.

            Operating results for future periods are never perfectly predictable even in the most  certain  of  economic  times,  and we  expect to  continue  to experience  fluctuations in our quarterly results. These fluctuations,  which in the future may be significant, could cause substantial variability in the market price of our stock.

OUR OPERATING RESULTS AND STOCK PRICE MAY BE ADVERSELY  AFFECTED BY FLUCTUATIONS
IN CUSTOMERS' BUSINESSES.

            Our business is dependent upon product sales to  telecommunications, semiconductor,  medical imaging,  aerospace and other businesses,  which in turn are dependent for their business upon orders from their customers.  Any downturn in the  business  of any of these  parties  affects  us.  Moreover,  sales often reflect  orders  shipped in the same quarter in which they are  received,  which makes  sales  vulnerable  to  short-term  fluctuations  in  customer  demand and difficult to predict. In general, customer orders may be cancelled,  modified or rescheduled  after  receipt.  Consequently,  the timing of these  orders and any subsequent  cancellation,  modification  or  rescheduling  of these  orders have affected,  and will in the future affect,  results of operations from quarter to quarter.  Also, because our customers  typically order in large quantities,  any subsequent cancellation, modification or rescheduling of an individual order may alone affect our results of operations.

WE HAVE INCURRED,  AND MAY IN THE FUTURE INCUR,  INVENTORY-RELATED  CHARGES, THE
AMOUNTS OF WHICH ARE DIFFICULT TO PREDICT ACCURATELY.

            As a result of the business downturn in 2001, we incurred charges to align our  inventory  with actual  customer  requirements  over the near term. A rolling  six-month  forecast is utilized  based on anticipated  product  orders, product order history,  forecasts, and backlog to assess inventory requirements.
We have  incurred,  and may in the future incur,  significant  inventory-related
charges.   While  we   believe,   based  on   current   information,   that  the
inventory-related  charges recorded in 2001 are appropriate,  subsequent changes to our forecast may indicate that these charges were insufficient.

FAILURE TO ACHIEVE  ACCEPTABLE  MANUFACTURING  VOLUMES AND YIELDS MAY  ADVERSELY
AFFECT OUR PROFITABILITY.

            The  ability to achieve  profitability  depends  upon our ability to timely  deliver  products  to our  customers  at  acceptable  cost  levels.  The manufacture  of our  products  involves  highly  complex and precise  processes.
Changes in manufacturing  processes or those of suppliers,  or their inadvertent use of defective or contaminated materials, could significantly hurt our ability to meet our customers'  product volume and quality needs.  Moreover,  failure to receive a  sufficient  level of customer  orders  could  significantly  hurt our ability to meet our order volume and yield targets. Under existing manufacturing techniques,  which involve substantial manual labor,  failure to meet volume and yield targets  could  substantially  increase  unit costs.  Failure to meet unit costs would  negatively  impact  operating  results and,  thereby,  could have a material  adverse  effect on our business,  results of operations  and financial condition.

FAILURE TO REMAIN COMPETITIVE COULD ADVERSELY IMPACT OUR OPERATING RESULTS.

            The markets in which we sell our products are highly competitive and characterized by rapidly changing and converging  technologies.  We face intense competition  from established  competitors and the threat of future  competition from new and  emerging  companies  in all  aspects  of our  business.  Among our current competitors are our customers,  who are vertically integrated and either manufacture  and/or are capable of manufacturing  some or all of the products we sell to them.  In addition to current  competitors,  new  competitors  providing niche,  and  potentially  broad,  product  solutions will likely increase in the future. To remain  competitive in both the current and future business climates, we must maintain a substantial  commitment to focused  research and development, improve the  efficiency of our  manufacturing  operations,  and  streamline  our marketing and sales efforts and attendant  customer  service and support.  Among other things, we may not anticipate  shifts in our markets or technologies,  may not have sufficient  resources to continue to make the investments  necessary to remain  competitive,  or may not make the  technological  advances  necessary to remain  competitive.  In addition,  notwithstanding  our efforts,  technological changes,  manufacturing  efficiencies or development  efforts by competitors may render our products or technologies obsolete or uncompetitive.

CONSOLIDATION IN THE INDUSTRY COULD INCREASE COMPETITIVE PRESSURES ON US.

            The  industries  in which we  operate  are  consolidating,  and will continue to consolidate in the future as companies attempt to strengthen or hold their market positions.  Such consolidations may result in stronger competitors  that  are  better  able  to  compete  as  sole-source  vendors  for customers.  Our  relatively  small size may  increase  competitive  pressure for customers  seeking single vendor  solutions.  Such increased  competition  would increase the  variability  of our operating  results and could  otherwise have a material  adverse  effect on our business,  results of operations  and financial condition.

WE ARE DEPENDENT UPON THIRD PARTIES FOR PARTS AND COMPONENTS.

            The ability to meet customer demand depends, in part, on our ability to obtain timely and adequate  delivery of parts and  components  from suppliers and internal manufacturing  capacity. We have experienced  significant shortages in the past and, although we work closely with our suppliers to avoid shortages, there can be no assurance  that we will not encounter  further  shortages in the future.  A  further  reduction  or  interruption  in  component  supplies  or  a significant  increase  in the  price  of one or  more  components  could  have a material  adverse  effect our  business,  results of  operations  and  financial condition.

OUR FUTURE  SUCCESS  DEPENDS ON OUR ABILITY TO STAY CURRENT  WITH  TECHNOLOGICAL
CHANGE AND NEW PRODUCT DEVELOPMENT.

            The markets in which  Condor and Teal operate are  characterized  by rapidly changing  technology and shorter product life cycles. Our future success will continue to depend upon our ability to enhance our current  products and to develop new products that keep pace with technological  developments and respond to changes in customer requirements.  Any failure by us to respond adequately to technological  changes and customer requirements or any significant delay in new product  introductions  could have a material adverse effect on our business and results of operations.  In addition, there can be no assurance that new products to be developed will achieve market acceptance.

WE ARE DEPENDENT UPON KEY PERSONNEL FOR THE MANAGEMENT OF OUR OPERATIONS.

            Our success  depends in part upon the continued  services of many of our highly skilled personnel involved in management,  engineering and sales, and upon our ability to attract and retain additional highly qualified  officers and employees.  The loss of  service  of any of these  key  personnel  could  have a material  adverse effect on our business.  In addition,  our future success will depend on the  ability  of  officers  and key  employees  to  manage  operations successfully  as we explore a sale of all or a part of our business,  as well as our ability to effectively attract, retain, motivate and manage employees during this period of uncertainty.

OTHER FACTORS MAY AFFECT FUTURE RESULTS.

            The risks and  uncertainties  described herein are not the only ones facing us.  Additional risks and  uncertainties not presently known, or that may now be deemed immaterial, may also impair business operations.

STEEL PARTNERS BENEFICIALLY OWNS A LARGE PERCENTAGE OF OUR VOTING STOCK.

            As of the date of this  prospectus,  Steel  Partners owned shares of common  stock  entitling  them to  exercise  12.7%  of the  voting  power of our outstanding voting securities. As a result of the rights offering, the ownership of Steel  Partners  could  increase  further  as  described  under  "The  Rights
Offering--Shares  of Common Stock  Outstanding  after the Rights  Offering."  In addition,  the Gabelli Funds  beneficially owns 26.3% of the voting power of our outstanding common stock.

            Because of Steel  Partners'  and the Gabelli  Funds'  ownership of a large  percentage of our outstanding  voting  securities,  they have significant influence  over  our  management  and  policies,  such  as the  election  of our directors,  the  appointment  of new  management  and the  approval of any other actions requiring the approval of our shareholders,  including any amendments to our certificate of  incorporation  and mergers or sales of all or  substantially all of our assets.  In addition,  the level of Steel  Partners'  and the Gabelli
Funds' ownership of our outstanding  voting  securities could have the effect of discouraging or impeding an unsolicited acquisition proposal.

            Steel  Partners and its  affiliates  may have the right to appoint a majority  of our  board  of  directors  and  will be able to  exert  substantial influence  over  matters  submitted  to our  shareholders,  as well as over  our business operations.

RISKS RELATING TO THIS RIGHTS OFFERING

THE SUBSCRIPTION  PRICE DETERMINED FOR THIS OFFERING IS NOT AN INDICATION OF OUR
VALUE OR THE VALUE OF OUR COMMON STOCK.

            The  subscription  price  for  this  rights  offering  is [$ ].  The subscription  price does not necessarily bear any relationship to the book value of our assets, past operations,  cash flows, losses,  financial condition or any other  established  criteria for value. You should not consider the subscription price as an  indication  of our value.  After the date of this  prospectus,  our common stock may trade at prices above or below the subscription price.

IF YOU  EXERCISE  YOUR  RIGHTS,  YOU MAY LOSE MONEY IF THERE IS A DECLINE IN THE
TRADING PRICE OF OUR SHARES OF COMMON STOCK.

            The  trading  price of our common  stock in the  future may  decline below the subscription  price. We cannot assure you that the subscription  price will remain below any future  trading  price for the shares of our common stock.
Future  prices  of the  shares of our  common  stock may  adjust  positively  or negatively  depending  on various  factors  including  our future  revenues  and earnings,  changes  in  earnings  estimates  by  analysts,  our  ability to meet analysts' earnings  estimates,  speculation in the trade or business press about our operations, and overall conditions affecting our businesses, economic trends and the securities markets.

YOU MAY NOT REVOKE THE EXERCISE OF YOUR RIGHTS EVEN IF THERE IS A DECLINE IN OUR
COMMON STOCK PRICE PRIOR TO THE EXPIRATION DATE OF THE SUBSCRIPTION PERIOD.

            Even if our common stock price declines below the subscription price for the common stock,  resulting in a loss on your  investment upon the exercise of rights to acquire  shares of our common  stock,  you may not revoke or change your exercise of rights after you send in your subscription forms and payment.

YOU MAY NOT REVOKE THE  EXERCISE  OF YOUR RIGHTS EVEN IF WE DECIDE TO EXTEND THE
EXPIRATION DATE OF THE SUBSCRIPTION PERIOD.

            We  may,  in our  discretion,  extend  the  expiration  date  of the subscription period to a date no later than _____________.  During any potential extension  of time,  our common stock price may decline  below the  subscription price and result in a loss on your  investment  upon the  exercise  of rights to acquire shares of our common stock. If the expiration date is extended after you send in your subscription forms and payment,  you still may not revoke or change your exercise of rights.

IF WE SELL ALL OF OUR BUSINESS, WE WILL TERMINATE THE OFFERING.

            We are in the process of exploring a sale of all or a portion of our business and have provided potential  purchasers with information on the company as a  whole  as  well as  various  divisions.  These  potential  purchasers  are presently  evaluating the information to determine whether they want to pursue a transaction with us. If we sell a portion of our business,  we will proceed with the offering and you will not have any ability to withdraw your exercised rights as a result of a sale of a division. If we sell our entire business, however, we will  terminate  the  offering  and  have  no  obligation  with  respect  to the subscription  rights  other than to return any  subscription  payments,  without interest, to you.

YOU WILL NOT RECEIVE INTEREST ON SUBSCRIPTION FUNDS RETURNED TO YOU.

            If we cancel the rights  offering,  neither we nor the  subscription agent will have any obligation with respect to the subscription rights except to return, without interest, any subscription payments to you.

BECAUSE WE MAY TERMINATE THE OFFERING, YOUR PARTICIPATION IN THE OFFERING IS NOT
ASSURED.

            Once you exercise your subscription  rights,  you may not revoke the exercise for any reason unless we amend the offering.  If we decide to terminate the offering,  we will not have any obligation with respect to the  subscription rights except to return any subscription payments, without interest.

YOU NEED TO ACT PROMPTLY AND FOLLOW SUBSCRIPTION INSTRUCTIONS.

            Shareholders  who desire to purchase  shares in this rights offering must act  promptly to ensure that all  required  forms and payments are actually received by the  subscription  agent prior to 5:00 p.m.,  New York City time, on
______, 2003, the expiration date. If you fail to complete and sign the required subscription  forms,  send an incorrect  payment  amount,  or otherwise  fail to follow the  subscription  procedures that apply to your desired  transaction the subscription agent may, depending on the circumstances, reject your subscription or  accept  it to the  extent  of  the  payment  received.  Neither  we nor  our subscription agent undertakes to contact

you concerning,  or attempt to correct, an incomplete or incorrect  subscription form or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

OUR FORMER USE OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT  ACCOUNTANTS MAY POSE A
RISK TO US AND WILL LIMIT YOUR ABILITY TO SEEK  RECOVERIES  FROM THEM RELATED TO
THEIR WORK.

            On June 15,  2002,  Arthur  Andersen  LLP,  our  former  independent accountants,  was convicted on a federal  obstruction  of justice  charge.  Some investors,  including  institutional  investors,  may choose not to invest in or hold securities of a company whose  financial  statements were audited by Arthur
Andersen. This may serve to, among other things, depress the price of our common stock.  In July,  2002,  our board of directors  dismissed  Arthur  Andersen and engaged  Grant  Thornton  LLP  as  our  independent  accountants  based  on  the recommendation of the audit committee of our board of directors.

            SEC rules require us to present our audited financial  statements in various SEC filings,  along with Arthur  Andersen's  consent to our inclusion of its audit report in those filings.  The SEC recently provided  regulatory relief designed to allow  companies that file reports with the SEC to dispense with the requirement to file a consent of Arthur  Andersen in certain  circumstances.  We have been unable to obtain,  after  reasonable  efforts,  the written consent of
Arthur  Andersen  to our  naming of it as an expert  and as having  audited  the
Consolidated  Financial Statements for the year ended December 31, 2001 included herein.  Notwithstanding  the SEC's regulatory  relief,  the inability of Arthur
Andersen  to provide its  consent or to provide  assurance  services to us could negatively affect our ability to, among other things,  access the public capital markets. Any delay or inability to access the public markets as a result of this situation  could  have a  material  adverse  impact on our  business.  Also,  an investor's ability to seek potential  recoveries from Arthur Andersen related to any claims  that an  investor  may assert as a result of the work  performed  by
Arthur  Andersen will be limited  significantly  in the absence of a consent and may be further  limited by the  diminished  amount of assets of Arthur  Andersen that are or may in the future be available for claims.

RISKS RELATING TO OUR COMMON STOCK.

OUR COMMON STOCK IS SUBJECT TO PRICE FLUCTUATIONS.

            The  market  price for our common  stock has been,  and is likely to continue to be, highly  volatile.  The market for our common stock is subject to fluctuations as a result of a variety of factors,  including  factors beyond our control. These include:

     o    our ability to obtain  refinancing  of the revolving  credit  facility prior to December 31, 2002;

     o    additions or departures of key personnel;

     o    changes in market valuations of similar companies;

     o    announcements  of new  products  or  services  by  competitors  or new competing technologies;

     o    conditions  or trends  in the  telecommunications  and  semiconductors industries;

     o    announcements and expectations with respect to the sale of all or part of us;

     o    general market and economic conditions; and

     o    other events or factors that are unforeseen.

WE DO  NOT  INTEND  TO PAY  DIVIDENDS  ON  SHARES  OF OUR  COMMON  STOCK  IN THE
FORESEEABLE FUTURE.

            We currently expect to retain our future earnings, if any, to reduce debt and for use in the  operation  of our  business.  Additionally,  our credit facility prohibits the payment of dividends without the consent of a majority of our lenders.  We do not  anticipate  paying any cash  dividends on shares of our common stock in the foreseeable future.

THE ISSUANCE OF PREFERRED STOCK OR ADDITIONAL  COMMON STOCK MAY ADVERSELY AFFECT
OUR SHAREHOLDERS.

            Our board of  directors  has the  authority to issue up to 6,000,000 shares of our preferred stock, none of which are currently issued.  Our board of directors is authorized to determine the terms,  including voting rights, of the preferred shares without any further vote or action by our common  shareholders.
The voting and other  rights of the holders of our common  stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the  future.  Similarly,  our board has the right to issue  additional  shares of  common  stock,  up to the  total  number of shares authorized,  without any further vote

or action by common  shareholders  (as long at the  additional  shares of common stock are not  reserved for any other  purpose),  which would have the effect of diluting common shareholders.  An issuance could occur in the context of another public or private  offering of shares of common stock or preferred stock or in a situation  where the common  stock or  preferred  stock is used to  acquire  the assets or stock of another  company.  The  issuance of common stock or preferred stock,  while  providing  desirable  flexibility  in  connection  with  possible acquisitions, investments and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control.

                                 USE OF PROCEEDS

            We expect  that our  proceeds  from the rights  offering  will be $5 million, and we will use the proceeds for working capital purposes.  Such amount may include proceeds we receive from the exercise of  nontransferable  rights by
Steel Partners which are not being registered in this Registration Statement.

                           PRICE RANGE OF COMMON STOCK

            Our common stock is registered on both the NYSE and the Philadelphia
Stock  Exchange  under the symbol "SL." The following  table sets forth the high and low  closing  sales  prices  per share of our common  stock for the  periods indicated:

                                                                HIGH                    LOW

Year Ended December 31, 2002:
Fourth Quarter (through December 25, 2002)                      $    5.70              $  4.30
Third Quarter                                                        7.30                 5.05
Second Quarter                                                       8.05                 6.60
First Quarter                                                        8.30                 4.99

Year Ended December 31, 2001:
Fourth Quarter                                                       8.50                 3.72
Third Quarter                                                       11.10                 5.60
Second Quarter                                                      13.00                11.10
First Quarter                                                       14.99               10.875

Year Ended December 31, 2000:
Fourth Quarter                                                     12.125                10.00
Third Quarter                                                       13.00                9.375
Second Quarter                                                      10.00                8.375
First Quarter                                                      12.625                8.875

            We paid cash dividends of $.05 per share in November,  2000 and $.05 per share in June, 2000. We suspended  dividend payments during 2001 and have no present  intention of making dividend  payments in the foreseeable  future,  as, under the terms of the revolving credit facility,  we are prohibited from paying dividends.

            As of September 30, 2002, there were approximately  [870] registered shareholders.

            On October 17, 2001, we received official notification from the NYSE that we were  "below  criteria"  of  certain  of the  NYSE's  continued  listing standards, and that, consequently,  our stock may be delisted. At the request of the NYSE, we submitted a business plan on February 22, 2002 for compliance  with the NYSE continued listing standards.  We are currently working with the NYSE to resolve  this  matter and  maintain  our  listing  on the NYSE.  There can be no assurance,  however,  that we will be able  to  satisfy  NYSE  requirements  and continue to be listed on the NYSE, or in the event that we cannot continue to be listed  on the  NYSE,  that we will be  able to  alternatively  list on  another exchange.

            On December 25, 2002, the last reported sales price for our common stock on the NYSE was $5.20.

                                       10

                                   THE COMPANY

DESCRIPTION OF BUSINESS

General Development of Business

            We, through our subsidiaries,  design,  manufacture and market power electronics,  power  motion  and power  protection  equipment  that is used in a
variety  of  aerospace,   computer,  datacom,   industrial,   medical,  telecom,
transportation and utility equipment applications. Our products are incorporated into larger systems to increase  operating  safety,  reliability and efficiency.
Our  products  are largely sold to original  equipment  manufacturers,  and to a
lesser  extent,  to  commercial  distributors.   On  March  29,  1956,  we  were
incorporated as G-L Electronics Company in the state of New Jersey. Our name was changed to G-L  Industries,  Inc.  in November  1963;  SGL  Industries,  Inc. in
November 1970; and then to the present name of SL Industries,  Inc. in September
1984.

            In 1999, we changed the date of our fiscal  year-end from July 31 to
December 31,  commencing in January 2000. As a result,  a transition  period for the  five-month  period  ended  December 31, 1999 was  previously  reported on a transition report on Form 10-Q and is also presented herein.  Consequently,  the consolidated  balance  sheets have been  presented  as of December  31, 2001 and
December 31, 2000.  The  consolidated  statements of  operations  and cash flows present  information for the calendar years ended December 31, 2001 and December
31, 2000, the fiscal year ended July 31, 1999 and the  five-month  periods ended
December 31, 1999 and December 31, 1998.

            On May 11, 1999,  pursuant to a Share Purchase Agreement dated April
1, 1999, we acquired 100% of the issued and outstanding  shares of capital stock of RFL Electronics Inc. We paid $11,387,000 in cash and issued  promissory notes with an  aggregate  face amount of $75,000 at closing.  In  addition,  we paid a contingent  payment  of  $1,000,000  in fiscal  1999  based  upon the  financial performance  of RFL for its fiscal year ended March 31, 1999.  RFL is a supplier of teleprotection and specialized communication equipment that is primarily sold to the electric power utility industry.

            On July 27, 1999, pursuant to an Asset Purchase Agreement dated July
13, 1999,  Condor, our wholly-owned  subsidiary,  acquired certain net operating assets of Todd Products Corporation and Todd Power Corporation (together,  "Todd
Products").  We paid  $7,430,000,  comprised of cash in the amount of $3,700,000 and assumption of debt equal to  approximately  $3,730,000.  Condor also entered into a ten-year  consulting  agreement with the chief executive  officer of Todd
Products for an aggregate fee of $1,275,000. The consulting agreement was booked on the date of  acquisition  as an  intangible  asset to be written off over the life of the agreement. A corresponding liability was recorded for the payment of the aggregate fee of $1,275,000, which was to be paid over the first three years of the agreement.  Although the agreement is for ten years,  the chief executive officer of Todd  Products had  negotiated  for the full payment of the aggregate fee in the first three years of the agreement. The consulting agreement was paid in full at the end of 2001. In addition,  the  consulting  contract and goodwill acquired in the Todd Products  transaction were written off as assets at the end of 2001  after we  determined  that  they had no value  since we were  exiting a significant  portion of the Todd Products'  product lines.  The write-off of the consulting  contract and goodwill is included in  impairment of  intangibles  of
$4,145,000 recorded for Condor in 2001.

            In July 2001, the Board of Directors  authorized the  disposition of our  subsidiary,  SL Waber,  Inc.  On  September  6, 2001,  pursuant to an Asset
Purchase Agreement dated as of August 29, 2001, we sold substantially all of the assets of SL Waber and all the stock of SL Waber's  subsidiary,  Waber de Mexico
S.A.  de C.V.  We  received  cash in the amount of  $1,053,000  at  closing.  In addition,  the  purchaser  agreed  to assume  certain  liabilities  and  ongoing obligations of SL Waber. As a result of the  transaction,  we recorded a pre-tax loss from the sale of discontinued operations of approximately  $2,745,000.  The results of operations of SL Waber are presented as  discontinued  operations for all periods presented in the financial statements set forth herein.

            In December 2001, we surrendered for cash  substantially  all of its life insurance policies with a total surrender value of $11,109,000.  Additional policies with a cash  surrender  value of $450,000 were  surrendered in February
2002. These policies insured the lives of former and present  executives and key employees  and  had  been  maintained  as an  internal  mechanism  to  fund  our obligations under our capital accumulation plan and deferred  compensation plan.
Aggregate  liabilities  under those plans,  which are owed to former and current executives  and key  employees,  amount to  $3,120,000  as of December 31, 2001.
Proceeds  from the life

                                       11

insurance  policies were received in December 2001,  January 2002 and March 2002
and  were  used  to  pay  down  debt  under  our  revolving   credit   facility.
Beneficiaries under the capital accumulation plan and deferred compensation plan remain general unsecured creditors of ours.

            In  December  2001,  we  sold  back  to the  purchaser  of a  former subsidiary a mortgage note in the  outstanding  principal  amount of $2,200,000.
The mortgage note secured the real property of the former subsidiary. In January
2002,  we received  cash  proceeds of  $1,600,000  upon the sale of the mortgage note,  all of which  were  used to pay down  debt  under  our  revolving  credit facility.

            On January 22, 2002, we held our annual meeting of shareholders  for the 2001 calendar year. At the annual meeting, all eight members of the Board of
Directors  stood for  election.  In  addition,  five  nominees  from a committee comprised  of  representatives  of two  institutional  shareholders  (called the
"RORID  Committee"),  stood for  election  to the Board of  Directors.  Upon the certification  of the election results on January 24, 2002, the five nominees of
the  RORID  Committee  were  elected  (James  Henderson,   Glen  Kassan,  Warren
Lichtenstein,  Mark Schwarz and Steven Wolosky),  and three incumbent  directors were  reelected  (J.  Dwane  Baumgardner,  Charles  T.  Hopkins  and  J.  Edward
Odegaard).  Shortly  after the annual  meeting,  Messrs.  Hopkins  and  Odegaard resigned  from the  Board of  Directors.  On March 8,  2002,  Richard  Smith was
elected to the Board of Directors,  and on May 23, 2002,  Avrum Gray was elected to the Board of Directors, filling the two vacant directorships.

            In 2001, we had entered into change-of-control  agreements with Owen
Farren,  the  Chief  Executive  Officer  at that  time,  David  Nuzzo,  the Vice
President-Finance and Administration,  and Jacob Cherian, the Vice President and
Controller  at that time.  Following  the election of the five new  directors as described above, we made payments to such officers under these change-of-control agreements in the respective  amounts of $877,565,  $352,556 and $250,000.  Owen
Farren's  employment with us was terminated  effective  February 4, 2002.  Jacob
Cherian  resigned  effective  April  26,  2002.  For  more  information  on  the
change-of-control   agreements,   see   "Executive   Compensation  -  Employment
Contracts, Termination and Change in Control Arrangements."

            At the initial  meeting of the new Board of Directors on January 24,
2002,  Warren  Lichtenstein  was elected  Chairman of the Board.  On February 4,
2002,  Warren  Lichtenstein  was  elected our Chief  Executive  Officer and Glen
Kassan was elected our  President.  Additionally,  David Nuzzo was  reelected as
Vice President-Finance and Administration,  Treasurer and Secretary.  All senior divisional  management  teams are continuing in their positions other than Jacob
Cherian, who resigned effective April 26, 2002.

Financial Information About Segments

            Financial  information  about our business  segments is incorporated herein by reference to Note 14 in the Notes to Consolidated Financial Statements
for the year ended December 31, 2001 included herein.

Narrative Description of Business

SEGMENTS

            During the fiscal year ended July 31, 1999,  the  five-month  period ended  December 31, 1999 and the year ended December 31, 2000, we were comprised of six reportable  business  segments:  Power Supplies,  Power  Conditioning and
Distribution   Units,   Motion  Control  Systems,   Electric  Utility  Equipment
Protection  Systems,  Surge Suppressors and Other.  During the fiscal year ended
July 31, 1998,  we operated  principally  in one business  segment;  the design, production and marketing of advanced power and data quality systems.  During the year ended December 31, 2001, we were comprised of five business segments: Power
Supplies,  Power  Conditioning and Distribution  Units,  Motion Control Systems,
Electric Utility  Equipment  Protection  Systems and Other. At year-end December
2001,  we  changed  the  composition  of  our  reportable  segments  to  reflect individual business units, as described below.

CONDOR DC POWER  SUPPLIES,  INC. - Condor  produces a wide range of standard and custom power supply  products  that convert AC or DC power to direct  electrical current to be used in  customers'  end  products.  Standard and custom AC-DC and
DC-DC power supplies in both linear and switching  configurations  are produced, with  ranges  in power  from 1 to 5000  watts,  and are  manufactured  in either commercial  or medical  configurations.  Power  supplies  closely  regulate  and monitor power outputs,  using patented filter and other technologies,  resulting in little or no electrical  interference.  Power supplies are also used in drive systems  for

                                       12

electric equipment and other motion control systems.  For the nine-month periods ended  September  30, 2002 and  September  30, 2001,  net sales of Condor,  as a percentage of consolidated  net sales from continuing  operations,  were 28% and
36%, respectively.  For the years ended December 31, 2001, December 31, 2000 and the fiscal year ended July 31, 1999,  net sales of Condor,  as a  percentage  of consolidated  net sales  from  continuing  operations,  were  35%,  42% and 34%, respectively.  For the  five-month  periods ended December 31, 1999 and December
31, 1998, net sales of Condor,  as a percentage of  consolidated  net sales from continuing operations, were 43% and 36%, respectively.

TEAL ELECTRONICS  CORPORATION - Teal designs and  manufactures  customized power
conditioning  and  power   distribution   units.   Products  are  developed  and
manufactured   for  custom   electrical   subsystems   for  original   equipment
manufacturers of semiconductor,  medical imaging, graphics and telecommunication systems.  Outsourcing the AC power system helps original equipment manufacturers reduce cost and time to market, while increasing system performance and customer satisfaction.  Customers are also helped by getting  necessary agency approvals.
Custom  products are often called power  conditioning  and  distribution  units, which provide voltage  conversion and stabilization,  system control,  and power distribution for systems such as CT and MRI scanners,  chip testers and cellular radio systems. For the nine-month periods ended September 30, 2002 and September
30, 2001,  net sales of Teal,  as a percentage  of  consolidated  net sales from continuing  operations,  were 14% and 10%,  respectively.  For the  years  ended
December  31,  2001,  December 31, 2000 and the fiscal year ended July 31, 1999, net sales of Teal, as a percentage  of  consolidated  net sales from  continuing operations,  were 10%, 15% and 17%,  respectively.  For the  five-month  periods ended  December  31,  1999 and  December  31,  1998,  net  sales  of Teal,  as a percentage of consolidated  net sales from continuing  operations,  were 15% and
17%, respectively.

SL  MONTEVIDEO  TECHNOLOGY,  INC.  -  SL  Montevideo  designs  and  manufactures intelligent,  high power density  precision motors.  Important  programs in both traditional  and new  market  areas  have  been won as a result of new motor and
(patented and patent pending) motor control  technologies.  New motor and motion controls are used in numerous  applications,  including  aerospace,  medical and industrial  products.  Negotiations  are  continuing  with customers on advanced designs for numerous programs,  including fuel cell energy storage systems, high performance missile guidance motors, and  medical/surgical  drills and saws. For the  nine-month  periods ended  September  30, 2002 and September 30, 2001,  net sales  of  SL  Montevideo,  as a  percentage  of  consolidated  net  sales  from continuing  operations,  were 16% and 13%,  respectively.  For the  years  ended
December  31,  2001,  December 31, 2000 and the fiscal year ended July 31, 1999, net sales of SL  Montevideo,  as a  percentage  of  consolidated  net sales from continuing operations,  were 14%, 10% and 17%, respectively.  For the five-month periods  ended  December  31,  1999  and  December  31,  1998,  net  sales of SL
Montevideo,   as  a  percentage  of  consolidated   net  sales  from  continuing
operations, were 10% and 18%, respectively.

ELEKTRO-METALL  EXPORT  GMBH -  Elektro-Metall  Export  is based in  Ingolstadt,
Germany, with low-cost manufacturing operations in Paks, Hungary. It designs and manufactures  electromechanical actuation systems, power drive units and complex wire  harness  systems  for  use in the  aerospace  and  automobile  industries.
Electromechanical  actuation systems for aerospace and ordnance applications are used in rudder trim actuation,  cargo manipulation and door control. Power drive units are utilized for aircraft  on-board  cargo loading  systems and electrical seat actuation  systems for aircraft  business class seats. Wire harness systems can be found in aerospace  applications,  such as passenger entertainment units, and in automotive  applications used in mirror controls and general power wiring systems  throughout the vehicle.  For the nine-month periods ended September 30,
2002 and September 30, 2001, net sales of Elektro-Metall Export, as a percentage of  consolidated  net  sales  from  continuing  operations,  were  20% and  19%, respectively.  For the years ended December 31, 2001,  December 31, 2000 and the fiscal  year ended  July 31,  1999,  net sales of  Elektro-Metall  Export,  as a percentage of consolidated net sales from continuing  operations,  were 18%, 15%
and 23%,  respectively.  For the five-month  periods ended December 31, 1999 and
December 31,  1998,  net sales of  Elektro-Metall  Export,  as a  percentage  of
consolidated   net  sales  from  continuing   operations,   were  14%  and  26%,
respectively.

RFL   ELECTRONICS,   INC.  -  RFL   designs  and   manufactures   teleprotection
products/systems  that are used to protect electric utility  transmission  lines and apparatus by isolating faulty  transmission  lines from a transmission grid.
These  products are  sophisticated  communication  systems  that allow  electric utilities to manage their high-voltage power lines more efficiently, and include a system that is a  completely  digital,  fully-integrated  relay/communications terminal, suitable for high-speed protective relaying of overhead or underground high-

                                       13

voltage  transmission  lines. RFL provides  customer service and maintenance for all electric utility equipment  protection  systems.  For the nine-month periods ended  September  30,  2002 and  September  30,  2001,  net  sales of RFL,  as a percentage of consolidated  net sales from continuing  operations,  were 20% and
20%, respectively.  For the years ended December 31, 2001, December 31, 2000 and the fiscal  year ended  July 31,  1999,  net sales of RFL,  as a  percentage  of consolidated  net sales  from  continuing  operations,  were 21%,  17%,  and 6%, respectively.  For the  five-month  periods ended December 31, 1999 and December
31,  1998,  net sales of RFL, as a  percentage  of  consolidated  net sales from continuing operations, were 17% and 0%, respectively.

SL SURFACE  TECHNOLOGIES,  INC. - SL Surface  Technologies  produces  industrial
coatings   and   platings   for   equipment   in  the   corrugated   paper   and
telecommunications  industries.  For the nine-month  periods ended September 30,
2002 and  September  30,  2001,  net  sales  of SL  Surface  Technologies,  as a percentage of consolidated net sales from continuing operations, were 2% and 2%, respectively.  For the years ended December 31, 2001,  December 31, 2000 and the fiscal  year ended July 31,  1999,  net sales of SL Surface  Technologies,  as a percentage of consolidated net sales from continuing operations, were 2%, 2% and
3%,  respectively.  For the  five-month  periods  ended  December  31,  1999 and
December  31, 1998,  net sales of SL Surface  Technologies,  as a percentage  of consolidated net sales from continuing operations, were 2% and 3%, respectively.

SL WABER,  INC.  - SL Waber  manufactured  surge  suppressors  that were sold to protect computers, audiovisual and other electronic equipment from sudden surges in power. These products were sold to original equipment manufacturer customers, as well as to distributors  and dealers of electronics and electrical  supplies, retailers  and  wholesalers  of office,  computer,  and  consumer  products.  In
September 2001, we sold  substantially all of the assets of SL Waber,  including its name and goodwill as a going concern. Since the decision was made to sell SL
Waber in June  2001,  it has been  reported  on our  financial  statements  as a discontinued  operation for all periods presented.  For the years ended December
31, 2001,  December 31, 2000 and the fiscal year ended July 31, 1999,  net sales of SL Waber were $10.3 million, $19.3 million, and $36.4 million,  respectively.
For the  five-month  periods ended  December 31, 1999 and December 31, 1998, net sales of SL Waber were $11.9 million and $17.0 million, respectively.

RAW MATERIALS

            Raw  materials  are supplied by various  domestic and  international vendors.  In  general,  availability  for  materials  is not a  problem  for us.
However,  in the fourth quarter of 2000, we experienced  shortages in the supply of certain strategic  components for power supplies.  During 2001, there were no major disruptions in the supply of raw materials.

            Raw materials are purchased directly from the manufacturer  whenever possible to avoid  distributor  mark-ups.  Average lead times generally run from immediate  availability to eight weeks.  Lead times can be substantially  higher for strategic  components subject to industry  shortages.  In most cases, viable multiple sources are maintained for flexibility and competitive leverage.

SEASONALITY

            Generally, seasonality is not a factor in any of our segments.

SIGNIFICANT CUSTOMERS

            We  have  no  customer   that  accounts  for  10%  or  more  of  our
consolidated net sales from continuing operations.  Each of Teal, SL Montevideo,
Elektro-Metall  Export,  RFL  and SL  Surface  Technologies  has  certain  major customers, the loss of any of which would have a material adverse effect on such entity.

BACKLOG

            Backlog  at March 1,  2002,  March 9,  2001 and March 9,  2000,  was
$53,246,000,  $62,242,000 and  $60,693,000,  respectively.  The lower backlog at
March 1, 2002,  as  compared  to March 9, 2001,  was  principally  the result of substantially  decreased  orders from original  equipment  manufacturers  in the

                                       14

telecommunications  and  semiconductor  industries,  offset in part by increased orders from aerospace customers.

COMPETITIVE CONDITIONS

            Our businesses are in active  competition  with domestic and foreign companies,  some with  national and  international  name  recognition,  offering similar products or services,  and with companies producing alternative products appropriate for the same uses.  While we are a smaller company  compared to many of our  competitors  and do not have the  economies  of scale that these  larger competitors  have,  we also  lack  the  bureaucracy  found in  larger  entities.
Therefore, we believe we can respond more quickly to our customers' needs. There are a significant  number of competitors in each of our business segments except for Teal, which faces competition primarily from only two other entities. Condor has also experienced  significant  off-shore competition for certain products in certain  markets.  Currently,  our businesses  are sourcing many  components and products outside of the United States. The uncertain commercial aerospace market as a result of the terrorist attacks of September 11, 2001 has also created more competitive conditions in that industry. We seek to operate in market niches and our businesses  differentiate themselves from their competition by concentrating on customized  products based on customer  needs.  Each of our businesses seek a competitive  advantage  based on product  quality  and  functionality,  service, innovation, delivery and price.

ENVIRONMENTAL

            We  (together  with  the  industries  in which  we  operate  or have
operated)  are  subject  to  United  States,   Mexican,   Hungarian  and  German
environmental laws and regulations  concerning  emissions to the air, discharges
to  surface  and  subsurface   waters,   and  generation,   handling,   storage,
transportation, treatment and disposal of waste materials. We and the industries are also  subject  to other  federal,  state  and local  environmental  laws and regulations,  including  those that  require us to  remediate  or  mitigate  the effects of the  disposal or release of certain  chemical  substances  at various sites,  including  some where we have ceased  operations.  It is  impossible  to predict  precisely what effect these laws and regulations will have on us in the future.

            It is our policy to comply with all environmental, health and safety regulations,  as  well as  industry  standards  for  maintenance.  Our  domestic competitors  are subject to the same  environmental,  health and safety laws and
regulations,   and  we  believe  that  the   compliance   issues  and  potential
expenditures  of our  operating  subsidiaries  are  comparable to those faced by their major domestic competitors.  Compliance with federal, state and local laws which have been  enacted with  respect to the  discharge  of materials  into the environment  have had no material effect on our capital  expenditures,  earnings and competitive position.

            There  are four  current  or  former  sites  on  which we may  incur environmental  costs in the future:  the SL Surface  Technologies  site near the
Puchack Wellfield in Pennsauken,  New Jersey, a facility in Auburn,  New York, a former  industrial site in New Haven,  Connecticut,  and our property in Camden,
New Jersey.  Based on our  investigation  into the  Pennsauken,  New Jersey site where we are one of several  parties  alleged to be  responsible,  we believe we have a  significant  defense  against  all or any part of the claim and that any material impact is unlikely. We have conducted  preliminary  investigations into the  Auburn,  New  York  and  New  Haven,  Connecticut  sites.  Based  on  these preliminary  investigations,  we do not believe that  remediation of either site would have a material  adverse  effect on our  business  or  operations.  On the
Camden,  New Jersey site,  we have been  advised that the cost to remediate  the property  should not exceed  $500,000.  We recorded a provision  for this amount during the first quarter of 2002.

            For additional  information  related to  environmental  issues,  see
"Legal  Proceedings,"  Notes 1 and 11 in the  Notes  to  Consolidated  Financial
Statements  for the year ended  December 31, 2001 included  herein and Note 8 in the Notes to the  Consolidated  Financial  Statements  for the nine months ended
September 30, 2002 included herein.

EMPLOYEES

                                       15

            As of December 31, 2001 and September 30, 2002, we had approximately
1,800  and  2,000 employees,   respectively.   Of  these  employees,
approximately  160 and 191,  respectively,  are subject to  collective bargaining agreements.

FOREIGN OPERATIONS

            In addition to  manufacturing  operations in California,  Minnesota, and New Jersey,  we manufacture  substantial  quantities of products in premises leased or owned by us in Mexicali and Matamoros,  Mexico;  Ingolstadt,  Germany;
and Paks, Hungary. These external and foreign sources of supply present risks of interruption  for reasons  beyond our control,  including  political or economic instability and other uncertainties. During the year ended December 31, 2001, we manufactured  products in two additional  facilities in Mexico. The Condor plant in Reynosa,  Mexico was closed in March 2002, and the SL Waber plant in Nogales,
Mexico was sold in September 2001.

            Generally,  our  sales  are  priced in  United  States  dollars  and
European Union euros (German marks prior to January 1, 2002),  and our costs and expenses are priced in United States  dollars,  Mexican  pesos,  European  Union
euros  (German   marks  prior  to  January  1,  2002)  and  Hungarian   forints.
Accordingly,  the  competitiveness  of our products relative to locally produced products may be affected by the performance of the United States dollar compared with that of our foreign  customers' and  competitors'  currencies.  Foreign net sales  comprised 27%, 23%, and 27% of net sales from  continuing  operations for the years ended  December 31, 2001 and  December  31, 2000,  and the fiscal year ended July 31, 1999,  respectively.  Foreign net sales  comprised 21% and 29% of net sales from continuing  operations for the five-month  periods ended December
31, 1999 and December 31, 1998, respectively.

            Additionally,  we are exposed to foreign  currency  transaction  and translation losses,  which might result from adverse  fluctuations in the values of the Mexican peso,  European Union euro (German mark prior to January 1, 2002)
and Hungarian  forint.  At December 31, 2001, we had net liabilities of $241,000 subject  to  fluctuations  in the  value of the  Mexican  peso,  net  assets  of
$4,578,000  subject  to  fluctuations  in the value of the  German  mark and net assets of $507,000 subject to fluctuations in the value of the Hungarian forint.
Fluctuations in the value of the Mexican peso, German mark, and Hungarian forint were not significant in 1999, 2000 or 2001.  However,  there can be no assurance that the value of the Mexican peso, European Union euro or Hungarian forint will continue to remain stable.

            Elektro-Metall Export manufactures all of its products in Germany or
Hungary and incurs its costs in  European  Union  euros  (German  marks prior to
January 1, 2002) or Hungarian forints.  Elektro-Metall Export's sales are priced in  European  Union  euros  (German  marks  prior to January 1, 2002) and United
States dollars. Condor manufactures  substantially all of its products in Mexico and incurs its  manufacturing  labor  costs and  supplies in Mexican  pesos.  SL
Montevideo  manufactures  an  increasing  amount of its  products  in Mexico and incurs  related  labor  costs and  supplies  in Mexican  pesos.  Both Condor and
SL-Montevideo price their sales in United States dollars.  Elektro-Metall Export maintains  its books and records in European  Union euros (German marks prior to
January 1, 2002), and its Hungarian  subsidiary  maintains its books and records in  Hungarian  forints.  The Mexican  subsidiaries  of Condor and SL  Montevideo maintain  their books and records in Mexican pesos.  For additional  information related to financial  information about foreign operations,  see Notes 14 and 15 in the Notes to  Consolidated  Financial  Statements for the year ended December
31, 2001 included herein.

RECENT DEVELOPMENTS

            On  August 8,  2002,  we  announced  that we had  retained  Imperial
Capital,  LLC  to  act  as  our  financial  advisor.  Imperial  Capital,  LLC is spearheading  our  initiative to explore a sale of some or all of our businesses and has also assisted us in our ongoing  efforts to secure new long term debt to refinance our current revolving credit facility.

ADDITIONAL INFORMATION

            Additional  information  regarding the development of our businesses during 2001 is contained in  "Management's  Discussion and Analysis of Financial
Condition and Results of Operations" included herein.

                                       16

                             DESCRIPTION OF PROPERTY

Set forth below are the properties where we conduct business as of September 30, 2002.

                                                                                           Approx.       Owned or Leased
                                                                                           Square        And
Location                     General Character                                             Footage       Expiration Date
--------                     -----------------                                             -------       ---------------

Montevideo, MN               Manufacture of precision motors and motion control            30,000        Owned
                             systems (SL Montevideo)

Matamoros, Mexico            Manufacture of precision motors (SL Montevideo)               15,000        Leased - 11/05/03

Oxnard, CA                   Manufacture and distribution of power supply products         36,480        Leased - 02/28/03
                             (Condor)

Mexicali, Mexico             Manufacture and distribution of power supply products                       Leased-
                             (Condor)                                                      40,000        monthly
                                                                                           21,150        monthly

San Diego, CA                Manufacture of power distribution and conditioning            45,054        Leased - 03/22/07
                             units (Teal)

Ingolstadt, Germany          Manufacture of actuation systems and power                    51,021        Owned
                             distribution products (Elektro-Metall Export)

Paks, Hungary                Manufacture of power distribution products and wire           12,916        Owned
                             harness systems (Elektro-Metall Export)

Boonton Twp., NJ             Manufacture of electric utility equipment protection          78,000        Owned
                             systems (RFL)

Camden, NJ                   Industrial surface finishing (SL Surface Technologies)        15,800        Owned

Pennsauken, NJ               Industrial surface finishing warehouse (SL Surface             6,000        Owned
                             Technologies)

Mt. Laurel, NJ               Corporate office (Other)                                       4,200        Leased - 11/30/05

            All  manufacturing  facilities  are adequate for current  production
requirements.   We  believe  that  our  facilities  are  sufficient  for  future operations,  maintained in good operating  condition and adequately  insured. Of the owned properties,  none are subject to a major  encumbrance  material to our operations.

                                LEGAL PROCEEDINGS

            In the  ordinary  course of our  business,  we are  subject  to loss contingencies  pursuant  to  foreign  and  domestic  federal,  state  and  local governmental  laws and  regulations and are also party to certain legal actions, frequently  involving  complaints  by  terminated  employees  and disputes  with customers  and  suppliers.  In the  opinion of  management,  such claims are not expected to have a material adverse effect on our financial condition or results of operations.

                                       17

            Our subsidiary,  SL Montevideo,  is currently involved in litigation in federal district court for the western district of Michigan.  The lawsuit was filed in the fall of 2000 by Eaton  Aerospace LLC,  alleging  breach of contract and warranty in the defective  design and manufacture of a high precision motor.
The high precision motor was developed for use in an aircraft  actuation  system intended  for use by Vickers  Corporation.  The  complaint  sought  compensatory damages of approximately  $3,900,000.  Prior to trial, SL Montevideo admitted to liability  of  $35,000.  At the end of the trial,  a jury  rendered a verdict in favor of this customer for $650,000.  The customer has appealed  various aspects of this decision,  which appeal, if determined adversely,  could have a material adverse impact on us.

            In  a  November  1991  Administrative   Directive,  the  New  Jersey
Department of  Environmental  Protection  alleged that SL Surface  Technologies, formerly SL Modern Hard Chrome,  Inc., and 20 other  respondents are responsible for a containment  plume which has affected the Puchack Wellfield in Pennsauken,
New Jersey (which supplies  Camden,  New Jersey).  Three other actions have been initiated from the underlying directive. The first is Supplemental Directive No.
1  issued  by  NJDEP  to the  same  parties  in May  1992,  which  seeks  a cost reimbursement  of $8,655,000 for the  construction of a treatment  system at the
Puchack  site and an annual  payment  of  $611,000  for  ongoing  operation  and maintenance of the treatment system. The second matter is a lawsuit initiated by one of the parties  named in  Directive  No. 1 seeking to have the  remainder of those parties, and more than 600 others, pay some or all of that party's cost of compliance  with Directive No. 1 and any other costs  associated  with its site.
The third matter is a Spill Act  Directive  by NJDEP to SL Surface  Technologies
alone,  regarding  similar  matters  at its site.  The  state has not  initiated enforcement  action regarding any of its three Directives.  There also exists an outstanding  enforcement  issue  regarding our compliance  with ECRA at the same site.

            On June 12, 2002, we and our  subsidiary,  SL Surface  Technologies, were served with notice of a class-action  complaint  filed in Superior Court of
New Jersey for Camden County.  We and SL Surface  Technologies are currently two of  approximately  39 defendants in this action.  The complaint  alleges,  among other  things,  that  plaintiffs  suffered  personal  injuries  as a  result  of
consuming  contaminated  water  distributed  from  the  Puchack,   Wellfield  in
Pennsauken,  New Jersey. SL Surface  Technologies once operated a chrome-plating facility in Pennsauken.

            With regard to the  $8,655,000  amount  discussed  in the  preceding paragraphs,  in our  view it is not  appropriate  to  consider  that  amount  as potential cost  reimbursements.  The SL Surface  Technologies site, which is the subject of these  actions,  has  undergone  remedial  activities  under  NJDEP's supervision  since 1983. We believe that we have a significant  defense  against all or any  part of the  $8,655,000  claim  as well as the  class  action  since technical data generated as part of previous remedial  activities  indicate that there is no offsite  migration of  containments  at the SL Surface  Technologies site.  Based  on  this  and  other  technical  factors,  we  believe  we  have a significant  defense to  Directive  No. 1 as well as the  claims  alleged in the class action plaintiff's complaint, and any material exposure is unlikely.

            In May 2000, we discovered  evidence of possible soil  contamination at our  facility  in  Auburn,  New  York.  The  New  York  State  Department  of
Environmental  Controls has been  contacted  and an  investigation  is currently underway.  Based upon the preliminary  evidence,  we do not believe that we will incur material remediation costs at this site.

            In December 2001, we received notice from the Connecticut Department
of  Environmental   Protection  of  an   administrative   hearing  to  determine
responsibility  for  contamination  at a former  industrial  site located in New
Haven,  Connecticut.  We have  requested an  extension of time to determine  the nature of the alleged contamination and the extent of our responsibility.  It is still  very early in the  investigation;  however,  based  upon the  preliminary investigation,  we do not  believe  that  remediation  of this site would have a material adverse effect on our business or operations.

            We are  investigating a possible ground water  containment  plume on its property in Camden, New Jersey. While a final determination of the extent of the  contamination  has not been  made,  we have been  advised  that the cost to remediate the property should not exceed  $500,000.  We recorded a provision for this amount during the first quarter of 2002.

                                       18

            We filed claims with several of our insurers  seeking  reimbursement for past and future  environmental  costs.  In settlement  of these  claims,  we received  aggregate  cash  payments  of  $2,400,000  prior  to  fiscal  1998 and commitments  from three  insurers  to pay for a portion of  environmental  costs associated with the SL Surface Technologies site of 15% of costs up to $300,000,
15% of costs up to $150,000  and 20% of costs up to $400,000,  respectively.  In addition,  we received  $100,000  during  fiscal 1998,  1999,  2000 and 2001, as stipulated  in the  settlement  agreement  negotiated  with  one  of  the  three insurers.

            On August 9, 2002,  we  received  a "Demand  for  Arbitration"  with respect  to the  claim of a former  vendor of SL Waber.  The  claim  concerns  a dispute  between SL Waber and us and an electronics  manufacturer  based in Hong
Kong for alleged failure to pay for goods under a supplier agreement. We believe this claim is without merit and have brought  counter  claims against the vendor and will vigorously pursue defenses with respect to these claims.

            Loss contingencies  include potential obligations to investigate and eliminate or mitigate the effects on the  environment of the disposal or release of certain  chemical  substances at various sites,  such as Superfund  sites and other  facilities,  whether  or not  they are  currently  in  operation.  We are currently participating in environmental assessments and cleanups at a number of sites  under  these  laws  and  may in the  future  be  involved  in  additional environmental  assessments and cleanups.  Based upon investigations completed by us to date,  management  has provided an  estimated  accrual for all known costs believed to be probable in the amount of $290,000.  However, it is in the nature of environmental  contingencies that other  circumstances might arise, the costs of which  are  indeterminable  at this  time  due to such  factors  as  changing government regulations and stricter standards,  the unknown magnitude of defense and cleanup costs,  the unknown  timing and extent of the remedial  actions that may be required,  the  determination  of our  liability in  proportion  to other responsible parties, and the extent, if any, to which such costs are recoverable from other parties or from insurance.  Although these contingencies could result in  additional  expenses or  judgments,  or off-sets  thereto,  at present  such expenses  or  judgments  are not  expected  to  have a  material  effect  on our consolidated financial position or results of operations.

            It is management's  opinion that the impact of legal actions brought against us and our  operations  will not have a material  adverse  effect on our financial  position or results of operations.  However,  the ultimate outcome of these matters, as with litigation generally, is inherently uncertain,  and it is possible that some of these matters may be resolved adversely to us. The adverse resolution  of any one or more of these  matters  could have a material  adverse effect on our business,  operating results,  financial  condition or cash flows.
Additional  information  pertaining to legal  proceedings is found in Note 11 in the Notes to the Consolidated Financial Statements included herein.

                                 CAPITALIZATION

            The  following  table sets forth our  summary  capitalization  as of
September 30, 2002. This table should be read in conjunction  with our financial statements and notes thereto incorporated by reference into this prospectus.

                                                                              --------------------------------------------
                                                                               Actual
                                                                              ---------------------------------------------
                                                                               (in thousands)
                                                                              -----------------------
Cash and cash equivalents...............................................         $5,644

Total debt
Short-term bank debt....................................................         $4,109
      Long-term debt due within one year................................        $20,149
      Long-term debt less portion due within one year...................            $38

            Total debt..................................................        $24,296

Shareholders' equity:
      Preferred stock, no par value, authorized,
      6,000,000 shares, none issued
      Common stock, $.20 par value, authorized
      25,000,000 shares, issued
      8,298,000.........................................................         $1,660

      Capital in excess of par value....................................        $38,763

      Retained earnings.................................................         $9,401

      Accumulated other comprehensive income
       (loss)...........................................................           $305

      Treasury stock, at cost, 2,394,000 and 2,587,000
      shares, respectively                                                    $(15,293)

                                       19

            Total shareholders' equity..................................        $34,836

Total capitalization....................................................        $59,132

Ratio of total debt-to-total capitalization.............................          41.1%

                      SELECTED CONSOLIDATED FINANCIAL DATA

            The following  selected  consolidated  financial data should be read together with "Management's  Discussion and Analysis of Financial  Condition and
Results of Operations," the consolidated financial statements and notes thereto, and other  financial  information  included  elsewhere in this  prospectus.  Our consolidated  statements of operations  data set forth below for the years ended
December  31, 2001 and 2000 and July 31,  1999,  and for the five  months  ended
December 31, 1999 and 1998 (unaudited) and the  consolidated  balance sheet data as of December 31, 2001 and 2000 have been derived from our audited consolidated financial  statements  which are  included  elsewhere  in this  prospectus.  The consolidated  statement of  operations  data set forth below for the years ended
July 31, 1998 and 1997 and the  consolidated  balance  sheet data as of December
31, 1999 and 1998 (unaudited) and July 31, 1999, 1998 and 1997 have been derived from our audited  consolidated  financial  statements  which are not included in this prospectus.  The balance sheet data and the statement of operations data as of and for the nine months ended  September  30, 2002 and 2001 have been derived from our unaudited financial statements,  included elsewhere in this prospectus, which we believe have been  prepared on the same basis as the audited  financial
statements  and  include  all   adjustments,   consisting  of  normal  recurring
adjustments, which we consider necessary for a fair presentation of the selected financial data shown.

                                     Nine            Nine
                                     Months          Months           Twelve          Twelve           Twelve
                                     Ended           Ended            Months          Months           Months
                                     September       September        Ended           Ended            Ended
                                     30, 2002        30, 2001         December        December         July 31,
                                     (Unaudited)     (Unaudited)      31, 2001        31, 2000         1999
                                     --------------------------------------------------------------------------------
                                     (amounts in thousands except per share data)
                                     --------------------------------------------------------------------------------

Net sales (1)                         $ 101,937      $ 104,029       $ 138,467       $ 148,405          $  88,694
Income (loss) from continuing
operations                            $     191      $  (3,299)      $  (6,703)      $   6,423          $   5,799
Income (loss) from discontinued
operations                            $     313      $  (4,244)      $  (3,947)      $  (4,723)         $    (393)
Net income (loss) (2)                 $     504      $  (7,543)      $ (10,650)      $   1,700          $   5,406
Diluted net income (loss)  per
common share                          $    0.09      $   (1.32)      $   (1.87)      $    0.30          $    0.92
Shares used in computing diluted
net income (loss) per  common
share                                     5,856          5,695           5,698           5,757              5,876
Cash dividend per
Common share                                -0-            -0-             -0-       $    0.10          $    0.09
Year-end financial position
Working capital                       $   5,896      $  (8,281)      $   3,476       $  31,180          $  24,812
Current ratio(3)                            1.1            0.9             1.1             2.3                1.9
Total assets                          $  88,976      $ 109,071       $ 107,758       $ 113,481          $ 112,686
Long-term debt                        $      38      $   1,052       $   1,009       $  36,533          $  31,984
Shareholders' equity                  $  34,836      $  36,568       $  33,204       $  43,350          $  42,842
Book value per share                  $    5.91      $    6.40       $    5.81       $    7.69          $    7.61
Other
Capital expenditures(4)               $   1,409      $   1,911       $   2,342       $   2,563          $   1,901
Depreciation and
   Amortization                       $   2,655      $   3,482       $   4,587       $   4,379          $   3,092

                                       Twelve                      Five         Five Months
                                       Months        Twelve        Months       Ended
                                       Ended         Months        Ended        December 31,
                                       July 31,      Ended July    December     1998
                                       1998          1997          31, 1999     (Unaudited)
                                    --------------------------------------------------------

                                    --------------------------------------------------------

Net sales (1)                         $  71,918      $  68,044      $  59,032    $  32,809
Income (loss) from continuing
operations                            $   4,383      $   6,720      $   2,789    $   1,258
Income (loss) from discontinued
operations                            $     930      $   1,095      $  (3,473)   $     703
Net income (loss) (2)                 $   5,313      $   7,815      $    (684)   $   1,961
Diluted net income (loss)  per
common share                          $    0.90      $    1.30      $   (0.12)   $    0.33
Shares used in computing diluted
net income (loss) per  common
share                                     5,896          6,021          5,624        5,886
Cash dividend per
Common share                          $    0.08      $    0.07      $    0.05    $    0.04
Year-end financial position
Working capital                       $  21,344      $  17,399      $  33,042    $  22,145
Current ratio(3)                            2.1            1.8            2.2          2.1
Total assets                          $  80,915      $  66,804      $ 117,050    $  78,929
Long-term debt                        $  13,283      $     700      $  39,245    $  12,255
Shareholders' equity                  $  38,345      $  36,492      $  42,072    $  40,546
Book value per share                  $    6.84      $    6.27      $    7.48    $    7.16
Other
Capital expenditures(4)               $   2,029      $   1,327      $     849    $   1,247
Depreciation and
   Amortization                       $   2,335      $   2,102      $   1,830    $   1,246

                                       20

(1) During 2001, we sold SL Waber and,  accordingly,  the operations of SL Waber have been accounted for as discontinued operations in all periods presented. The prior years have been restated to reflect this accounting treatment.

(2) Calendar  2001 includes  pre-tax  costs  related to inventory  write-offs of
$2,890,000,  asset impairment  charges of $4,145,000 and restructuring  costs of
$3,683,000 related to Condor, inventory write-offs of $50,000, and restructuring and intangible asset impairment charges of $185,000 and $125,000,  respectively, related to SL Surface Technologies.
Calendar 2000 includes pre-tax income of $875,000 related to the settlement of a class  action  suit  against  one of our  insurers,  pre-tax  income of $650,000 related to the reduction of a contingency  reserve for environmental  costs, and restructuring costs of $790,000 related to SL Waber. The five-month period ended
December 31, 1999 includes pre-tax  restructuring costs,  inventory  write-downs and loss on commitments of $4,273,000 related to SL Waber, and a pre-tax gain of
$1,812,000 related to the demutualization of one of our life insurance carriers.

(3) The current ratio for 2001 includes all debt  classified as current,  due to the December 31, 2002 maturity date of the revolving credit facility (see Item 7
- Financial Condition)

(4) Excludes assets acquired in business combinations.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

CRITICAL ACCOUNTING POLICIES

            In December  2001, the  Securities  and Exchange  Commission  issued
disclosure  guidance  for  "critical  accounting   policies."  The  SEC  defines
"critical accounting policies" as those that require application of management's most difficult,  subjective or complex judgments,  often as a result of the need to make estimates about the effect of matters that are inherently  uncertain and may change in subsequent periods.

            Our significant  accounting  policies are described in Note 1 in the
Notes  to  Consolidated  Financial  Statements.  Not  all of  these  significant accounting policies require management to make difficult,  subjective or complex judgments or estimates.  However,  the following  policies could be deemed to be critical within the SEC definition.

Revenue Recognition

            Revenue from product  sales is generally  recognized at the time the product is shipped,  with provisions  established for estimated product returns.
Upon  shipment,  we provide  for the  estimated  cost that may be  incurred  for product  warranties.  Rebates  and other sales  incentives  offered by us to our customers are recorded as a reduction of sales at the time of shipment.  Revenue recognition  is  significant  because net sales is a key component of results of operations.  In addition,  revenue recognition  determines the timing of certain expenses,  such as  commissions  and  royalties.  We follow  generally  accepted
guidelines  in  measuring  revenue,   however,   certain  judgments  affect  the
application of our revenue policy. Revenue results are difficult to predict, and any shortfall in revenue or delay in recognizing  revenue could cause  operating results to vary significantly from quarter to quarter and could result in future operating losses.

Allowance for Doubtful Accounts

            Our estimate for our  allowance  for  doubtful  accounts  related to trade receivables is based on two methods.  The amounts  calculated from each of these methods are combined to determine  the total amount  reserved.  First,  we evaluate  specific accounts where we have information that the customer may have an inability to meet its  financial  obligations  (bankruptcy,  etc.).  In these cases, we use our judgment, based on the best available facts and circumstances, and record a specific  reserve for that customer  against  amounts due to reduce the  receivable to the amount that is expected to be collected.  These  specific reserves are reevaluated and adjusted as additional information is received that impacts the amount  reserved.  Second,  a general reserve is established for all customers  based  on  several  factors,  including  historical  write-offs  as a percentage of sales and anticipated returns related to customer receivables.  If circumstances  change  (i.e.  higher than  expected  defaults  or an  unexpected material  adverse  change in a major  customer's  ability to meet its  financial obligation to us), our estimates of the  recoverability  of amounts due us could be reduced by a material amount.

Inventories

                                       21

            We ensure  inventory  is valued at the lower of cost or market,  and continually review the book value of discontinued  product lines to determine if these items are properly valued.  We identify these items and assess the ability to dispose of them at a price greater than cost.  If it is determined  that cost is less than market value, then cost is used for inventory valuation.  If market value is less than cost, then we write down the related inventory to that value.
If a write down to the  current  market  value is  necessary,  the market  value cannot be greater than the net realizable  value,  defined as selling price less costs to complete and dispose and cannot be lower than the net realizable  value less a normal profit margin. We also continually evaluate the composition of our inventory  and identify  slow-moving  and excess  inventories.  Inventory  items identified as  slow-moving  or excess are evaluated to determine if reserves are required.  If we are not able to achieve our  expectations of the net realizable value of the  inventory  at its  current  value,  we would  have to  adjust  our reserves accordingly.

Accounting for Income Taxes

            Our income tax policy  records the  estimated  future tax effects of temporary  differences  between  the tax bases of  assets  and  liabilities  and amounts reported in the  accompanying  consolidated  balance sheets,  as well as operating  loss and tax  credit  carryforwards.  We  follow  generally  accepted guidelines  regarding  the  recoverability  of any tax  assets  recorded  on the balance sheet and provide any necessary  allowances as required.  As part of the process of preparing our consolidated  financial statements,  we are required to estimate our income taxes in each of the jurisdictions in which we operate. This process  involves  estimating  the actual  current tax  exposure,  together with assessing  temporary  differences  resulting  from the  differing  treatment  of certain  items for tax and  accounting  purposes.  These  differences  result in deferred tax assets and liabilities,  which are included within the consolidated balance  sheet.  Management  must then assess the  likelihood  that deferred tax assets will be recovered from future taxable income and to the extent we believe that recovery is not likely,  we must  establish a valuation  allowance.  To the extent we  establish  a valuation  allowance  or increase  this  allowance  in a period,  we must include an expense within the tax provision in the consolidated statement of operations.

            Significant  management  judgment  is required  in  determining  the provision  for income  taxes,  the deferred tax assets and  liabilities  and any valuation allowance recorded against net deferred tax assets. As of December 31,
2001, we had recorded a valuation allowance of $1,677,000,  due to uncertainties related to our ability to utilize some deferred tax assets, primarily consisting of certain net operating loss  carryforwards  for state tax purposes and foreign tax credits,  before they expire. The valuation  allowance is based on estimates of taxable income by  jurisdiction in which we operate and the period over which deferred tax assets will be recoverable. In the event that actual results differ from these estimates or these  estimates are adjusted in future periods,  we may need to establish an additional valuation allowance that could materially impact our consolidated financial position and results of operations.

            The net deferred  tax asset as of December 31, 2001 was  $8,314,000, net of a  valuation  allowance  of  $1,677,000.  The  carrying  value of our net deferred tax assets assumes that we will be able to generate  sufficient  future taxable income in certain tax jurisdictions, based on estimates and assumptions.
If these  estimates  and related  assumptions  change in the  future,  we may be required to record  additional  valuation  allowances  against our  deferred tax assets resulting in additional income tax expense in the consolidated  statement of operations. Management evaluates the realizability of the deferred tax assets quarterly, and assesses the need for additional valuation allowances quarterly.

Legal Contingencies

            We are currently involved in certain legal proceedings. As discussed in Note 11 in the Notes to the  Consolidated  Financial  Statements for the year ended December 31, 2001 included herein, we have accrued for our estimate of the probable  costs for the  resolution  of these  claims.  This  estimate  has been developed  after  investigation  and is  based  upon an  analysis  of  potential results,  assuming  a  combination  of  litigation  and  settlement  strategies.
Management  does not  believe  these  proceedings  will have a material  adverse effect on our consolidated  financial position.  It is possible,  however,  that future results of operations for any particular quarterly or annual period could be materially affected by changes in these assumptions,  or the effectiveness of these strategies, related to these proceedings.

                                       22

Impairment of Long-lived Assets

            Our long-lived assets include goodwill and other intangible  assets.
At December 31, 2001, we had a book value of $14,799,000  for goodwill and other intangible  assets,  accounting for approximately  14% of our total assets.  The realizability  of  the  goodwill  and  intangible  assets  is  dependent  on the performance of the subsidiaries and businesses that we have acquired.

            In  assessing   the   recoverability   of  our  goodwill  and  other
intangibles,  we must make assumptions regarding estimated future cash flows and other factors to determine  the fair value of the  respective  assets.  If these estimates  or related  assumptions  change in the future,  we may be required to record impairment charges for these assets not previously  recorded.  During the year ended  December 31, 2001,  we determined  that the value of the  intangible assets  associated with the 1999  acquisition of Todd Products had been impaired as a  result  of the  severe  downturn  in  the  market  for  telecommunications products.  These  intangible  assets  consisted  of  goodwill  and a  consulting agreement  with  net book  values  of  $3,179,000  and  $966,000,  respectively.
Accordingly,  we  have  recorded  a  charge  in  the  amount  of  $4,145,000  in recognition of this impairment.

            On January 1, 2002,  we adopted  certain  provisions of Statement of
Financial  Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible
Assets." In connection with the adoption of the remaining provisions of SFAS No.
142, we will be required to analyze our  goodwill  for  impairment  on an annual basis and between annual tests in certain circumstances. Goodwill and intangible assets that have indefinite useful lives will not be amortized.

Determining Functional Currencies for the Purpose of Consolidation

            We have several  foreign  subsidiaries  which  together  account for approximately 27% of our net sales from continuing operations, 25% of our assets and 18% of our total liabilities for the year ended December 31, 2001.

            In preparing the consolidated financial statements,  we are required to translate  the  financial  statements  of the foreign  subsidiaries  from the currency  in which  they keep  their  accounting  records,  generally  the local currency, into United States dollars. This process results in exchange gains and losses which, under the relevant accounting guidance, are either included within the  consolidated  statement of  operations  or as a separate part of net equity under the caption "Accumulated other comprehensive (loss) income."

            Under  the  relevant  accounting  guidance  the  treatment  of these translation gains or losses is dependent upon management's  determination of the functional  currency of each subsidiary.  The functional  currency is determined based on  management's  judgment  and  involves  consideration  of all  relevant economic  facts and  circumstances  affecting  the  subsidiary.  Generally,  the currency  in which our  subsidiary  transacts  a majority  of its  transactions,
including  billings,  financing,  payroll  and  other  expenditures,   would  be
considered the functional  currency,  but any dependency upon the parent and the nature of the subsidiary's operations must also be considered.

            If any  subsidiary's  functional  currency is deemed to be the local currency,  then  any  gain or  loss  associated  with  the  translation  of that subsidiary's  financial  statements  is included in the  cumulative  translation adjustments.  However,  if the  functional  currency  is deemed to be the United
States dollar,  then any gain or loss  associated  with the translation of these financial  statements  would  be  included  in  the  consolidated  statement  of operations. If we dispose of any of our subsidiaries, any cumulative translation gains or losses would be realized into the consolidated statement of operations.
If there has been a change in the  functional  currency of a  subsidiary  to the
United States dollar,  any translation gains or losses arising after the date of change would be included within the consolidated statement of operations.

            The magnitude of these gains or losses is dependent  upon  movements in the exchange  rates of the foreign  currencies in which we transact  business against the United States dollar.  These  currencies  include the European Union euro,  Hungarian forint and Mexican peso. Any future translation gains or losses could be significantly higher than those experienced historically.  In addition, if there is a change in the functional  currency of one of our subsidiaries,  we would be required to include  any  translation  gains or losses from the date of change in our consolidated statement of operations.

                                       23

Environmental Expenditures

            We  (together  with  the  industries  in which  we  operate  or have
operated)  are  subject  to  United  States,   Mexican,   Hungarian  and  German
environmental laws and regulations  concerning  emissions to the air, discharges
to  surface  and  subsurface   waters,   and  generation,   handling,   storage,
transportation, treatment and disposal of waste materials. We and the industries are also  subject  to other  federal,  state  and local  environmental  laws and regulations,  including  those that  require us to  remediate  or  mitigate  the effects of the  disposal or release of certain  chemical  substances  at various sites,  including  some where we have ceased  operations.  It is  impossible  to predict  precisely what effect these laws and regulations will have on us in the future.

            Expenditures  that  relate to  current  operations  are  charged  to expense or capitalized, as appropriate.  Expenditures that relate to an existing condition caused by past operations, which do not contribute to future revenues, are generally  expensed.  Liabilities  are recorded  when  remedial  efforts are
probable  and  the  costs  can  be  reasonably  estimated.   The  liability  for
remediation  expenditures  includes,  as appropriate,  elements of costs such as site investigations,  consultants' fees, feasibility studies, outside contractor expenses and monitoring  expenses.  Estimates are not  discounted,  nor are they reduced by  potential  claims for  recovery  from our  insurance  carriers.  The liability is periodically  reviewed and adjusted to reflect current  remediation progress,  prospective estimates of required activity and other relevant factors including changes in technology or regulations.

            The above listing is not intended to be a comprehensive  list of all of our  accounting  policies.  In many  cases,  the  accounting  treatment  of a particular transaction is specifically dictated by generally accepted accounting principles,  with no need for management's judgment in their application.  There are  also  areas in which  management's  judgment  in  selecting  any  available alternatives  would not produce a materially  different result.  See our audited
Consolidated  Financial  Statements and Notes thereto,  which contain accounting policies  and  other  disclosures  required  by  generally  accepted  accounting principles.

RESULTS OF OPERATIONS

            Nine Months Ended September 30, 2002 Compared With Nine Months Ended
September 30, 2001

            The table below shows the  comparison  of net sales from  continuing operations for the nine months ended September 30, 2002 and September 30, 2001:

                        Increase/          Increase/            Nine Months        Nine Months
                        (Decrease) over    (Decrease) over         ended               ended
                        same period        same period          September 30,      September 30,
                        last year          last year               2002                2001
                        ------------------------------------------------------------------------
                          Percent             Amount              Amount              Amount
                        ------------------------------------------------------------------------
                                                     (in thousands)
Condor                   (28.3)%            $(10,987)             $27,773             $38,760
Teal                      51.3                 4,876               14,384               9,508
SL Montevideo             23.4                 3,178               16,738              13,560
Elektro-Metall Export     (3.5)                 (695)              19,394              20,089
RFL                       10.2                 2,036               21,906              19,870
SL Surface Technologies  (22.3)                 (500)               1,742               2,242
                        ------------------------------------------------------------------------
TOTAL                     (2.0)%            $(2,092)              $101,937            $104,029
                        ------------------------------------------------------------------------

            Consolidated  net  sales  from  continuing  operations  for the nine months ended  September 30, 2002 decreased by $2.1 million,  or 2%,  compared to the same period last year.  This  decrease was due mainly to decreases at Condor of $11.0 million,  or 28%, and at Elektro-Metall  Export of $0.7 million, or 4%.
These decreases were partially offset by relatively  strong  performances by the other business segments except SL Surface Technologies, which represents only 2%
of consolidated  sales.  Condor's sales were adversely impacted by its reduction of  a  significant  amount of its products offered under its telecommunications-
related

                                       24

product  line  caused  by  the  continued  weakness  in  the  telecommunications industry. Elektro-Metall Export's sales were principally affected by lower sales in the  European  commercial  aerospace  market.  The sales  increase at Teal is related to a significant  increase in its medical  imaging  business,  while the sales  increases  at. SL  Montevideo  and RFL were not  related to any  specific reason other than increased orders and shipments.

            We had  operating  income  of  $846,000  for the nine  months  ended
September  30, 2002,  as compared to an  operating  loss of  $2,514,000  for the corresponding  prior year  period.  During the nine months ended  September  30,
2002,  we recorded  (a) a charge of  $265,000  as a result of the  restructuring charges recorded at Condor,  (b) special charges of $1,834,000 related to change of  control  and proxy  costs and (c) a $500,000  addition  to the  reserve  for environmental  matters.  Without these  charges,  we would have had an operating
profit  of  $3,445,000.   In  the  comparable  period  last  year,  we  recorded
restructuring  charges of $2,891,000 and an inventory  write down of $2,940,000.
Without  these  charges,  we would have had an operating  profit of  $3,317,000.
Included  in  "Other"  are  the  special  charges,  the  environmental   charge,
additional costs for professional  fees and other costs incurred,  which are our related costs not specifically allocated to continuing  operations.  The current period nine month operating income was positively affected by the implementation of SFAS No. 142, which  required the  discontinuation  of goodwill  amortization effective January 1, 2002 (see Note 5 to the Consolidated  Financial  Statements
for  the  nine  months  ended  September  30,  2002  included  herein).  Related amortization charged to last year's operating costs was $599,000.

            Cost of products  sold for the nine months ended  September 30, 2002 decreased by 4%, as compared to the same period last year.  As a  percentage  of net sales,  cost of products sold for the current  nine-month period was 66%, as compared to 67% during the same period last year.

            The  table  below  shows a  breakdown  of cost of  products  sold by segment for the nine months ended September 30, 2002 and September 30, 2001:

                                            Nine Months Ended
                                              September 30,
                                       2002                2001
                                   -----------------------------
                                             (in thousands)
Cost of Products Sold:
Condor                              $18,395             $28,708
Teal                                  9,339               5,466
 SL-MTI                              12,696               9,537
EME                                  14,534              14,651
RFL                                  11,394              10,291
 Surf Tech                            1,452               1,692
Other                                  (491)               ----
                                   -----------------------------
Consolidated                        $67,319             $70,345
                                   -----------------------------

            Significant  improvements  were made at Condor  which  lowered its costs of  products  sold to 66% in the current  year  compared to 74% last year.
Condor  improved its cost of products  sold in the current year as a result of a substantial reduction of the breadth of its  telecommunications-related  product line, as well as improved manufacturing  efficiencies.  Teal's costs of products sold went  from 58% last year to 65% in the  current  year due to  product  mix.
Earlier in the year,  Teal began a new major  program with one  customer,  which included  volume  price  discounts  and  had  significant  sales  and  increased production  prototypes.  All  other  reporting  business  unit's  cost of  sales percentages were relatively constant as compared to last year.

            We  had no  write-down  of  inventory  for  the  nine  months  ended
September 30, 2002  compared to a write-down  of $2,940,000  for the nine months ended September 30, 2001. Of the $2,940,000 inventory write-down, $2,890,000 was recorded  from the Todd  Products  acquisition  and  consisted  primarily of the telecommunications-related  product  line.  As part of our  restructuring  plan,
management     decided     to    exit    or     significantly     reduce     our
telecommunications-related  product  line due to the  continued  weakness in the telecommunications  industry.  The  inventory  was  evaluated  based on  current backlog and sales  forecasts.  Following  this  evaluation,  we  considered  the inventory to have limited value and wrote it down. We disposed of  approximately
$2,100,000 of this inventory in 2001.

                                       25

            Engineering  and product  development  expenses  for the nine months ended September 30, 2002 decreased 6%, as compared to the same period last year, due primarily to the  consolidation  of engineering  facilities at Condor.  As a percentage of net sales,  engineering and product  development  expenses for the nine  months  ended  September  30, 2002 were 6%, as compared to 6% for the same period last year.

            Selling,  general and  administrative  expenses  for the nine months ended  September  30,  2002  increased  13%, as compared to the same period last year. As a percentage of net sales, selling, general and administrative expenses for the nine months  ended  September  30, 2002 were 22%, as compared to 20% for the same period last year.  The  percentage  increase was primarily due to lower sales, a $500,000 addition to the reserve for environmental  matters recorded in the first quarter of 2002 and increased  bonus accruals  based on  significantly
improved   operating   results.   The  $500,000  addition  to  the  reserve  for
environmental   matters   resulted  from  our   investigation  of  ground  water
contamination on our property in Camden, NJ. While a final  determination of the extent of the  contamination has not been made, we were advised during the first quarter  of 2002 that the cost to  remediate  the  property  should  not  exceed
$500,000.  Accordingly,  we  made  the  $500,000  addition  to the  reserve  for environmental  matters in the first quarter of 2002 to cover the estimated  cost of remediation of our property in Camden, NJ.

            Depreciation  and  amortization  expenses  for the nine months ended
September 30, 2002 decreased by $827,000, or 24%, due to the reduced fixed asset base and  intangible  impairment  write-offs  at Condor in the same  period last year. There were no intangible  impairment  write-offs for the nine months ended
September 30, 2002 and 2001. Also effective January 1, 2002, the Company adopted
SFAS No. 142 and implemented certain provisions of this statement,  specifically the discontinuance of goodwill amortization,  which amounted to $599,000 for the nine months ended September 30, 2001 (see Note 5 to the  Consolidated  Financial
Statements for the nine months ended September 30, 2002 included herein).

            We incurred  special charges of $1,834,000 for the nine months ended
September  30, 2002 as  compared  to $ -0- for the same period last year.  These special charges were related to payments (including related benefits) made under change-in-control  agreements  with certain  officers and  additional  proxy and legal costs that resulted from a contested election to our Board of Directors in which five new directors were elected over incumbent directors. In the future we do not expect to incur any special  charges  related to these  change-in-control agreements and for additional proxy and legal costs.

            We  incurred   restructuring  charges  for  the  nine  months  ended
September 30, 2002 that were  comprised of $166,000 for  severance  payments and
$99,000 for certain  exit costs  related to the closure of Condor's  engineering and sales  support  office in Brentwood  New York.  All of these costs were paid during the nine months ended September 30, 2002. During the comparable period in
2001,  we incurred  $2,891,000  of  restructuring  charges  that were  primarily related to the closure of Condor's  manufacturing  facility in Reynosa,  Mexico.
The closure of the  Reynosa  manufacturing  facility  was part of a plan that we implemented  to  restructure  certain  of  our  operations  as a  result  of the significant  reduction in demand for  telecommunications-related  products.  The restructuring  charges  for the  nine  months  ended  September  30,  2001  were primarily  related to  severance  costs at the  Reynosa  manufacturing  facility associated with the termination of  approximately  828 employees and the payment of related severance benefits.

                                       26

            Interest  income  for the  nine  months  ended  September  30,  2002 decreased  by  $107,000,  as compared  to the same  period  last year.  Interest expense for the nine-month period decreased by $1,200,000, or 46%, due primarily to the significant reduction of debt as compared to the prior year period.

            The effective tax rate for the nine-month period ended September 30,
2002,  was less than the  statutory  rate  primarily  due to the recovery of tax benefits  related to net operating  losses which became  available due to recent changes in the tax law.

            For  the  nine  months  ended   September  30,  2002,   discontinued
operations  contributed  $313,000  to net  income,  as  compared  to a charge of
$4,244,000 in the same period last year. Included in discontinued operations for the nine months ended September 30, 2002 is a $450,000  reduction in the reserve for potential  liabilities  related to the sale of SL Waber in 2001. The reserve was  established  after the sale of SL Waber to cover  certain  liabilities  and vendor  claims that  remained our  responsibility.  We continue to evaluate this reserve  (which does not cover accrued income taxes) on a quarterly  basis,  and following an evaluation during the first quarter of 2002, we reduced the reserve by $450,000.  As of September  30,  2002,  the reserve was $760,000  compared to
$1,519,000 as of December 31, 2001.

Twelve Months Ended December 31, 2001 Compared With Twelve Months Ended December
31, 2000

            Consolidated   net   sales   in  2001  of   $138,467,000   decreased
approximately  7%  ($9,938,000),  as compared to consolidated net sales in 2000.
Consolidated net sales for 2001 and 2000 do not include net sales of $10,316,000 and $19,341,000,  respectively, relating to SL Waber, since SL Waber's operating results  are a part of the net loss from  discontinued  operations.  Net loss in
2001 was  $10,650,000,  or $1.87 per diluted share, as compared to net income in
2000 of $1,700,000,  or $0.30 per diluted  share.  The net loss in 2001 included
$4,270,000  relating to the  impairment  of  intangible  assets of Condor and SL
Surface  Technologies,  $3,868,000 for  restructuring  expenses of Condor and SL
Surface  Technologies,  inventory  write-downs  of $2,940,000  for Condor and SL
Surface  Technologies  and a $3,947,000  net loss from SL Waber (a  discontinued
operation).

            Condor's net sales in 2001 decreased approximately 22% ($13,825,000)
and its operating income decreased approximately 326% ($13,695,000), as compared to net sales and operating  income in 2000.  Contributing to the decrease in net sales was the major  downturn  in the  market  for  telecommunication  products, resulting  in  significantly  lower  sales from the Todd  Products  division  of
Condor.  The  decrease  in  operating  income  was  primarily  the result of the substantial  decrease  in sales of  telecommunications  products,  and  includes
charges  in  connection   with  the  write-down  of   telecommunications-related
inventory in the amount of $2,890,000,  the restructuring  expenditures to close two  facilities  and lay-off 810 employees in the amount of  $3,683,000  and the impairment of intangible assets related to the 1999 Todd Products acquisition in the amount of $4,145,000.

            Teal's net sales in 2001 decreased  approximately  39%  ($8,512,000)
and operating income decreased  approximately 84%  ($3,200,000),  as compared to
2000.  The decrease in net sales and  operating  income was due to the continued
depressed demand for semiconductor manufacturing equipment.

            Elektro-Metall  Export's net sales in 2001  increased  approximately
14% ($3,068,000) and operating income increased  approximately 51% ($1,070,000), as  compared  to net sales and  operating  income in 2000.  Contributing  to the increased  net sales and  operating  income were  increased  sales of  actuation systems to the aerospace industry.

            SL  Montevideo's  net  sales  in 2001  increased  approximately  36%
($5,061,000)  and operating income increased  approximately  92% ($949,000),  as compared  to net  sales  and  operating  income  in  2000.  Contributing  to the increased net sales and operating income were increased sales of precision motor products to the aerospace industry.

            RFL's net sales in 2001 increased approximately 17% ($4,021,000) and operating  income  increased  approximately  28% ($707,000),  as compared to net sales and operating income in 2000.  Contributing to the

                                       27

increased net sales and operating income were increased sales of  teleprotection equipment and systems to the electric utility industry.

            SL Surface  Technologies' net sales in 2001 increased  approximately
9% ($249,000) and the operating loss increased  approximately 874% ($1,005,000), as  compared  to net  sales  and  operating  loss in 2000.  Contributing  to the increased net sales and decreased operating income was the continued development
of  its   coatings   and   platings   sales  and   operations   supporting   the
telecommunications  industry,  and  includes  charges  in  connection  with  the write-down of inventory of $50,000 and restructuring  and impairment  charges of
$185,000 and $125,000, respectively.

            SL  Waber's   net  sales  in  2001   decreased   approximately   47%
($9,025,000) as compared to 2000. This subsidiary was sold in September 2001 and is reported as discontinued operations for all periods presented.

COST OF SALES

            As a  percentage  of net sales,  cost of  products  sold,  including inventory charges and losses on commitments,  in 2001 was approximately  70%, as compared to approximately  66% in 2000. The percentage  increase was a result of
(i) product mix,  which  included a higher  percentage  of sales of lower margin products to the aerospace,  medical and industrial markets; and (ii) an increase in cost of sales  due to a  reserve  at  Condor of  $2,890,000  for  excess  and obsolete inventory relating to the  telecommunications  industry. The $2,890,000
was  from  the  Todd  Products   acquisition  and  consisted  primarily  of  the
telecommunications-related  product  line.  As part of the  restructuring  plan,
management     decided     to    exit    or     significantly     reduce     our
telecommunications-related  product  line due to the  continued  weakness in the telecommunications  industry.  The  inventory  was  evaluated  based on  current backlog and sales  forecasts.  Following  this  evaluation,  we  considered  the inventory to have limited value and wrote it down. We disposed of  approximately
$2,100,000 of this inventory in 2001.

ENGINEERING AND PRODUCT DEVELOPMENT EXPENSES

            Engineering   and   product   development   expenses  in  2001  were
$8,768,000, a decrease of approximately 9% ($903,000), as compared to 2000. As a percentage of net sales,  engineering and product  development  expenses in 2001 were 6%, as compared to 7% in 2000. During 2001, decreases were primarily due to lower investments made by the operating divisions.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

            Selling,   general   and   administrative   expenses  in  2001  were
$28,405,000, an increase of approximately 13% ($3,236,000), as compared to 2000.
As a percentage of net sales,  selling,  general and administrative  expenses in
2001 and 2000 were approximately 21% and 17%, respectively. The increase in 2001 was mainly due to $1,300,000 in  professional  fees related to the possible sale of all or a portion of our  business,  $925,000  of bank  charges  incurred as a result  of the  amendment  to our  revolving  credit  facility  and  default  of financial  covenants  thereunder,  an increase  of  $450,000  in our  litigation reserve and  $300,000  in expenses  associated  with the  contested  election of directors  and  legal  fees and  $90,000  in  consulting  costs  related  to the restructuring of Condor.

DEPRECIATION AND AMORTIZATION EXPENSES

            Depreciation and amortization  expenses in 2001 were $4,587,000,  an increase of  approximately  5% ($208,000),  as compared to 2000. The increase in
2001  was  primarily  related  to the  increased  base of  property,  plant  and equipment depreciated during the year.

RESTRUCTURING COSTS AND IMPAIRMENT OF INTANGIBLES

            During  2001,  we  recognized   $8,138,000  of   restructuring   and
impairment  costs as well as inventory  write-downs  that were related to Condor
($7,828,000),  and SL Surface Technologies ($310,000).  Our restructuring costs and impairment charges are summarized as follows:

                                                                                        Impairment
                                                               Restructuring                Of
                                                                    Costs             Intangibles
                                                               --------------     ------------------- -
                                                                                      (In thousands)
Condor - intangible asset impairment.......                            $ ----         $4,145

                                       28

Condor - workforce reduction and other..                                3,683           ----

Condor - inventory write-off                                             ----           ----

SL Surface Technologies - intangible asset impairment.                   ----            125

SL Surface Technologies - fixed asset write-offs............              125           ----

SL Surface Technologies - workforce reduction and other                    60           ----

SL Surface Technologies - inventory write-off                            ----           ----
                                                               ---------------    -------------------
   Total restructuring and impairment
   Charges                                                             $3,868         $4,270
                                                               ===============    ===================

            The  Condor  restructuring  charge  relates  to the  closure  of its facility in Reynosa,  Mexico. The workforce  reduction charges are primarily for severance costs and are discussed more fully below.

            During 2001,  we  implemented a plan to  restructure  certain of our operations as a result of a significant  reduction in the demand for products by telecommunications  equipment  manufacturers.  The sharp  decrease in orders for telecommunications-related  products  occurred abruptly in the first quarter and continued  throughout 2001. As a result, we needed to reduce our fixed costs and manufacturing capacity in line with substantially lower sales forecasts.

            The restructuring plan was designed to address these requirements in a  deliberate  manner  that would not  overburden  our  personnel  and  monetary resources. It consisted of the following actions:

     o    the  closure of Condor's  engineering  and sales  support  facility in
          Brentwood, New York;

     o    the closure of Condor's manufacturing facility in Reynosa, Mexico; and

     o    the   substantial   reduction  in  employees  and  staff  at  Condor's
          continuing   manufacturing   facilities   in   Mexicali,   Mexico  and
          headquarters in Oxnard, California.

            The charge for facility  closures relates primarily to the write-off of equipment and other fixed assets to be disposed of or abandoned. A portion of the charge  represents our estimate of the future lease  commitments  and buyout options for closed  facilities.  We  anticipate  that these  facilities  will be closed and assets will be disposed of by the end of the second  quarter of 2002.
Lease payments for the closed  facilities  extend into 2003 and are estimated to
be  $500,000.   These  lease   payments  are   primarily   related  to  Condor's
manufacturing facility in Reynosa, Mexico.

            The restructuring plan included the termination of approximately 828
employees,  and  payment  of  related  severance  benefits.   Approximately  810
employees were  terminated as of December 31, 2001.  The remaining  terminations and associated termination payments were made in the first quarter of 2002.

            As  of  December  31,   2001,   approximately   $1,163,000   of  the
restructuring  costs is included as a component of other accrued  liabilities in the accompanying consolidated balance sheet.

OTHER INCOME (EXPENSE)

            In 2001,  interest  income remained  consistent with 2000.  Interest expense in 2001  increased,  as  compared to 2000,  primarily  due to the higher levels of borrowing during 2001.

TAXES

                                       29

            The  effective  tax rate in 2001 was (38%),  as  compared  to 36% in
2000. See Note 3 in the Notes to Consolidated  Financial Statements for the year ended December 31, 2001 included herein.

Twelve Months Ended December 31, 2000 Compared With Twelve Months Ended July 31,
1999

            Consolidated  net  sales  from  continuing  operations  in  2000  of
$148,405,000   increased   approximately  67%  ($59,711,000),   as  compared  to
consolidated net sales in fiscal 1999.  Consolidated net sales for 2000 included twelve  months of RFL's  net  sales of  $24,426,000  and  twelve  months of Todd
Products'  net sales of  $26,412,000.  Consolidated  net sales in fiscal 1999 of
$88,694,000   included   approximately  three  months  of  RFL's  net  sales  of
$5,274,000.  Net income in 2000 was  $1,700,000,  or $0.30 per diluted share, as compared to net income in fiscal 1999 of $5,406,000, or $0.92 per diluted share.

            Condor's   net   sales   in  2000   increased   approximately   106%
($32,139,000) and its operating income decreased approximately 27% ($1,573,000), as compared to net sales and operating  income in fiscal 1999.  Contributing  to the increase in net sales was the inclusion of twelve  months of Todd  Products'
net sales of  $26,412,000.  The  decrease in operating  income in 2000  resulted primarily  from costs  incurred with the  integration  of the operations of Todd
Products during the year.

            Teal's net sales in 2000 increased  approximately  44%  ($6,676,000)
and operating income increased  approximately 91%  ($1,816,000),  as compared to fiscal 1999. The increase in net sales and operating income was due to increased demand for semiconductor manufacturing equipment and higher margin products.

            Elektro-Metall  Export's net sales in 2000  increased  approximately
13% ($2,549,000) and operating income increased approximately 26% ($428,000), as compared to net sales and operating  income in fiscal 1999.  Contributing to the increased  net sales and  operating  income were  increased  sales of  actuation systems to the aerospace industry.

            SL  Montevideo's  net  sales  in  2000  decreased  approximately  6%
($880,000) and operating  income  decreased  approximately  16%  ($191,000),  as compared to net sales and operating  income in fiscal 1999.  Contributing to the decreased net sales and operating income were decreased sales of precision motor products to the aerospace industry.

            RFL's net sales in 2000 increased  approximately  363% ($19,152,000)
and operating income increased  approximately 395% ($2,013,000),  as compared to net sales and operating income in fiscal 1999. Contributing to the increased net sales and  operating  income was inclusion of twelve months of net sales for RFL in 2000, as compared to approximately three months in fiscal 1999.

            SL Surface  Technologies' net sales in 2000 increased  approximately
3% ($75,000) and the operating loss increased  approximately  1,250% ($125,000), as  compared  to net sales and  operating  income in 1999.  Contributing  to the increased net sales and decreased  operating  income was the  development of its coatings and platings  sales and operations  supporting  the  telecommunications industry.

            SL  Waber's   net  sales  in  2000   decreased   approximately   47%
($17,093,000)  as compared to fiscal 1999. This subsidiary was sold in September
2001 and is reported in these accounts as discontinued operations.

COST OF SALES

            As a  percentage  of net sales,  cost of  products  sold in 2000 was approximately  66%,  as  compared  to  approximately  63% in  fiscal  1999.  The percentage  increase was a direct result of product mix, which included a higher percentage  of  sales of lower  margin  products  such as  actuators  and  power distribution systems.

ENGINEERING AND PRODUCT DEVELOPMENT EXPENSES

            Engineering   and   product   development   expenses  in  2000  were
$9,671,000, an increase of approximately 61% ($3,665,000), as compared to fiscal
1999. As a percentage of net sales, engineering and product development expenses in 2000 were  approximately  6%, as compared to approximately 7% in fiscal 1999.
During 2000, increased expenses were primarily related to additional investments made by Condor, SL

                                       30

Montevideo and Elektro-Metall  Export, as well as additional investments made in connection with the RFL and Todd Products acquisitions.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

            Selling,   general   and   administrative   expenses  in  2000  were
$25,169,000,  an increase of  approximately  87%  ($11,721,000),  as compared to fiscal 1999. As a percentage of net sales,  selling,  general and administrative expenses in 2000 were  approximately 17%, as compared to 15% in fiscal 1999. The increase was mainly due to the inclusion of the twelve-months results of RFL and
Todd Products. The selling,  general and administrative expenses in 2000 are net of a reversal of a $650,000 reserve for environmental  penalties.  We originally recorded the reserve for this possible  environmental  penalty in 1991. In 2000, an  investigation  disclosed  that the payment of the penalty was remote and the reserve was reversed.

DEPRECIATION AND AMORTIZATION EXPENSES

            Depreciation and amortization  expenses in 2000 were $4,379,000,  an increase of  approximately  42%  ($1,287,000)  as compared to fiscal  1999.  The increase in 2000 was primarily  related to the  depreciation of property,  plant and equipment,  the  amortization of computer  software and the  amortization of intangible assets associated with the acquisitions of RFL and Todd Products.

INCOME FROM CLASS ACTION SUIT

            During 2000,  we received  $875,000 in  settlement of a class action suit against one of our life insurance carriers.

OTHER INCOME (EXPENSE)

            For the year 2000, interest income increased,  as compared to fiscal
1999, primarily due to higher cash balances maintained at Elektro-Metall Export.
Interest expense in 2000 increased, as compared to fiscal 1999, primarily due to the higher  levels of borrowing  during 2000 due to the  acquisition  of RFL and
Todd Products.

TAXES

            The effective tax rate in 2000 was 36%, as compared to 42% in fiscal
1999. This decrease was primarily due to non-taxable  income from the settlement of a life insurance class action suit in 2000.

Five Month Period Ended December 31, 1999 ("Short Year 1999") Compared With Five
Month Period Ended December 31, 1998 ("Short Year 1998")

            Consolidated  net  sales in Short  Year 1999  were  $59,032,000,  an increase of  approximately  80%  ($26,223,000),  as compared to Short Year 1998.
Consolidated  net sales in Short  Year 1999  included  five  months of RFL's net sales of $10,073,000 and five months of Todd Product's net sales of $11,458,000.
RFL and Todd Products were  acquired  after Short Year 1998 and therefore  Short
Year 1998 does not  include  the  results of the two  acquisitions.  Net loss in
Short Year 1999 was  $684,000,  or $0.12 per diluted  share,  as compared to net income in Short Year 1998 of $1,961,000, or $0.33 per diluted share.

            Condor's net sales in Short Year 1999 increased  approximately  115%
($13,563,000) and its operating income decreased approximately 8% ($171,000), as compared to net sales and operating  income in Short Year 1998.  Contributing to the increase in net sales was the addition of net sales from the  acquisition of
Todd Products.  The decrease in operating  income resulted from costs associated with the integration of Todd Products during Short Year 1999.

            Teal's  net sales in Short  Year 1999  increased  approximately  54%
($3,009,000) and operating income increased  approximately  218% ($926,000),  as compared to Short Year 1998. The increase in net sales and operating  income was due to increased sales of power conditioning units and systems. Operating income increased due to increased sales of higher margin customized power  conditioning and distribution units.

                                       31

            Elektro-Metall  Export's  net  sales in Short  Year  1999  decreased approximately  3% ($272,000) and operating income  increased  approximately  98%
($474,000),  as compared to net sales and  operating  income in Short Year 1998.
Contributing  to the  decreased  net sales  were  decreased  sales of  actuation systems to the aerospace industry.

            SL Montevideo's net sales in Short Year 1999 decreased approximately
2% ($129,000) and operating loss increased  approximately  127%  ($427,000),  as compared to net sales and operating  income in Short Year 1998.  Contributing to the decreased net sales were decreased  sales of precision motor products to the aerospace industry because of customer requests to delay the shipment of orders.

            RFL's net sales and operating income in Short Year 1999 included the financial results of the RFL acquisition during 1999 after Short Year 1998.

            SL  Surface  Technologies'  net sales in Short  Year 1999  decreased approximately 2% ($21,000) and the operating income increased approximately 944%
($85,000), as compared to net sales and operating income in Short Year 1998.

            SL  Waber  was  sold in  September  2001  and is  reported  in these accounts as discontinued operations.

COST OF SALES

            As a percentage  of net sales,  cost of products  sold in Short Year
1999 was approximately 66%, as compared to approximately 64% in Short Year 1998.
The  percentage  increase was a direct result of product mix,  which  included a higher  percentage  of  lower  margin  products  such  as  actuators  and  power distribution systems.

ENGINEERING AND PRODUCT DEVELOPMENT EXPENSES

            Engineering and product development expenses in Short Year 1999 were
$4,150,000, an increase of approximately 75% ($1,777,000),  as compared to Short
Year 1998. As a percentage  of net sales,  engineering  and product  development expenses  were  approximately  7% in both  Short  Year 1999 and Short Year 1998.
During Short Year 1999,  increased expenses were primarily related to additional investments associated with the RFL and Todd Products acquisitions.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

            Selling, general and administrative expenses in Short Year 1999 were
$9,283,000, an increase of approximately 78% ($4,072,000),  as compared to Short
Year 1998.  Increases  were  primarily  due to the  acquisition  of RFL and Todd
Products.  As a percentage  of net sales,  selling,  general and  administrative expenses in Short Year 1999 and Short Year 1998 were approximately 16%.

DEPRECIATION AND AMORTIZATION EXPENSES

            Depreciation  and  amortization  expenses  in Short  Year  1999 were
$1,830,000,  an increase of approximately  47% ($584,000),  as compared to Short
Year  1998.  The  Short  Year  1999  increase  was  primarily   related  to  the
depreciation  of property,  plant and equipment,  the  amortization  of computer software and the amortization of intangible  assets  associated with the RFL and
Todd Products acquisitions.

OTHER INCOME (EXPENSE)

            Interest income in Short Year 1999  decreased,  as compared to Short
Year  1998,  due to lower  cash  balances.  Interest  expense in Short Year 1999 increased, as compared to Short Year 1998, primarily due to the higher levels of borrowing due to the acquisition of RFL and Todd Products.

GAIN FROM DEMUTUALIZATION OF LIFE INSURANCE COMPANY

                                       32

            We recorded a  non-recurring  gain in Short Year 1999 of  $1,812,000 from the demutualization of a life insurance company.

TAXES

            The  effective  tax rate in Short Year 1999 was 48%,  as compared to
54% in Short Year 1998.  This  decrease was  primarily  due to a loss benefit in
Short Year 1999. This difference resulted from the timing of certain tax-related expense allocations with respect to discontinued operations (SL Waber).

LIQUIDITY AND CAPITAL RESOURCES

            We have  historically  financed our operations and growth  primarily through funds  generated  from  operations  and  borrowings  under the revolving credit  facility.  During the nine months ended September 30, 2002, the net cash provided by operating  activities was $2.8 million, as compared to net cash used by operating  activities of $3.7 million during the nine months ended  September
30,  2001.  The  increase,  as compared  to the same period last year,  resulted primarily from improved operating results,  significant  reductions in inventory and collections of receivables,  particularly  collection of recoverable  income taxes,  partially offset by payments under deferred  compensation and retirement plans and reductions in accrued liabilities.

            During  the nine  months  ended  September  30,  2002,  the net cash provided by investing activities was $9.4 million.  This was primarily generated by the proceeds from the surrender of life  insurance  policies of $10.7 million received  during the first quarter of the year. In the  nine-month  period ended
September 30,2001, the Company used $0.8 million of net cash, principally due to the purchase of equipment offset by the proceeds from the sale of assets.

            During the nine months ended  September  30, 2002,  net cash used by financing activities was $13.4 million, primarily related to the pay down of the revolving credit facility in the net amount of $15.6 million.  In the comparable
period  last  year,   financing   activities  provided  cash  of  $5.4  million,
principally  due to net borrowings  from the revolving  credit  facility of $3.5 million.

            As of September 30, 2002, the Company had principal debt outstanding of $20.0  million  under the  revolving  credit  facility,  as compared to $35.8 million at December 31, 2001.  The  reduction in the revolving  credit  facility balance is due primarily to improved  operating  performance,  the $10.7 million receipt of the cash surrender value of life insurance  policies and $3.6 million in tax refunds.  The revolving credit facility provides us with the availability to borrow up to $25.5 million,  subject to commitment fees, but not compensating balances.  The revolving credit facility contains  limitations on borrowings and requires  maintenance  of certain  levels of quarterly  net income and a minimum fixed charge  coverage ratio,  which is the ratio of earnings  before  interest, taxes,  depreciation  and  amortization,  plus  operating  rent,  to the  sum of
operating  rent,  capital   expenditures  and  interest  charges.  We  are  also
prohibited from paying  dividends under the revolving  credit  facility.  We had
$4.9 million  available for borrowings under the revolving credit facility as of
September 30, 2002.

            The  revolving  credit  facility  matures on  December  31, 2002 and provides  for the  payment of a facility  fee of  $780,000 in the event that the revolving  credit  facility is not repaid by October 31, 2002.  We did not repay the revolving  credit  facility prior to October 31, 2002 and paid this facility fee on November 4, 2002. We are currently negotiating to refinance the revolving credit  facility,  although  there can be no  assurance  that we will be able to refinance the revolving  credit  facility prior to December 31, 2002 or that the revolving  credit  facility  will  be  refinanced  successfully.  A  failure  to refinance the revolving  credit facility would have a material adverse effect on us since our  current  lenders  could  claim  default  on the  revolving  credit facility and demand full payment.

            We have retained Imperial  Capital,  LLC to spearhead our initiative to explore a sale of some or all of our businesses  and to assist  management in our  ongoing  efforts  to secure  new long term debt to  refinance  our  current revolving credit facility which matures on December 31, 2002.

            Our German subsidiary,  Elektro-Metall Export, also has $5.6 million in lines of credit with its banks in Germany. One of those banks, Deutsche Bank, has indicated  that it will terminate its line in two stages,

                                       33

December 31,2002 and the remainder of the line on March 31,2003.  Elektro-Metall
Export's  management  is  presently  engaged in  discussions  with its other two existing  lenders to extend and  increase  their lines of credit,  which  expire
March 31, 2003.  Under the terms of its current lines of credit,  Elektro-Metall
Export can borrow for any  purpose at  interest  rates  ranging  from  7.125% to
8.25%. No financial covenants are required.

            Our current  ratio was 1.1 to 1 at  September  30, 2002 and December
31, 2001.  This ratio was  maintained  for the period ended  September 30, 2002, primarily due to the receipt of life insurance  proceeds of $10,676,000  used to pay down current debt,  principally  the revolving  credit  facility,  which was classified as current debt as of December 31, 2001.

            As a  percentage  of total  capitalization,  consisting  of debt and shareholders'  equity,  our total  borrowings were 41% at September 30, 2002 and
54% at December 31, 2001. During the first nine months of 2002, total borrowings decreased by $13,909,000.

            Capital expenditures of $1,409,000 made during the first nine months of 2002 primarily related to improvements in process  technology,  equipment and building  repairs.  During the remaining quarter of 2002, we plan to incur up to
$1,300,000 of capital  expenditures.  This amount is subject to change depending upon a number of factors including certain market conditions within our business segments and availability of financing.

            During the first nine months of 2002,  we have been able to generate adequate  amounts  of cash to meet our  operating  needs.  During the first nine months of 2002,  Teal,  RFL and SL Montevideo  had produced  positive cash flow, aggregating  approximately  $5,300,000.  Condor,  Elektro-Metall  Export  and SL
Surface  Technologies  experienced  negative  cash  flow  for the  same  period.
Condor's  cash  flow was  negatively  impacted  by  payments  made  against  its
restructuring   reserve  of  $600,000  and  deferred  compensation  payments  of
$1,252,000.  Without  these  cash  payments,  Condor  would  have been cash flow positive.  Elektro-Metall Export experienced negative cash flow primarily due to the pay down of accounts payable and performance under a long-term  contract for which it received a large cash advance of approximately  $4,100,000 in November,
2001. We do not typically receive significant  advances on any of our contracts.
The contract  requires that the cash received from this advance be  specifically utilized for expenditures  related to Elektro-Metall  Export's performance under this  program.  As of September 30, 2002,  $2,761,000  and at December 31, 2001,
$3,760,000 of this cash advance was classified as deferred  revenue and included in "Accrued Liabilities:  Other" in the accompanying Consolidated Balance Sheets to properly  recognize our obligation under the contract.  Revenue is recognized at the  time  product  is  shipped  ,  which  is  consistent  with  our  revenue recognition  policy.  Elektro-Metall  Export is also restricted as to the use of the cash received from this advance. As of September 30, 2002, $2,638,000 of our cash balance is restricted  for use on this customer  contract  only. SL Surface
Technologies'  negative cash flow was  primarily due to its move to  consolidate into one location.

            With  the  exception  of SL  Surface  Technologies  and the  segment reported as "Other" (which consists  primarily of corporate  office expenses and accruals not specifically  allocated to the reportable  business units),  all of our operating segments were profitable at the operating level for the first nine months of 2002. SL Surface Technologies' operating loss was $642,000. SL Surface
Technologies  is  facing  historically  low  demand in its  marketplace  and its operations  have been  consolidated  into one facility.  Included in "Other" are special  charges  for the nine months  ended  September  30, 2002 of  $1,834,000 related to the change of control and proxy costs (see Note 9 to the Consolidated
Financial  Statements  for the nine months  ended  September  30, 2002  included herein). Also in "Other" is a $772,000 addition to the reserve for environmental matters,  professional  and legal fees and other  expenses not  allocated to the reportable business units.

The  following is a summary of the  Company's  contractual  obligations  for the periods indicated that existed as of September 30, 2002:

Contractual                      Less than      1 to 3        4 to 5           After
Obligations                        1 Year       Years         Years           5 Years        Total
---------------------------------------------------------------------------------------------------
                                                          (in thousands)
Operating leases                    920          1,396          1,332            166          3,814
Debt                             24,258             38              0              0         24,296

                                       34

Capital Leases                      152            286            194              0            632
Standby Letter of Credit            543              0              0              0            543
                           ------------------------------------------------------------------------
Total                            25,873          1,720          1,526            166         29,285
                           ------------------------------------------------------------------------

Assuming no further significant  slowdown of economic activity in the markets in which  we  conduct  business,  management  believes  that  projected  cash  from operations  and  funds  expected  to be  available  under the  revolving  credit facility  will  be  sufficient  to  fund  our  operations  and  working  capital requirements through December 31, 2002. The revolving credit facility matures on
December 31, 2002.  We are  currently  negotiating  to refinance  the  revolving credit facility. A failure to refinance the revolving credit facility would have a material adverse effect on us, and there can be no assurance that we will have sufficient liquidity in 2003 if the revolving credit facility is not refinanced.

New Accounting Pronouncement Not Yet Adopted

            In August 2001,  the FASB issued  Statement of Financial  Accounting
Standard  No. 143,  "Accounting  for Asset  Retirement  Obligations"  ("SFAS No.
143"),  which provides the accounting  requirements  for retirement  obligations associated with tangible  long-lived assets. This statement requires entities to record the fair value of a liability for an asset  retirement  obligation in the period in which it is incurred.  This  statement  will be effective for our 2003 year. The adoption of SFAS No. 143 is not expected to have a material  impact on our consolidated financial position or results of operations.

            In April 2002,  the FASB adopted  Statement of Financial  Accounting
Standards 145,  rescission of FASB  Statements  No. 4, 44, and 64,  Amendment of
FASB Statement No. 13, and Technical  Corrections  ("SFAS 145").  This Statement
rescinds FASB Statement No. 4, Reporting Gains and Losses from Extinguishment of
Debt,  and  an  amendment  of  that  Statement,   FASB  Statement  No.  64,  and
Extinguishments  of  Debt  Made  to  Satisfy  Sinking-Fund  Requirements.   This
Statement also rescinds FASB Statement No. 44,  Accounting for Intangible Assets
of Motor Carriers.  This Statement amends FASB Statement No. 13,  Accounting for
Leases,  to  eliminate an  inconsistency  between the  required  accounting  for sale-leaseback  transactions  and the  required  accounting  for  certain  lease modifications  that have  economic  effects  that are similar to  sale-leaseback
transactions.   This  Statement   also  amends  other   existing   authoritative
pronouncements  to make various  technical  corrections,  clarify  meanings,  or describe  their  applicability  under changed  conditions.  Statement No. 145 is effective  for fiscal  years  beginning  after May 15,  2002.  We are  currently evaluating the impact if any, that implementation of this statement will have on our results of operations or financial position.

            In June 2002,  the FASB issued  Statement 146  Accounting  for Costs
Associated  with  Exit or  Disposal  Activities  ("SFAS  146").  This  Statement
addresses  financial  accounting and reporting for costs associated with exit or disposal  activities and nullifies  Emerging Issues Task Force (EITF) Issues No.
94-3, "Liability Recognition for Certain Employee Termination Benefits and Other
Costs  to  Exit  an   Activity   (including   Certain   Costs   Incurred   in  a
Restructuring)."  The principal difference between this Statement and Issue 94-3 relates to its requirements for recognition of a liability for a cost associated with an exit or disposal  activity be recognized when the liability is incurred.
Under  Issue  94-3,  a  liability  for an exit cost as defined in Issue 94-3 was recognized at the date of an entity's commitment to an exit plan. The provisions of this  Statement  are  effective  for  exit or  disposal  activities  that are initiated  after  December 31, 2002. We are currently  evaluating  the impact if any,  that  implementation  of  this  statement  will  have  on our  results  of operations or financial position.

European Monetary Unit

            In 1999,  most member  countries of the European  Union  established fixed  conversion  rates between their  existing  sovereign  currencies  and the
European Union's new currency,  the euro. This conversion permitted transactions to be  conducted  in either the euro or the  participating  countries'  national currencies.  On February 28, 2002,  these countries  permanently  withdrew their national  currencies  as legal tender and replaced  their  currencies  with euro notes and coins.

            The euro  conversion  may have a  favorable  impact on  cross-border competition by eliminating the effects of foreign currency translations, thereby creating price transparency.  We are continuing to evaluate the

                                       35

accounting,  tax, legal and  regulatory  requirements  associated  with the euro introduction.  We do not  expect the  conversion  to the euro to have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

            We are exposed to market risk from  changes in interest  and foreign currency  exchange  rates.  Changes in the market rate affect both interest paid and earned by us. Our investments and  outstanding  debt bear variable  interest rates. Debt consists primarily of a revolving credit agreement with three United
States  banks,  where we  borrow at the prime  interest  rate,  plus 2%. We also maintain  lines of credit with German  banks,  where  Elektro-Metall  Export can borrow at interest  rates ranging from 5.20% to 8.25% per year.  We  manufacture some of our products in Mexico, Germany and Hungary and purchase some components
in  foreign  markets.   With  the  exception  of  component  purchases  made  by
Elektro-Metall   Export,  all  other  foreign  market  component  purchases  are primarily  invoiced in U.S. dollars.  The  Elektro-Metall  Export foreign market component purchases are primarily invoiced in European Union euros (German marks prior to January 1, 2002).  Changes in interest  and foreign  currency  exchange rates did not have a material impact on the reported earnings for the year ended
December  31, 2001 and are not  expected  to have a material  impact on reported earnings for 2002.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

            On July 18, 2002, we announced that we dismissed Arthur Andersen LLP as our  independent  accountants  and  engaged  Grant  Thornton  LLP as our  new independent  accountants.  The decision to dismiss Arthur Andersen and to engage
Grant  Thornton  LLP was  recommended  by the  Audit  Committee  of our Board of
Directors and approved by our Board of Directors.

            Arthur  Andersen's  reports on our financial  statements for the two years ended  December  31, 2000 and December 31, 2001 did not contain an adverse opinion or a disclaimer  of opinion,  nor were they  qualified or modified as to audit scope, or accounting principles.

            However,  as a result of an impairment  charge  related to the write off of  intangible  assets of a subsidiary  of ours  recognized  at December 31,
2001, we were in violation of our net income  covenant for the fourth quarter of
2001 under our  revolving  credit  facility.  Additionally,  on March 1, 2002 we received a notice from our lenders under the revolving  credit facility  stating that we are currently in default under the revolving  credit facility due to our failure to meet a scheduled debt reduction.

            Consequently, Arthur Andersen's report for the period ended December
31,  2001  dated  March 15,  2002 did  contain  the  following  paragraph:  "The accompanying  financial  statements have been prepared assuming that the Company will  continue as a going  concern.  As discussed in Note 1 to the  consolidated financial  statements,  the Company was in technical default under its revolving credit facility at December 31, 2001 and an additional event of default occurred on March 1, 2002.  Due to these events of default,  the lenders that provide the revolving credit facility do not have to provide any further  financing and have the  right to  terminate  the  facility  and  demand  repayment  of all  amounts outstanding.  The existence of these events of default raises  substantial doubt about the Company's ability to continue as a going concern.  Management's  plans in  regard  to this  matter  are  also  described  in Note 1.  The  consolidated financial  statements do not include any adjustments  that might result from the outcome of this uncertainty."

            On May 23, 2002, we and our lenders  reached an agreement,  pursuant to which the lenders granted a waiver of default and amended  certain  financial covenants of the revolving  credit  facility,  so that we are in full compliance with the revolving credit facility after giving effect to this agreement.

            During our two most recent  fiscal  years and through July 18, 2002, there were no  disagreements  with Arthur  Andersen on any matter of  accounting principles or practices,  financial  statement  disclosure or auditing  scope or procedure which, if not resolved to Arthur Andersen's  satisfaction,  would have caused them to make  reference to the subject  matter in  connection  with their report on our consolidated  financial  statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

                                       36

            We  have  provided  Arthur  Andersen  with a copy  of the  foregoing disclosures and requested Arthur Andersen furnish us a letter stating whether it agrees with the statements herein. We have not yet received that letter and have not been able to obtain it after reasonable  efforts.  Accordingly,  pursuant to
Item 304T of Regulation  S-K, no response from Arthur  Andersen will be filed as an exhibit hereto.

            During our two most recent fiscal years and the  subsequent  interim periods  through  July 18,  2002,  we did not consult  with Grant  Thornton  LLP regarding the application of accounting  principles to a specified  transaction, either  completed  or  proposed,  or the type of  audit  opinion  that  might be rendered  on our  consolidated  financial  statements,  or any other  matters or events as set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

                             DIRECTORS AND OFFICERS

            Set  forth  below  are  the  names  and  ages of our  directors  and executive officers, as such terms are defined in Items 401 and 402 of Regulation
S-K, and their principal  occupations at present and for the past five years. In a contested  election on January 22, 2002,  five  directors  were elected to the
Board: Warren Lichtenstein,  Steven Wolosky, Glen Kassan, Mark Schwarz and James
Henderson. There are, to our knowledge, no other agreements or understandings by which these individuals were selected. No family relationships exist between any directors or executive officers.

Name                                 Age           Positions
----                                 ---           ---------
Warren Lichtenstein (1)              37            Chairman of the Board, Chief Executive Officer
Glen Kassan (1)                      58            President, Director
David R. Nuzzo                       44            Vice President - Finance and Administration, Secretary and Treasurer
J. Dwane Baumgardner (2)             61            Director
James Henderson                      44            Director
Mark E. Schwarz (1)(2)(3)            41            Director
Steven Wolosky (2)(3)                46            Director
Richard Smith                        62            Director
Avrum Gray                           67            Director

--------
(1) Member of Executive Committee.
(2) Member of Audit Committee.
(3) Member of Compensation Committee.

                                       37

BUSINESS BACKGROUND

            Warren G.  Lichtenstein was elected Chairman on January 24, 2002 and
Chief Executive Officer on February 4, 2002. Mr.  Lichtenstein has served as the
Chairman of the Board,  Secretary  and the  Managing  Member of Steel  Partners,
L.L.C.,  the general partner of Steel Partners II, L.P.,  since January 1, 1996.
Prior to such time,  Mr.  Lichtenstein  was the Chairman and a director of Steel
Partners,  Ltd., the general partner of Steel Partners  Associates,  L.P., which was the general partner of Steel,  from 1993 until prior to January 1, 1996. Mr.
Lichtenstein was the acquisition/risk  arbitrage analyst at Ballantrae Partners,
L.P.,  a private  investment  partnership  formed  to invest in risk  arbitrage,
special   situations  and  undervalued   companies,   from  1988  to  1990.  Mr.
Lichtenstein  has served as a director of WebFinancial  Corporation,  a consumer and  commercial  lender,  since 1996 and as its  President  and Chief  Executive
Officer since  December  1997.  He served as a director and the Chief  Executive
Officer of Gateway Industries,  Inc., a provider of database development and Web site  design and  development  services,  since 1994 and as the  Chairman of the
Board since 1995.  Mr.  Lichtenstein  has served as a Director and the President and Chief Executive  Officer of Steel Partners,  Ltd. since June 1999 and as its
Secretary  and  Treasurer  since May 2001. He has also served as Chairman of the
Board of Directors of Caribbean Fertilizer Group Ltd., a private company engaged in the  production of  agricultural  products in Puerto Rico and Jamaica,  since
June 2000. Mr.  Lichtenstein  is also a Director of the following  publicly held companies: TAB Products Co., a document management company; Tandycrafts, Inc., a manufacturer of picture frames and framed art; Puroflow Incorporated, a designer and manufacturer of precision  filtration  devices;  ECC International  Corp., a
manufacturer  and  marketer  of  computer-controlled   simulators  for  training
personnel to perform  maintenance and operator  procedures on military  weapons;
and United Industrial Corporation, a designer and producer of defense, training, transportation and energy systems.

            Glen Kassan was elected as a Director on January 24, 2002 and as our
President on February 4, 2002. Mr. Kassan has served as Executive Vice President of Steel Partners,  Ltd., a management and advisory  company,  since March 2002.
Steel  Partners,  Ltd.  has  provided  management  services  to Steel  and other affiliates  of Steel since March  2002.  Mr.  Kassan  served as  Executive  Vice
President of Steel Partners  Services,  Ltd., a management and advisory company, from June 2001 through March 2002 and Vice  President  from October 1999 through
May 2001. Steel Partners Services,  Ltd. provided  management  services to Steel and other  affiliates  of Steel  until  March 2002,  when Steel  Partners,  Ltd.
acquired the rights to provide certain  management  services from Steel Partners
Services, Ltd. He has also served as Vice President, Chief Financial Officer and
Secretary of WebFinancial  Corporation,  a commercial and consumer lender, since
June 2000.  Mr.  Kassan has served as Vice Chairman of the Board of Directors of
Caribbean  Fertilizer Group Ltd., a private company engaged in the production of agricultural products in Puerto Rico and Jamaica,  since June 2000. From 1997 to
1998,  Mr.  Kassan served as Chairman and Chief  Executive  Officer of Long Term
Care Services,  Inc., a privately owned  healthcare  services  company which Mr.
Kassan  co-founded  in 1994 and  initially  served  as Vice  Chairman  and Chief
Financial  Officer.  Mr. Kassan is currently a Director of Tandycrafts,  Inc., a manufacturer of picture frames and framed art, Puroflow Incorporated, a designer and manufacturer of precision filtration devices, United Industrial Corporation, a designer and producer of defense, training,  transportation and energy systems and the Chairman of the Board of US  Diagnostic  Inc., an operator of outpatient diagnostic imaging.

            David R. Nuzzo has been Vice President - Finance and  Administration
& Secretary since December 1997 and Treasurer since January 2001. Prior thereto, he was a Senior  Partner  with The  Colchester  Group,  a  financial  and  legal consulting firm since April 1995. Mr. Nuzzo resigned  effective January 23, 2002 and was reappointed effective February 8, 2002.

            J. Dwane Baumgardner has been a Director since 1990. Mr. Baumgardner
has  been  the  Chief   Executive   Officer  and  President  of  Magna  Donnelly
Corporation,  an automotive  supplier of exterior and interior mirror,  lighting and engineered glass systems,  since October 2002. Magna Donnelly Corporation is a wholly owned  subsidiary of Magna  International  Inc. that was established in
October 2002 by the merger of Donnelly  Corporation  and Magna  Mirror  Systems.
Prior to October 2002, Mr. Baumgardner had been the Chairman and Chief Executive
Officer of  Donnelly  Corporation,  an  automotive  supplier,  since  1986.  Mr.
Baumgardner is currently a Director of Wescast Industries and Scanlon Leadership
Network (where he served as President from 1983 to 1985).

            James R.  Henderson  was elected as a Director on January 24,  2002.
Mr.  Henderson  has  served  as a Vice  President  of Steel  Partners,  Ltd.,  a management and advisory  company,  since March 2002.  Steel  Partners,  Ltd. has provided  management  services to Steel and its affiliates since March 2002. Mr.
Henderson  served  as a Vice  President  of Steel  Partners  Services,  Ltd.,  a
management  and advisory  company,  from August 1999 through  March 2002.  Steel
Partners  Services,  Ltd.  provided  management  services  to  Steel  and  other affiliates of Steel until March 2002,  when Steel  Partners,  Ltd.  acquired the rights to provide certain management services from Steel Partners Services, Ltd.
He has also served as Vice President of Operations of WebFinancial  Corporation,
a commercial and consumer lender,  since September 2001. From 1996 to July 1999,
Mr.  Henderson  was  employed in various  positions  with Aydin  Corporation,  a defense-electronics manufacturer, which included a tenure as President and Chief
Operating  Officer from October 1998 to June 1999.  Prior to his employment with
Aydin  Corporation,  Mr.  Henderson  was  employed as an  executive  with UNISYS
Corporation,  an e-business solutions provider.  Mr. Henderson is a Director and
Chief Executive Officer of ECC International  Corp., a manufacturer and marketer of computer-controlled  simulators for training personnel to perform maintenance and operator procedures on military weapons.

            Mark E. Schwarz was elected as a Director on January 24,  2002.  Mr.
Schwarz  has served as the  general  partner,  directly  or through  entities he controls, of Newcastle Partners, L.P., a private investment firm, since 1993. As of December  2001,  Mr.  Schwarz was the Managing  Member of  Newcastle  Capital
Group, L.L.C., the general partner of Newcastle Capital Management,  L.P., which is the general  partner of Newcastle  Partners,  L.P. Mr.  Schwarz was also Vice
President and Manager of Sandera  Capital,  L.L.C.,  a private  investment  firm affiliated with Hunt Financial  Group,  L.L.C.,  a Dallas-based  investment firm associated with the Lamar Hunt family,  from 1995 to September 1999. Mr. Schwarz currently  serves  as  a  Director  of  the  following  companies:  WebFinancial
Corporation,  a commercial and consumer lender; Nashua Corporation,  a specialty paper,  label and  printing  supplies  manufacturer;  Bell  Industries,  Inc., a computer systems  integrator;

                                       38

and  Tandycrafts,  Inc., a  manufacturer  of picture  frames and framed art. Mr.
Schwarz  has also  served as  Chairman  of the Board of  Directors  of  Hallmark
Financial  Services,  Inc., a  property-and-casualty  insurance holding company, since October 2001.

            Steven  Wolosky  has  been  a  partner  of  Olshan   Grundman  Frome
Rosenzweig & Wolosky LLP, counsel to us and Steel, for more than five years.

            Richard A. Smith has been a financial  consultant,  private investor and trader from 1993 to the  present.  Mr.  Smith  previously  served in various management  positions with Morgan Stanley Inc.,  most recently as co-head of the
Worldwide  Institutional  Equity  from  1989  to  1992  and as a  member  of the management committee from 1990 to 1992.

            Avrum Gray has been the Chairman of G-Bar Limited  Partnership,  one of  the  nation's  largest  independent  options  trading  firms  and a  leading specialist in  computer-based  arbitrage  activities in the derivative  markets, since  1981.  Mr.  Gray is also a Director  of Nashua  Corporation,  a specialty paper,  label and  printing  supplies  manufacturer,  and Lynch  Corporation,  a holding company with  subsidiaries  engaged in  manufacturing  and  distributing frequency control devices and glass forming and other equipment. Mr. Gray is the former  Chairman of the Board of Lynch Systems,  Inc., a glass press supplier to the television and computer industry,  and a former Chief Executive Officer of a privately  held  manufacturer  of  components  and  devices  for the  automotive aftermarket.  Additionally,  Mr. Gray has been  Chairman of the Board of Spertus
College, as well as a board member of the Illinois Institute of Technology,  the
Stuart School, and a number of philanthropic organizations, including the Jewish
Federation of Chicago.

EXECUTIVE COMPENSATION

            The  following  table  sets  forth  certain  information   regarding
compensation  awarded to, earned by or paid to the Chief  Executive  Officer and each of our  other  executive  officers  whose  total  annual  salary  and bonus exceeded  $100,000  during the year 2001 (the "Named  Executive  Officers")  for services in all capacities during the years ended December 31, 2001 and December
31, 2000,  the fiscal year ended July 31, 1999,  and for the  five-month  period ended  December  31,  1999.  Owen  Farren's  employment  with us was  terminated effective  February 4, 2002 and Jacob Cherian  resigned from us effective  April
26, 2002.

SUMMARY COMPENSATION TABLE
                                                                                       Long-Term
                                                                                       Compensation
                                                                                       Awards
                                                                                       Securities        All Other
Name and                                          Annual Compensation                  Underlying        Compensation
Principal Position                 Year           Salary ($)          Bonus ($)        Options/SARs (#)  ($)(3)(4)
------------------                 ----           ----------          ---------        ----------------  ---------
Owen Farren                        2001            281,423                  0             20,000          30,315
   President and CEO               2000            270,000                  0                  0          28,769
                                   1999(1)         111,404                  0             20,000           1,708
                                   1999            252,231            238,275(2)          24,000          29,149

David R. Nuzzo
   Vice President-Finance and      2001            171,000                  0             17,000          19,567
   Administration, Treasurer and   2000            165,000                  0                  0           7,365
   Secretary                       1999(1)          68,300                  0             12,500           2,071
                                   1999            155,708             58,000              7,500           8,298

Jacob Cherian                      2001            119,808                  0             17,000          20,056
   Vice President                  2000                ---                ---                ---             ---
   and Corporate                   1999(1)             ---                ---                ---             ---
   Controller                      1999                ---                ---                ---             ---

(1)  Salary information for the five-month period ended December 31, 1999.

                                       39

(2)  Includes $121,275,  received under the terms of a special incentive program for senior  executives that was based on our  performance  during the three years ended July 31, 1998, and $117,000, which was based on our performance and the achievement of individual goals during fiscal 1999.
(3)  Includes our matching  contributions and profit sharing  contributions made to the SL Industries Inc.  Savings and Pension Plan for Messrs.  Farren and
     Nuzzo  in  fiscal   year  1999  in  the   amounts  of  $7,353  and  $6,448,
     respectively;  in fiscal  year 1999 for  Messrs.  Farren,  and Nuzzo in the amounts of $8,249 and $7,398,  respectively;  in the five-month  period for
     1999 for  Messrs.  Farren and Nuzzo in the  amounts  of $1,333 and  $1,696, respectively;  in calendar  year 2000 for  Messrs.  Farren and Nuzzo in the amounts of $7,923 and $6,519,  respectively;  and in calendar year 2001 for
     Messrs.  Farren,  Nuzzo and  Cherian in the  amounts of $8,500,  $8,500 and
     $5,990, respectively. Our contribution to the plan is based on a percentage of the participant's elective contributions up to the maximum defined under the  plan  and a fixed  percentage,  determined  annually  by the  Board of
     Directors,  of the participant's total fiscal years 1998 and 1999 earnings.
     Under the plan,  benefits are payable at  retirement as a lump sum or as an annuity.

(4)  Includes  premiums paid for group term life  insurance for Messrs.  Farren,
     Nuzzo and Cherian,  and premiums paid for an ordinary  whole life insurance policy on Mr.  Farren's life in the face amount of $1,000,000,  of which he is the owner with the right to designate beneficiaries.

            Pursuant to a standing  resolution of the Board of  Directors,  upon the death of any executive  officer  having more than five (5) years of service, we will pay his spouse, over a 36-month period, an amount equal to the officer's salary at his death.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

            The following  table sets forth  information  concerning  options to purchase common stock granted under our 1991 Long Term Incentive Plan in 2001 to the Named  Executive  Officers.  Twenty  percent  of the  options  granted  were exercisable on the date of grant with the balance  exercisable in twenty percent increments, one, two, three and four years after the date of grant. The material terms of such options appear in the following table.

                                                                                                  Potential Realizable
                                                                                                   Value at Assumed
                                                                                               Annual Rates of Stock
                                                                                               Price Appreciation for
                           Individual Grants                                                       Option Term (1)
------------------------------------------------------------------------------------------------------------------------
                      Number of       % of Total
                      Securities      Stock Options
                      Underlying      Granted to
                      Stock Options   Employees in       Exercise            Expiration
       Name       Granted (#)         Fiscal Year        Price($/SH)         Date               5%($)          10% ($)
       ----       -----------         -----------        -----------         -----------        -----          -------

Owen Farren       20,000              12%                $  5.75             09/25/2011         $72,323        $183,280
Jacob Cherian      7,000               4%                $12.175             05/18/2011         $53,598        $135,827
Jacob Cherian     10,000               6%                  $5.75             09/25/2011         $36,161         $91,640
David R. Nuzzo     7,000               4%                $12.175             05/18/2011         $53,598        $135,827
David R. Nuzzo    10,000               6%                $  5.75             09/25/2011         $36,161         $91,640
-------------

(1)  The Potential  Realizable  Value,  determined in accordance with SEC rules, assumes annualized market  appreciation rates of 5% and 10%,  respectively, from a market value of $5.75/share and  $12.175/share on September 25, 2001 and May 18, 2001 (the date of the grant) to September  25, 2011 and May 18,
     2011 (the date of  expiration  of such  options) for all  optionees.  These assumptions  are not  intended  to forecast  the future  price of our stock price.  The real value of the  options in this table  depends on the actual performance  of our common stock during the  applicable  period,  which may increase or decrease  in value over the time  period set forth  above.  The
     Potential Realizable Value does not assume future dividends, stock or cash.
     The option  grant does not accrue  cash  dividends  unless the  options are exercised, should dividends be declared.

AGGREGATED  STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END STOCK
OPTION VALUES

                                       40

            The  following  table sets forth the number of shares  received upon exercise of stock  options by each of the Named  Executive  Officers  during the last completed  fiscal year and the aggregate  options to purchase shares of our common stock held by the Named Executive Officers at December 31, 2001.

                                                                       Number of Securities
                                                                       Underlying                   Value of Unexercised
                                                                       Unexercised Options          In-The-Money Options
                                                                       At Fiscal Year End (#)       at Fiscal Year End ($)(1)
                                                                       -----------------------      -------------------------
                                      Shares
                                      Acquired Upon     Value          Exercisable/                 Exercisable/
Name                                  Exercise (#)      Realized ($)   Unexercisable                Unexercisable
----                                  ------------      ------------   -------------                -------------
     Owen Farren                             N/A                N/A            227,200/27,800        252,300/1,500
     David R. Nuzzo                          N/A                N/A             42,750/19,250              250/750
     Jacob Cherian                           N/A                N/A              9,900/22,100                  0/0

(1) Computed by multiplying the number of options by the difference  between (i)
the per share closing price at fiscal  year-end and (ii) the exercise  price per share.

LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

            We did not grant awards to any of our executive  officers  under any long-term incentive plans during the year ended December 31, 2001.

DIRECTOR COMPENSATION

            Outside (i.e., non-employee) directors receive the following fees:

-    $4,375 quarterly retainer fee;
-    $1,000 for each Board of Directors meeting attended; and
-    $750 for each committee meeting attended.
-

            In fiscal year 1993,  the Board of Directors  adopted a Non-Employee
Director  Non-Qualified  Stock Option Plan (the  "Directors'  Plan"),  which was approved by the  shareholders at our 1993 Annual  Meeting.  Under the Directors'
Plan, non-employee Directors have the right annually during the month of June to elect  to  receive  non-qualified  stock  options  in  lieu  of all or a  stated
percentage of upcoming  yearly  directors  fees. The number of shares covered by such  options is  determined  at the time such fees would  otherwise  be payable based upon the fair market value of our common stock at such times, except, with respect to an election to defer all such fees, such determination shall be based upon 133% of fair market value at such times. Elections are irrevocable.

            Under the  Directors'  Plan,  Messrs.  Baumgardner  and Caruso  (Mr.
Caruso  served as a director  until January  2002),  elected for 2001 to receive non-qualified  stock options in lieu of all such fees.  In accordance  with such
elections,   they   received   options  to  acquire   7,487  and  7,122  shares,
respectively, during 2001.

EMPLOYMENT CONTRACTS, TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

            In 2001, we entered into  change-in-control  agreements  with senior executives and other key personnel.

            In January  2002,  the five  nominees  of the RORID  Committee  were elected to our  eight-member  Board of  Directors.  Upon the  occurrence of this event,  Messrs.  Farren,  Nuzzo and  Cherian  each  received  payment  under his respective  change-in-control agreement. As a result, in January 2002 we paid to
Messrs. Farren, Nuzzo and Cherian, respectively, $877,565, $352,556 and $250,000 under such  agreements.  Under their  respective  change-in-control  agreements, these executives are not entitled to receive any further cash payments,  but are entitled to receive insurance  benefits for specified time periods or until they obtain new employment, whichever occurs first.

                                       41

            Upon receiving their resignations, we exercised our rights under the change-in-control  agreements to require  Messrs.  Farren,  Nuzzo and Cherian to remain in their  positions for up to ninety days.  Mr.  Farren was  subsequently terminated as Chief  Executive  Officer and  President on February 4, 2002.  Mr.
Nuzzo has continued in his position with us. Mr. Cherian  resigned  effective as of April 26, 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            During  2001,  the  Compensation  Committee  members  were J.  Dwane
Baumgardner  (Chairman),  Richard E. Caruso and Walter I.  Rickard,  all of whom were non-employee directors of ours.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The  following  table  sets  forth  certain  information   regarding
ownership of our common  stock,  as of  September  30, 2002 (except as otherwise noted),  by: (i) each  person or entity  (including  such  person's  or entity's address)  who is known by us to own  beneficially  more than five percent of our common  stock,  (ii)  each  of our  Directors  and  nominees  for  Director  who beneficially  owns shares,  (iii) each Named Executive Officer (as defined under
Executive  Compensation)  who beneficially  owns shares,  and (iv) all executive officers and  Directors as a group.  The  information  presented in the table is based upon the most recent filings with the  Securities and Exchange  Commission by such persons or upon information otherwise provided by such persons to us.

                                                   Number of Shares
Name of Beneficial Owner                         Beneficially Owned(1)            Percentage Owned(2)
------------------------                         ---------------------            -------------------

Dimensional Fund Advisors, Inc.                          296,900                           5.0%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

The Gabelli Funds                                      1,545,700(4)                       26.3%
One Corporate Center
Rye, NY 10580-1435

Oaktree Capital Management, LLC                          525,000(5)                        8.9%
333 South Grand Avenue
28th Floor
Los Angeles, CA                                                                          90071

Steel Partners II, L.P.                                  746,250(6)                       12.7%
150 East 52nd Street
21st Floor
New York, NY  10022

J. Dwane Baumgardner                                      64,639(7)                        1.1%

David R. Nuzzo                                            53,186(8)                          *

Warren Lichtenstein                                      756,550(9)                       12.8%

Glen Kassan                                                    0                             *

Avrum Gray                                                26,200(10)                         *

James Henderson                                                0                             *

Mark E. Schwarz                                          217,350(11)                       3.7%

Richard Smith                                                  0                             *

                                       42

Steven Wolosky                                                 0                             *
All Directors and Executive
Officers as a Group                                    1,117,925(12)                      18.7%

            * Less than one percent (1%).

            (1) Beneficial  ownership is determined in accordance with the rules of the Securities and Exchange  Commission.  Under such rules, shares are deemed to be  beneficially  owned by a person or entity if such person or entity has or shares the power to vote or dispose of the shares, whether or not such person or entity has any economic interest in such shares.  Except as otherwise indicated, and  subject to  community  property  laws where  applicable,  the  persons  and entities  named in the table  above have sole voting and  investment  power with respect  to all  shares of common  stock  shown as  beneficially  owned by them.
Shares of common stock subject to options or warrants  currently  exercisable or exercisable  within 60 days are deemed outstanding for purposes of computing the percentage  ownership of the person or entity holding such option or warrant but are not deemed outstanding for purposes of computing the percentage ownership of any other person or entity.

            (2) Based upon 5,888,158 shares outstanding as of September 30, 2002.

            (3) Dimensional Fund Advisors Inc., a registered investment advisor, is deemed to have  beneficial  ownership  of 296,900  shares,  as of January 30,
2002,  all of which shares are held in portfolios of DFA  Investment  Dimensions
Group Inc., a registered  open-end  investment  company, or in series of the DFA
Investment Trust Company,  a Delaware business trust, or the DFA Group Trust and
DFA  Participation  Group  Trust,  investment  vehicles for  qualified  employee
benefit  plans,  all  of  which  Dimensional   serves  as  investment   manager.
Dimensional disclaims beneficial ownership of all such shares.

            (4) Based  upon a Schedule  13D/A  Amendment  No. 20 dated  April 2,
2002, filed with the Securities and Exchange  Commission by Gabelli Funds,  LLC.
Gabelli Group Capital  Partners,  Inc. makes investments for its own account and is the parent company of Gabelli Asset  Management  Inc. Mario J. Gabelli is the
Chairman  of the  Board of  Directors,  Chief  Executive  Officer  and  majority shareholder  of Gabelli  Partners.  Gabelli Asset  Management,  a public company listed on the New York Stock  Exchange,  is the  parent  company of a variety of companies  engaged in the securities  business,  including (i) GAMCO  Investors,
Inc., a  wholly-owned  subsidiary  of Gabelli  Asset  Management,  an investment adviser registered under the Investment Advisers Act of 1940, as amended,  which provides  discretionary  managed  account  services for employee  benefit plans, private investors,  endowments,  foundations and others;  (ii) Gabelli Advisers,
Inc., a subsidiary of Gabelli Asset  Management,  which  provides  discretionary advisory  services to The Gabelli  Westwood  Mighty  Mites Fund;  (iii)  Gabelli
Performance  Partnership  L.P., a limited  partnership  whose  primary  business purpose is investing in securities  (Mario J. Gabelli is the general partner and
a  portfolio  manager  for  Gabelli  Performance   Partnership);   (iv)  Gabelli
International Limited, a corporation whose primary business purpose is investing in a  portfolio  of  equity  securities  and  securities  convertible  into,  or exchangeable for, equity securities offered primarily to persons who are neither citizens nor  residents of the United  States;  and (v) Gabelli  Funds,  LLC, an
investment adviser registered under the Investment Advisers Act, which presently
provides   discretionary   managed  account  services  for  various   registered
investment companies.

            Includes the following shares deemed to be owned beneficially by the following  affiliates:  1,263,200  shares held by GAMCO;  107,000 shares held by
Gabelli International; 98,500 shares held by Gabelli Funds; 1,000 shares held by
Gabelli Foundation,  Inc., a private  foundation;  16,000 shares held by Gabelli
Advisers; and 60,000 shares held by Gabelli Performance Partnership. Each of the
Gabelli affiliates claims sole voting and dispositive power over the shares held by it. The  foregoing  persons do not admit to  constituting  a group within the meaning of Section  13(d) of the  Exchange  Act.  Mario J.  Gabelli is the Chief
Investment Officer of each of the Gabelli affiliates;  the majority  stockholder and Chairman of the Board of Directors  and Chief  Executive  Officer of Gabelli
Partners;  the president,  a trustee and the  investment  manager of the Gabelli
Foundation;   and  the  general  partner  and  portfolio   manager  for  Gabelli
Performance Partnership.

            GAMCO,  Gabelli Advisors,  and Gabelli Funds, each has its principal
business  office  at  One  Corporate  Center,  Rye,  New  York  10580.   Gabelli
Performance Partnership has its principal business office at 401 Theodore Freund
Ave.,  Rye, New York 10580.  Gabelli  International  has its principal  business office at c/o Fortis Fund Services (Cayman) Limited, Grand Pavillion, Commercial
Centre,  802 West Bay Road,  Grand  Cayman,  British  West  Indies.  The Gabelli
Foundation has its principal  offices at 165 West Liberty Street,  Reno,  Nevada
89501.

                                       43

>
            (5) Oaktree Capital Management,  LLC, a California limited liability company, is deemed to have beneficial ownership of 525,000 shares as of June 30,
2001.  The  principal  business of Oaktree is  providing  investment  advice and management services to institutional and individual investors. Oaktree's general
partner  is  OCM  Principal   Opportunities   Fund,  L.P.,  a  Delaware  limited
partnership.

            (6) Based upon a Schedule  13D/A  Amendment  No. 10 dated August 23,
2002,  filed  jointly  with the  Securities  and  Exchange  Commission  by Steel
Partners,  Mr.  Lichtenstein,   Newcastle  Partners,   L.P.,  Newcastle  Capital
Management,  L.P., Newcastle Capital Group, L.L.C., Mr. Schwarz, Mr. Kassan, Mr.
Henderson and Mr. Wolosky, in addition to other information.

            (7)  Includes  2,000  shares  owned by Mr.  Baumgardner  and  62,639 shares, which Mr. Baumgardner has the right to acquire at any time upon exercise of stock options.

            (8)  Includes  4,500  shares  owned  by  Mr.  Nuzzo,   5,936  shares
beneficially  owned by Mr.  Nuzzo as a  participant  in our  Savings and Pension
Plan,  and 42,750  shares  which Mr.  Nuzzo has the right to acquire at any time upon exercise of stock options.

            (9) Includes the 746,250 shares of which,  by virtue of his position as  Chairman  of the Board,  Chief  Executive  Officer  and  Secretary  of Steel
Partners (as described in Note 6 above), Mr.  Lichtenstein has the power to vote and dispose.

            (10) Includes 3,500 shares held by Mr. Gray's Individual  Retirement
Account, 13,400 shares held by 1993 GF Limited Partnership, in which the general partner is a corporation  owned solely by Mr. Gray, and 6,800 shares held by AVG
Limited Partnership, in which Mr. Gray is a general partner. Also includes 2,500 shares held by JYG Limited Partnership,  in which Mr. Gray's spouse is a general partner.  Except for the shares held in his Individual Retirement Account and by
JYG  Limited  Partnership,  Mr. Gray  disclaims  beneficial  ownership  of these shares.

            (11) Includes  217,350 shares of which, by virtue of his position as
Managing Member of Newcastle Capital Group, L.L.C., which is the general partner of Newcastle Capital Management, L.P., which is the general partner of Newcastle
Partners, L.P, Mr. Schwarz has the power to vote and dispose.

            (12) Includes 105,389 shares which directors and executive  officers have the right to acquire,  at any time, upon the exercise of  nonqualified  and incentive stock options granted by us.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            Steven Wolosky,  one of our directors,  is a partner at the law firm of Olshan  Grundman Frome  Rosenzweig & Wolosky LLP. Olshan has been retained by us as outside counsel.

                               THE RIGHTS OFFERING

BACKGROUND OF THE RIGHTS OFFERING

            The Board of Directors  has proposed that we attempt to raise equity capital  through a rights  offering  to all of our  shareholders  and to use the proceeds  from the equity  financing  to reduce  long term debt under our senior secured credit facility. In order to support the success of the rights offering,
Steel Partners,  of which Warren  Lichtenstein,  our Chief Executive Officer and
Chairman of the Board, is the managing member of the general partner, offered to purchase any shares of common stock unsubscribed in the rights offering. None of the shares being purchased by Steel Partners  through its basic  privilege,  its over-subscription  privilege  and the backstop  agreement  will be registered in this offering.  Subsequent to this Offering, the Company will seek to register the resale of any shares acquired by Steel Partners through its exercise of nontransferable rights.

REASONS FOR THE RIGHTS OFFERING

            At a  meeting  held on  September  27,  2002 our  Board  unanimously approved the rights offering.

            The primary reason for  authorizing  the rights  offering is to meet our need for additional  working  capital.  The Board determined that the rights offering with Steel Partners'  purchase of any unsubscribed  shares was our best alternative under the circumstances.

            In approving the rights offering and Steel Partners'  purchase,  our
Board of Directors considered a number of factors, including the following:

                                       44

     o    the difficulty of refinancing the revolving  credit  facility  without the additional proceeds to be realized hereby;

     o    the requirement of refinancing the revolving  credit facility prior to
          December 31, 2002, its maturity date;

     o    the  commercial and other risks  associated  with a  restructuring  or
          recapitalization   and  the  impact  of  those   alternatives  on  our
          shareholders and our creditors;

     o    the   willingness   of  Steel   Partners  to  agree  to  purchase  any
          unsubscribed shares up to ______ shares; and

     o    the belief that the  transaction was the best  alternative  reasonably available to us from the  perspective of our public  shareholders  and our creditors.

            The preceding  discussion of the information and factors  considered and given weight by our Board of  Directors  is not  intended to be  exhaustive.
However,  our board of directors believe that the discussion includes all of the material  factors that they  considered.  In reaching their decisions to approve and to recommend approval of the rights offering and Steel Partners' purchase of all unsubscribed  rights,  our Board of Directors did not assign any relative or specific weights to the factors they considered.  Individual  Directors may have given different weights to different factors.

NO BOARD OR FINANCIAL ADVISOR RECOMMENDATION

            An investment in our common stock must be made according to your own evaluation of your best interests.  Accordingly, our Board of Directors does not make any  recommendation  to you about whether you should  exercise your rights.
Neither have we retained a financial  advisor to make any  recommendation to you about whether you should exercise your rights.

THE RIGHTS

            We will  distribute  to each holder of record of our common stock on
____________,  2002, at no charge,  one  nontransferable  subscription right for each _____  shares of our common stock they own. The rights will be evidenced by rights certificates.  Each right will allow you to purchase one additional share of our common stock at a price of $___.

EXPIRATION OF THE RIGHTS OFFERING

            You may exercise your subscription privilege at any time before 5:00
p.m., New York City time, on ______,  2002,  the expiration  date for the rights offering.  If you do not exercise your rights before the expiration  date,  your unexercised rights will be null and void. We will not be obligated to honor your exercise of rights if the subscription  agent receives the documents relating to your  exercise  after  the  rights  offering  expires,  regardless  of when  you transmitted the documents, except when you have timely transmitted the documents under the guaranteed delivery  procedures  described below. We, with the consent of Steel  Partners,  may extend the  expiration  date by giving  oral or written notice to the subscription agent on or before the scheduled  expiration date. If we elect to extend the expiration of the rights offering,  we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration date.

SUBSCRIPTION PRIVILEGES

BASIC SUBSCRIPTION PRIVILEGE.  With your basic subscription  privilege,  you may purchase one share of our common stock per right,  upon delivery of the required documents and payment of the subscription price of $_____ per share.  Fractional rights will be rounded up to the next higher whole  right.  The number of rights subject to the rights offering has been  arbitrarily  increased by ______ rights to cover increases  resulting from rounding up. You are not required to exercise all of your rights. We will deliver to you certificates  representing the shares that you purchased with your basic subscription privilege as soon as practicable after the rights offering has expired.

OVER-SUBSCRIPTION  PRIVILEGE.  Subject to the allocation  described below,  each subscription right also grants each rights holder an over-subscription privilege to purchase  additional  shares of common stock that are not  purchased by other rights  holders  pursuant  to  the  other  rights  holders'  basic  subscription privileges.  You are entitled to exercise your over-subscription  privilege only if you exercise your basic subscription privilege in full.

                                       45

            If you wish to exercise your over-subscription privilege, you should indicate the number of additional  shares that you would like to purchase in the space  provided  on  your  subscription  certificate.  When  you  send  in  your subscription  certificate,  you must also send the full  purchase  price for the number of additional  shares that you have requested to purchase (in addition to the payment due for shares purchased through your basic subscription privilege).
If the number of shares  remaining after the exercise of all basic  subscription privileges  is not  sufficient  to satisfy all requests  for shares  pursuant to over-subscription  privileges,  you will be allocated additional shares pro-rata
(subject to elimination of fractional shares), based on the number of shares you purchased  through the basic  subscription  privilege in proportion to the total number of  shares  that you and other  over-subscribing  shareholders  purchased through the basic subscription  privilege.  However, if your pro-rata allocation exceeds the number of shares you  requested  on your  subscription  certificate, then you will  receive  only the number of shares  that you  requested,  and the remaining  shares  from your  pro-rata  allocation  will be divided  among other rights holders exercising their over-subscription privileges.

            As   soon   as    practicable    after    the    expiration    date,
_______________________,  acting as our subscription  agent,  will determine the number  of  shares  of  common  stock  that  you may  purchase  pursuant  to the over-subscription  privilege.  You will receive certificates  representing these shares as soon as practicable  after the expiration date. If you request and pay for more shares  than are  allocated  to you,  we will refund that  overpayment, without  interest.  In  connection  with the  exercise of the  over-subscription privilege,  banks,  brokers and other nominee holders of subscription rights who act on behalf of beneficial  owners will be required to certify to us and to the subscription  agent as to the aggregate number of subscription  rights that have been  exercised,  and the  number  of  shares  of  common  stock  that are being requested through the over-subscription  privilege,  by each beneficial owner on whose behalf the nominee holder is acting.

            Steel  Partners  has  agreed  to  exercise  all  of its  rights  and additionally purchase any unsubscribed shares up to _____ shares.

NON-TRANSFERABILITY OF THE RIGHTS

            Except in the limited  circumstances  described below,  only you may exercise the basic subscription  privilege and the over-subscription  privilege.
You may not  sell,  give  away or  otherwise  transfer  the  basic  subscription privilege or the over-subscription privilege.

            Notwithstanding  the foregoing,  you may transfer your rights to any affiliate of yours and your rights also may be  transferred by operation of law;
for example a transfer of rights to the estate of the  recipient  upon the death of the recipient would be permitted.  As used in this paragraph, an affiliate of yours shall mean any person (for this purpose,  a person includes a partnership, corporation or other legal entity such as a trust or estate) which controls,  is controlled by or is under common control with you. If the rights are transferred as permitted,  evidence  satisfactory to us that the transfer was proper must be received by us prior to the expiration date of the rights offering.

METHOD OF SUBSCRIPTION--EXERCISE OF RIGHTS

            You may  exercise  your rights by  delivering  the  following to the subscription  agent,  at  or  prior  to  5:00  p.m.,  New  York  City  time,  on
______________, 2002, the date on which the rights expire:

     o    your  properly  completed  and executed  rights  certificate  with any required signature guarantees or other supplemental documentation; and

     o    your full  subscription  price payment for each share  subscribed  for under your basic  subscription  privilege  and your  over-subscription privilege.

METHOD OF PAYMENT

            Your payment of the subscription  price must be made in U.S. dollars for the full number of shares of common stock you are subscribing for by either:

     o    check or bank draft drawn upon a U.S. bank or postal,  telegraphic  or express money order payable to the subscription agent; or

     o    wire transfer of  immediately  available  funds,  to the  subscription
          account     maintained     by    the     subscription     agent     at
          ______________________. -

RECEIPT OF PAYMENT

            Your payment will be considered  received by the subscription  agent only upon:

                                       46

     o    receipt  by the  subscription  agent  of  any  uncertified  check,  or certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order; or

     o    receipt of  collected  funds in the  subscription  account  designated above.

DELIVERY OF SUBSCRIPTION MATERIALS AND PAYMENT

            You  should  deliver  your  rights  certificate  and  payment of the subscription  price or, if  applicable,  notice of guaranteed  delivery,  to the subscription agent by one of the methods described below:

            If   by   mail,    by   hand   or   by    overnight    courier   to:
________________________________________

            [You    may    call    the     subscription     agent    at    (800)
______________________or ( ) ______________.]

            Your  delivery to an address  other than the address set forth above will not constitute valid delivery.

CALCULATION OF RIGHTS EXERCISED

            If you do not indicate the number of rights being  exercised,  or do not  forward  full  payment  of the total  subscription  price for the number of rights that you  indicate are being  exercised,  then you will be deemed to have exercised your basic  subscription  privilege with respect to the maximum number of rights that may be exercised  with the aggregate  subscription  price payment you  delivered  to  the  subscription  agent.  If  we do  not  apply  your  full subscription  price payment to your  purchase of shares of our common stock,  we will return the excess  amount to you by mail  without  interest or deduction as soon as practicable after the expiration date of the rights offering.

YOUR FUNDS WILL BE HELD BY THE  SUBSCRIPTION  AGENT UNTIL SHARES OF COMMON STOCK
ARE ISSUED

            The  subscription  agent will hold your payment of the  subscription price payment in a segregated  account with other  payments  received from other rights holders until we issue your shares to you.

SIGNATURE GUARANTEE MAY BE REQUIRED

            Your signature on each rights  certificate  must be guaranteed by an eligible  institution such as a member firm of a registered  national securities exchange or a member of the National Association of Securities Dealers, Inc., or
from a commercial bank or trust company having an office or correspondent in the
United States,  subject to standards and procedures  adopted by the subscription agent, unless:

     o    your rights  certificate  provides  that shares are to be delivered to you as record holder of those rights; or

     o    you are an eligible institution.

NOTICE TO BENEFICIAL HOLDERS

            If you are a broker,  a trustee or a depositary  for  securities who holds  shares of our common  stock for the account of others on  _______________
2002, the record date for the rights offering,  you should notify the respective beneficial  owners of such shares of the rights  offering as soon as possible to find out their  intentions with respect to exercising  their rights.  You should obtain  instructions  from the beneficial  owners with respect to the rights, as set forth in the  instructions we have provided to you for your  distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate  rights  certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial  owner,  you may exercise the number of rights to which all such beneficial  owners in the aggregate  otherwise would have been entitled had they been direct  record  holders of our common stock on the record date for the rights  offering,  provided that,  you, as a nominee  record holder,  make a proper  showing  to the  subscription  agent by  submitting  the  form  entitled
"Nominee  Holder  Certification"  which we will  provide to you with your rights offering materials.

BENEFICIAL OWNERS

            If you are a beneficial  owner of shares of our common stock or will receive your rights through a broker,  custodian bank or other nominee,  we will ask your broker,  custodian  bank or other  nominee to notify you of this rights offering.  If you wish to  exercise  your  rights,  you will  need to have  your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock  directly and would prefer to have your broker,  custodian bank or other  nominee  exercise  your  rights,  you should  contact your nominee and request it to effect the  transaction  for you. To indicate  your  decision with respect to your rights, you should

                                       47

complete and return to your  broker,  custodian  bank or other  nominee the form entitled  "Beneficial  Owners  Election Form." You should receive this form from your broker,  custodian  bank or other  nominee  with the other rights  offering materials.  If you wish to obtain a  separate  rights  certificate,  you  should contact  the  nominee as soon as possible  and  request  that a separate  rights certificate be issued to you.

INSTRUCTIONS FOR COMPLETING YOUR RIGHTS CERTIFICATE

            You should read and follow the instructions  accompanying the rights certificate(s) carefully.

            If you want to  exercise  your  rights,  you should send your rights certificate(s)  with your subscription price payment to the subscription  agent.
Do not send your rights certificate(s) and subscription price payment to us.

            You are  responsible  for the  method  of  delivery  of your  rights certificate(s)  with your subscription price payment to the subscription  agent.
If you send your rights  certificate(s)  and subscription price payment by mail, we recommend  that you send them by  registered  mail,  properly  insured,  with return receipt requested. You should allow a sufficient number of days to ensure delivery  to the  subscription  agent  prior  to the time  the  rights  offering expires.

DETERMINATIONS REGARDING THE EXERCISE OF YOUR RIGHTS

            We will decide all questions  concerning the  timeliness,  validity, form and eligibility of your exercise of your rights and our determinations will be final and  binding.  We,  in our sole  discretion,  may  waive any  defect or irregularity,  or permit a defect or  irregularity  to be corrected  within such time as we may  determine.  We may reject  the  exercise  of any of your  rights because  of any  defect or  irregularity.  We will not  receive  or  accept  any subscription  until all  irregularities  have been  waived by us or cured by you within such time as we decide, in our sole discretion.

            Neither  we nor the  subscription  agent  will be under  any duty to notify you of any defect or  irregularity  in connection with your submission of rights  certificates  and we will not be liable for failure to notify you of any defect or  irregularity.  We reserve the right to reject your exercise of rights if your exercise is not in accordance  with the terms of the rights  offering or in proper form.  We will also not accept your exercise of rights if our issuance of shares of our common stock to you could be deemed  unlawful under  applicable law.

REGULATORY LIMITATION

            We will not be  required  to issue to you  shares  of  common  stock pursuant to the rights  offering  if, in our  opinion,  you would be required to obtain  prior  clearance  or  approval  from  any  state or  federal  regulatory authority to own or control such shares if, at the time the subscription  rights expire, you have not obtained such clearance or approval.

GUARANTEED DELIVERY PROCEDURES

            If you wish to exercise your rights,  but you do not have sufficient
time  to  deliver  the  rights   certificate   evidencing  your  rights  to  the
subscription  agent on or before the time your rights  expire,  you may exercise your rights by the following guaranteed delivery procedures:

     o    deliver  your  subscription  price  payment in full for each share you subscribed  for under your  subscription  privileges in the manner set forth in "Method of Payment" on page __ to the  subscription  agent on or prior to the expiration date;

     o    deliver   the  form   entitled   "Notice  of   Guaranteed   Delivery,"
          substantially in the form provided with the "Instructions as to Use of
          SL Rights  Certificates"  distributed with your rights certificates at or prior to the expiration date; and

     o    deliver the properly  completed  rights  certificate  evidencing  your rights being exercised and the related  nominee holder  certification, if  applicable,  with  any  required  signatures  guaranteed,  to  the subscription  agent within three  business days  following the date of your Notice of Guaranteed Delivery.

            Your  Notice  of   Guaranteed   Delivery   must  be   delivered   in
substantially  the same form provided with the  Instructions as to the Use of SL
Rights  Certificates,  which  will  be  distributed  to  you  with  your  rights certificate.  Your  Notice of  Guaranteed  Delivery  must come from an  eligible institution,  or other eligible guarantee  institutions which are members of, or participants in, a signature  guarantee  program  acceptable to the subscription agent.

                                       48

            In your Notice of Guaranteed Delivery, you must state:

     o    your name;

     o    the number of rights  represented by your rights  certificates and the number of shares of our  common  stock you are  subscribing  for under your basic subscription privilege; and

     o    your  guarantee  that you will deliver to the  subscription  agent any rights  certificates  evidencing the rights you are exercising  within three business days following the date the subscription agent receives your Notice of Guaranteed Delivery.

            You  may  deliver  your  Notice  of   Guaranteed   Delivery  to  the
subscription agent in the same manner as your rights certificates at the address set forth above under "--Delivery of Subscription Materials and Payment" on page
___.  Alternatively,  you may transmit your Notice of Guaranteed Delivery to the subscription agent by facsimile transmission  (Facsimile No.: (___) ____-_____).
To confirm facsimile deliveries, you may call (___) --------------------.

            The subscription  agent will send you additional  copies of the form of Notice of Guaranteed  Delivery if you need them.  Please call (__) __________
to request any copies of the form of Notice of  Guaranteed  Delivery.  Banks and brokerage  firms  please call (800)  _____________  to request any copies of the form of Notice of Guaranteed Delivery.

QUESTIONS ABOUT EXERCISING RIGHTS

            If you have any questions or require assistance regarding the method of exercising your rights or requests for additional  copies of this prospectus, the  Instructions  as to the Use of SL  Rights  Certificates  or the  Notice  of
Guaranteed Delivery,  you should contact the subscription agent at the following address and telephone number: _________________.

SUBSCRIPTION AGENT

            We have appointed  _______________  to act as subscription agent for the rights offering. We will pay all fees and expenses of the subscription agent
related  to  the  rights   offering  and  have  also  agreed  to  indemnify  the
subscription  agent from  liabilities  which it may incur in connection with the rights offering.

NO REVOCATION

            Once you have exercised your  subscription  privileges,  you may not revoke your exercise.  Rights not exercised  prior to the expiration date of the rights offering will expire.

PROCEDURES FOR DTC PARTICIPANTS

            We expect that your  exercise of your basic  subscription  privilege may be made through the  facilities of the  Depository  Trust  Company.  If your rights are held of record through DTC, you may exercise your basic  subscription privilege and your  over-subscription  privilege by instructing  DTC to transfer your rights from your account to the account of the subscription agent, together with  certification  as to the aggregate number of rights you are exercising and the  number of shares of our  common  stock you are  subscribing  for under your basic subscription privilege and your over-subscription  privilege,  if any, and your  subscription  price payment for each share you  subscribed for pursuant to your basic subscription privilege and your over-subscription privilege.

            No change will be made to the cash  subscription  price by reason of changes in the  trading  price of our common  stock  prior to the closing of the rights offering.

FOREIGN AND OTHER SHAREHOLDERS

            Rights certificates will be mailed to rights holders whose addresses are  outside  the  United  States or who have an Army Post  Office or Fleet Post
Office address. To exercise such rights, you must notify the subscription agent, and take all other steps that are  necessary to exercise your rights on or prior to the expiration  date of the rights  offering.  If the procedures set forth in the preceding sentence are not followed prior to the expiration date your rights will expire.

EXPIRATION DATE, EXTENSIONS AND TERMINATION

            We may extend the rights offering and the period for exercising your rights,  in our sole  discretion.  The rights will expire at 5:00 p.m., New York
City  time,  on  ________________  2002,  unless we decide

                                       49

to extend the rights  offering  to a date no later than  ______________.  If the commencement  of the rights  offering is delayed,  the  expiration  date will be similarly  extended.  If you do not exercise your basic  subscription  privilege prior to that time,  your rights will be null and void.  We will not be required to issue shares of common stock to you if the  subscription  agent receives your subscription certificate or your payment after that time, regardless of when you sent the subscription  certificate and payment, unless you send the documents in compliance with the guaranteed delivery procedures described above.

SHARES OF COMMON STOCK OUTSTANDING AFTER THE RIGHTS OFFERING

            Approximately  ______  million  shares of our  common  stock will be issued and outstanding after the rights offering.

EFFECTS OF RIGHTS OFFERING ON OUR STOCK OPTION PLANS AND OTHER PLANS

            As of _____,  2002,  there  were  outstanding  options  to  purchase
___________ shares of our common stock issued or committed to be issued pursuant to stock options  granted by us and our  predecessors.  None of the  outstanding options have  antidilution or other  provisions for adjustment to exercise price or  number  of  shares  which  will be  automatically  triggered  by the  rights offering. Each outstanding and unexercised option will remain unchanged and will be  exercisable  for the same  number of shares of common  stock and at the same exercise price as before the rights offering.

EFFECTS OF RIGHTS OFFERING ON STEEL PARTNERS' SECURITIES AND OWNERSHIP

            Set forth below, for  illustrative  purposes only, are two scenarios which  indicate the effect the rights  offering and related share issuance could have on Steel Partners' relative voting and economic interest. As of the date of this  prospectus,  Steel  Partners  controls  12.7% of the  voting  power of our outstanding capital stock, and owns 12.7% of our outstanding common stock.

            SCENARIO  A -- All  shares of common  stock  offered  in the  rights offering are fully subscribed.

            SCENARIO B -- Steel  Partners is the only  rights  holder to acquire shares of common stock pursuant to the rights offering.

                                                                                    Steel Partners
                      Total        Steel Partners                        Steel      Economic Ownership
                      Rights           Rights         Cash             Partners     Percentage
    Scenario         Offered          Exercised         Raised         Voting %     (at September 30, 2002)
-----------------  -------------   ----------------   -----------    -------------- ----------------------------------
                                                                                    Undiluted                Maximum
                                                                                    ---------                Dilution
       A
       B

OTHER MATTERS

            We are not  making  this  rights  offering  in any  state  or  other jurisdiction  in which it is unlawful to do so, nor are we selling or  accepting any offers to purchase  any shares of our common  stock from rights  holders who are  residents  of  those  states  or  other  jurisdictions.  We may  delay  the commencement of the rights offering in those states or other  jurisdictions,  or change the terms of the rights offering,  in order to comply with the securities law requirements of those states or other jurisdictions.  We may decline to make modifications  to the terms of the rights offering  requested by those states or other  jurisdictions,  in which case,  if you are a resident in those  states or jurisdictions, you will not be eligible to participate in the rights offering.

                               BACKSTOP AGREEMENT

            We  entered  into an  agreement  with  Steel  Partners  dated  as of
___________,  2002. Under the backstop  agreement,  Steel Partners has agreed to exercise all their rights and to subscribe for the purchase of any  unsubscribed shares of common stock in the rights offering up to ____ shares.

            Under the backstop  agreement,  the subscription price will be equal to the  subscription  price  applicable  to all  shareholders  under the  rights offering.

                                       50

            Steel Partners,  which owns  approximately  12.7% of our outstanding voting  stock,  has agreed  with us to  exercise  all of its  rights,  including over-subscription rights, and further purchase any unsubscribed shares remaining after the expiration of the  over-subscription  privilege in the rights offering up to ____ shares.

            Warren Lichtenstein, our Chief Executive Officer and Chairman of the
Board, is also the Managing Member of the General Partner of Steel Partners.  By
virtue of his position at Steel Partners, Mr. Lichtenstein has the power to vote and dispose all of Steel Partners' shares of our stock.

            REPRESENTATIONS  AND WARRANTIES.  Under the backstop  agreement,  we have made representations and warranties relating to:

     o    its  organization,  good standing,  qualification  and other corporate matters;

     o    its  power  and   authority  to  execute,   deliver  and  perform  its
          obligations in connection with the rights offering;

     o    required consents and approvals, and absence of violations of laws;

     o    the due  authorization  of the  issuance  of the rights and the common stock;

     o    that it is not an "investment  company" or a "public  utility  holding company;" and

     o    brokers.

     Steel Partners has made representations and warranties relating to:

     o    its  organization,  good standing,  qualification  and other corporate matters;

     o    its  power  and   authority  to  execute,   deliver  and  perform  its
          obligations in connection with the rights offering;

     o    required consents and approvals, and absence of violations of laws;

     o    brokers; and

     o    its  understanding  of the investment risks associated with the rights and the common  stock it will be  purchasing  pursuant to the backstop agreement.

            CONDITIONS TO CLOSING. Execution of the backstop agreement does not, by itself,  obligate the parties to consummate the rights offering. Each party's obligation to consummate the rights  offering is conditioned  upon the following closing conditions:

     o    no legal or judicial barriers to the rights offering;

     o    effectiveness of the registration statement, with no stop order issued or threatened by the SEC;

     o    the accuracy of the representations and warranties of the other party;
          and

     o    receipt of required consents, approvals,  authorizations,  waivers and amendments.

            Steel Partners'  obligation to consummate the purchase of securities provided for in the backstop  agreement is also  conditioned  upon the following closing conditions:

     o    completion of the rights offering in conformity with the  requirements provided in the registration statement;

     o    approval of the common stock  issuable upon exercise of the rights for listing on the NYSE;

            INDEMNIFICATION.  We have agreed to indemnify Steel Partners and its
representatives   for  any   losses   suffered   by  Steel   Partners   and  its
representatives  resulting  from the breach of any  representation,  warranty or covenant made by us in the backstop agreement or any related document, except to the extent that such losses are  determined  to be the direct result of fraud or crime committed by Steel Partners.  Steel Partners shall be entitled to initiate claims for  indemnification for breaches of representations and warranties until the first anniversary of the closing of the rights offering.

            TERMINATION OF THE BACKSTOP AGREEMENT. The backstop agreement may be terminated  at any time  following its execution but prior to the closing of the rights offering by:

     o    the mutual consent of us and Steel Partners;

                                       51

     o    either us or Steel  Partners if any  governmental  entity has issued a final and nonappealable order enjoining the issuance of the rights and shares of common stock or the consummation of the transaction;

     o    by Steel Partners if:

--   any of our  representations  and warranties fail to be true and correct and such failure causes a material adverse effect; or

--   we breach or fail to comply in any material  respect  with our  obligations under the agreement  and do not cure such breach or failure  within 15 days after notice by Steel Partners; and

     o    by us if:

--   any of the representations and warranties of Steel Partners fail to be true and correct and such failure causes a material adverse effect; or

--   Steel Partners breaches or fails to comply in any material respect with its obligations  under the  agreement  and does not cure such breach or failure within 15 days after notice by us.

            The foregoing  description of the backstop agreement is qualified in its  entirety by the text of the backstop  agreement  which is an exhibit to the registration  statement that includes this  prospectus.  See "Where You Can Find
More Information" on page ___ of this prospectus.]

                          DESCRIPTION OF CAPITAL STOCK

            As of September 30, 2002, our authorized  capital stock consisted of
25,000,000  shares of common  stock,  par value $0.20 per share,  and  6,000,000 shares of  preferred  stock,  no par value.  As of that date,  we had  5,888,158 shares of common stock outstanding and no shares of preferred stock outstanding.
The  following is a summary of the  material  terms of our capital  stock.  This summary does not purport to be complete or to contain all the  information  that may be  important  to you,  and is qualified in its entirety by reference to our articles of incorporation,  as amended, and bylaws, as amended. We encourage you to read the  provisions  of these  documents  to the extent  they relate to your individual  investment  strategy.  Copies of our articles of  incorporation,  as amended,  and our bylaws, as amended, are filed as exhibits to our annual report on Form 10-K for the year ended December 31, 2000.

PREFERRED STOCK

            Our articles of incorporation  authorize us to issue preferred stock in one or more series having  designations,  rights, and preferences  determined from time to time by our Board of Directors.  Accordingly, subject to applicable stock exchange  rules and the terms of existing  preferred  stock,  our Board of
Directors is empowered,  without the approval of the holders of common stock, to issue shares of preferred stock with dividend, liquidation,  conversion, voting, or other rights that could adversely  affect the voting power or other rights of the holders of common stock.  Currently, we have not issued any preferred stock.
In some cases,  the issuance of preferred  stock could delay a change of control of us or make it harder to remove incumbent management.  In addition, the voting and conversion  rights of a series of preferred stock could adversely affect the voting power of our common  shareholders.  Preferred  stock could also  restrict dividend  payments to holders of our common  stock.  Although we have no present intention to issue any shares of preferred  stock, we could do so at any time in the future.

COMMON STOCK

VOTING  RIGHTS.  Each share of our common  stock is  entitled to one vote in the election  of  Directors  and other  matters.  A majority of shares of our voting stock  constitute a quorum at any meeting of shareholders.  Common  shareholders are not entitled to cumulative voting rights.

DIVIDENDS.  Subject  to the  preferential  rights of any  outstanding  shares of preferred  stock  and the  restrictive  terms  of our  credit  agreement,  which prohibits the payment of  dividends,  dividends may be paid to holders of common stock  as may be  declared  by our  Board  of  Directors  out of  funds  legally available  for that  purpose.  We do not intend to pay  dividends at the present time or in the near future.

                                       52

LIQUIDATION.  If  we  liquidate,   dissolve  or  wind-up  our  business,  either
voluntarily  or not,  common  shareholders  will  receive  pro rata  all  assets remaining after we pay our creditors.

MISCELLANEOUS.  Holders  of  common  stock  have  no  preemptive,  subscription, redemption, or conversion rights.

            The transfer  agent and  registrar  for the common stock is American
Stock Transfer Company.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

            The following discussion is a summary of the material federal income tax  consequences  of the rights  offering to holders of common  stock that hold such stock as a capital asset for federal income tax purposes.  This  discussion is based on laws,  regulations,  rulings  and  decisions  in  effect on the date hereof,  all of which are subject to change (possibly with  retroactive  effect)
and to differing  interpretations.  This discussion applies only to holders that are U.S.  persons,  which is  defined  as a citizen  or  resident  of the United
States, a domestic partnership, a domestic corporation, any estate (other than a foreign  estate),  and any trust so long as a court within the United  States is able to exercise primary  supervision over the  administration  of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. Generally, for federal income tax purposes an estate is classified as a "foreign estate" based on the location of the estate assets, the country of the estate's  domiciliary  administration,  and the nationality and residency of the domiciliary's personal representative.

            This  discussion  does not  address  all  aspects of federal  income taxation  that  may  be  relevant  to  holders  in  light  of  their  particular circumstances  or to holders who may be subject to special tax  treatment  under the Internal Revenue Code of 1986, as amended, including, holders of outstanding participatory preferred stock or warrants, holders who are dealers in securities or foreign  currency,  foreign  persons  (defined as all persons other than U.S.
persons),  insurance  companies,  tax-exempt  organizations,   banks,  financial
institutions,  broker-dealers, holders who hold common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired common stock  pursuant to the  exercise of  compensatory  stock  options or warrants or otherwise as compensation.

            We have not  sought,  and will not seek,  an opinion of counsel or a ruling from the  Internal  Revenue  Service  regarding  the  federal  income tax consequences of the rights offering or the related share issuance. The following summary  does not address  the tax  consequences  of the rights  offering or the related share  issuance under foreign,  state,  or local tax laws.  ACCORDINGLY,
EACH HOLDER OF COMMON STOCK  SHOULD  CONSULT ITS TAX ADVISOR WITH RESPECT TO THE
PARTICULAR TAX CONSEQUENCES OF THE RIGHTS OFFERING OR THE RELATED SHARE ISSUANCE
TO SUCH HOLDER.

            The federal income tax  consequences for a holder of common stock on a receipt of subscription rights under the rights offering are as follows:

     o    A holder will not  recognize  taxable  income for  federal  income tax purposes in connection with the receipt of subscription  rights in the rights offering.

     o    Except as provided  in the  following  sentence,  the tax basis of the subscription  rights  received by a holder in the rights offering will be zero.  If  either  (i) the fair  market  value of the  subscription rights on the date such  subscription  rights are distributed is equal to at least 15% of the fair  market  value on such date of the  common stock with  respect to which the  subscription  rights are received or
          (ii) the holder elects, by attaching a statement to its federal income tax return for the taxable year in which the  subscription  rights are received,  to allocate  part of the tax basis of such common  stock to the  subscription  rights,  then  upon  exercise  or  transfer  of the subscription  rights,  the holder's tax basis in the common stock will be allocated  between the common stock and the subscription  rights in proportion  to their  respective  fair  market  values on the date the subscription rights are distributed. A holder's holding period for the subscription  rights  received in the rights offering will include the holder's holding period for the common stock with respect to which the subscription  rights were received.  It is not expected that the value of the rights will  exceed 15% of the fair market  value of the common stock with respect to which the subscription rights are received.

     o    A holder that allows the  subscription  rights  received in the rights offering to expire will not  recognize  any gain or loss,  and the tax basis of the common  stock owned by such holder with

                                       53

          respect to which such  subscription  rights were  distributed  will be equal to the tax basis of such  common  stock  immediately  before the receipt of the subscription rights in the rights offering.

     o    A holder will not  recognize any gain or loss upon the exercise of the subscription rights received in the rights offering.

     o    The tax basis of the common  stock  acquired  through  exercise of the subscription  rights will equal the sum of the subscription  price for the common stock and the holder's tax basis,  if any, in the rights as described above.

     o    The holding period for the common stock acquired  through  exercise of the subscription rights will begin on the date the subscription rights are exercised.

                                  LEGAL MATTERS

            The  validity of the shares of common stock  offered  hereby will be passed upon for us by Olshan Grundman Frome  Rosenzweig & Wolosky LLP, New York,
New York. Steven Wolosky, a member of this firm, is one of our directors.

                                     EXPERTS

            The consolidated  balance sheets of SL Industries as of December 31,
2001  and  2000,  and  the  related   consolidated   statements  of  operations,
comprehensive  income (loss),  shareholders' equity and cash flows for the years ended  December  31,  2001 and 2000 and July 31,  1999,  and for the five months ended December 31, 1999, appearing in this prospectus and registration statement have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon appearing  elsewhere  herein,  and are included in reliance  upon such  report  given on the  authority  of such firm as experts in accounting  and  auditing.  We have not been able to  obtain,  after  reasonable efforts,  the written  consent of Arthur Andersen to the inclusion of its report in this  prospectus,  and we have not filed its consent in reliance on Rule 437a under the  Securities  Act.  Because  Arthur  Andersen has not  consented to the inclusion  of its  report in this  prospectus,  your  ability  to assert  claims against Arthur Andersen may be limited.  In particular,  because of this lack of consent,  you will not be able to sue Arthur Andersen under Section  11(a)(4) of the Securities Act for any untrue statements of a material fact contained in the financial  statements  audited by Arthur  Andersen or any  omissions  to state a material fact required to be stated in those financial  statements and therefore your right of recovery under that section may be limited.

                       WHERE YOU CAN FIND MORE INFORMATION

            We are subject to the  informational  requirements of the Securities
Exchange Act of 1934.  Accordingly,  we file reports, proxy statements and other information  with the SEC. You may read and copy any materials that we file with the  SEC  at  the  SEC's  Public  Reference  Room  at 450  Fifth  Street,  N.W.,
Washington,  D.C.  20549 upon  payment of the  prescribed  fees.  You may obtain information on the operation of the Public  Reference Room by calling the SEC at
1-800-SEC-0330.  The SEC also maintains an Internet site that contains  reports, proxy  information  statements  and other  materials  that are filed through the
SEC's Electronic Data Gathering,  Analysis, and Retrieval, or EDGAR, system. You can access this web site at http://www.sec.gov.

            We have filed a registration statement on Form S-1 with the SEC with respect to this rights  offering.  This prospectus is a part of the registration statement,  but  does  not  contain  all  of  the  information  included  in the registration  statement.  You may wish to inspect the registration statement and the exhibits to that registration statement for further information with respect to us and the securities offered in this prospectus.  Copies of the registration statement  and the exhibits to such  registration  statement  are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be  examined  without  charge  at the  public  reference  facilities  of the SEC
described  above.   Statements  contained  in  this  prospectus  concerning  the provisions of documents are necessarily  summaries of the material provisions of such documents,  and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

                                       54

                           FORWARD-LOOKING STATEMENTS

            This document and the information  incorporated  herein by reference
contain   "forward-looking   statements"  within  the  meaning  of  the  Private
Securities  Litigation Reform Act of 1995. These statements are subject to risks and  uncertainties  and are based on the beliefs and  assumptions of management,
based  on  information   currently  available  to  management.   Forward-looking
statements  can  be  identified  by  the  use  of  the  future  tense  or  other forward-looking  words  such as  "believe,"  "expect,"  "anticipate,"  "intend,"
"plan,"  "estimate,"   "should,"  "may,"  "will,"   "objective,"   "projection,"
"forecast,"  "management  believes,"  "continue,"  "strategy," "position" or the
negative  of  those  terms  or  other   variations  of  them  or  by  comparable
terminology.  In particular,  statements,  express or implied, concerning future operating  results or the  ability to  generate  sales,  income or cash flow are forward-looking  statements.  Forward-looking statements include the information concerning  possible or assumed  future  results of our  operations set forth in this document under:

     o    Summary;

     o    Risk Factors;

     o    Business; and

     o    Capitalization.

and in the documents incorporated by reference under the captions:

     o    Description of Business; and

     o    Management's  Discussion  and  Analysis  of  Financial  Condition  and
          Results of Operations.

            Forward-looking  statements are not guarantees of performance.  They involve  risks,  uncertainties  and  assumptions.  Our future results may differ materially from those expressed in these forward-looking statements. Many of the factors that will  determine  these  results and values are beyond  management's ability to control or  predict.  These  statements  are  necessarily  based upon various  assumptions  involving  judgments with respect to the future including, among others:

     o    the ability to achieve synergies and revenue growth;

     o    national,  regional and local  economic,  competitive  and  regulatory conditions and developments;

     o    technological developments;

     o    capital market conditions;

     o    inflation rates;

     o    interest rates;

     o    weather conditions;

     o    the  timing  and  success  of  integration  and  business  development efforts;

     o    the impact of a national energy policy; and

     o    other uncertainties,

all of which are difficult to predict and many of which are beyond  management's control.  You are  cautioned  not to put undue  reliance on any  forward-looking statements.

            You should  understand  that the  foregoing  important  factors,  in addition to those  discussed  elsewhere in this document,  including those under the heading  "Risk  Factors,"  could  affect our future  results and could cause results  to differ  materially  from  those  expressed  in such  forward-looking statements.

                                       55

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                       Page Number in this Report

Report of Independent Public Accountants                                                            F-2
Consolidated Financial Statements:
Consolidated Balance Sheets
            December 31, 2001 and 2000                                                              F-3
Consolidated Statements of Operations
            Twelve Months Ended December 31, 2001 and 2000 and July 31, 1999
            And Five Months Ended December 31, 1999 and 1998                                        F-4
Consolidated Statements of Comprehensive Income (Loss)
            Twelve Months Ended December 31, 2001 and 2000 and July 31, 1999
            And Five Months Ended December 31, 1999 and 1998                                        F-4
Consolidated Statements of Shareholders' Equity
            December 31, 2001 and 2000 and July 31, 1999
            And Five Months Ended December 31, 1999 and 1998                                        F-5
Consolidated Statements of Cash Flows
            Twelve Months Ended December 31, 2001 and 2000 and July 31, 1999
            And Five Months Ended December 31, 1999 and 1998                                        F-6
Notes to Consolidated Financial Statements                                                          F-8
Financial Statement Schedule:
            II.         Valuation and Qualifying Accounts                                           F-36

Consolidated Balance Sheets (unaudited)
            September 30, 2002 and December 31, 2001                                                F-37
Consolidated Statements of Operations (unaudited)
            Three Months Ended September 30, 2002 and 2001
            And Nine Months Ended September 30, 2002 and 2001                                       F-38
Consolidated Statements of Cash Flows (unaudited)
            Nine Months Ended September 30, 2002 and 2001                                           F-39
Notes to Consolidated Financial Statements (unaudited)                                              F-40

                                       F-1

        THIS IS A COPY OF A PREVIOUSLY ISSUED ARTHUR ANDERSEN LLP REPORT.
            THIS REPORT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP.
                     SEE EXHIBIT 23 FOR FURTHER DISCUSSION.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To SL Industries, Inc.:

We have audited the accompanying  consolidated  balance sheets of SL Industries,
Inc.  and  subsidiaries  as of  December  31,  2001 and  2000,  and the  related
consolidated   statements   of   operations,    comprehensive   income   (loss),
shareholders'  equity and cash flows for the years ended  December 31, 2001, and
2000 and July 31, 1999, and for the five months ended  December 31, 1999.  These financial  statements and the schedule referred to below are the  responsibility of the  Company's  management.  Our  responsibility  is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable  assurance about whether the financial  statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting  the amounts and  disclosures in the financial  statements.  An audit also includes assessing the accounting principles used and significant estimates made by  management,  as well as  evaluating  the  overall  financial  statement presentation.  We believe  that our audits  provide a  reasonable  basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material  respects,  the consolidated  financial  position of SL Industries,
Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations  and their cash flows for the years ended December 31, 2001, and 2000 and July 31, 1999, and for the five months ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

The  accompanying  financial  statements  have been  prepared  assuming that the
Company  will  continue  as a  going  concern.  As  discussed  in  Note 1 to the consolidated  financial  statements,  the Company was in technical default under its revolving  credit  facility at December 31, 2001 and an additional  event of default  occurred on March 1, 2002. Due to these events of default,  the lenders that provide the  revolving  credit  facility do not have to provide any further financing and have the right to terminate  the facility and demand  repayment of all  amounts  outstanding.  The  existence  of these  events of  default  raises substantial  doubt about the Company's  ability to continue as a going  concern.
Management's  plans in regard to this matter are also  described  in Note 1. The consolidated  financial  statements  do not include any  adjustments  that might result from the outcome of this uncertainty.

Our  audits  were  made for the  purpose  of  forming  an  opinion  on the basic financial  statements  taken as a whole.  The  schedule  listed  in the index to financial  statements and financial statement schedule is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic  financial  statements.  This  schedule  has been  subjected to the auditing procedures applied in the audit of the basic financial  statements and, in our opinion,  fairly  states in all  material  respects  the  financial  data required to be set forth therein in relation to the basic  financial  statements taken as a whole.

                                                         /s/ ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
March 15, 2002

                                      F-2

                               SL INDUSTRIES, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                   December 31,           December 31,
                                                                                       2001                   2000
ASSETS
Current assets:
Cash and cash equivalents                                                 $       6,577,000        $       1,189,000
Receivables, net                                                                 36,041,000               21,986,000
Inventories                                                                      20,497,000               23,491,000
Prepaid expenses                                                                    815,000                1,140,000
Net current assets of discontinued operations                                             -                3,192,000
Deferred income taxes                                                            6,300,000                 4,864,000
                                                                          -----------------        -----------------
     Total current assets                                                       70,230,000                55,862,000

Property, plant and equipment, net                                               8,829,000                19,781,000
Property, plant and equipment of discontinued operations, net                            -                   980,000
Long-term note receivable                                                            6,000                 2,118,000
Deferred income taxes                                                            2,014,000                 1,629,000
Cash surrender value of life insurance policies                                  1,323,000                11,486,000
Intangible assets, net                                                          14,799,000                20,770,000
Other assets                                                                       557,000                   855,000
                                                                          -----------------        -----------------
     Total assets                                                         $     107,758,000        $     113,481,000
                                                                          =================        =================

LIABILITIES
Current liabilities:
Short-term bank debt                                                      $      1,367,000         $              -
Long-term debt due within one year                                              35,829,000                  186,000
Accounts payable                                                                 8,149,000               11,309,000
Accrued income taxes                                                             2,019,000                  724,000
Accrued liabilities:
Payroll and related costs                                                        7,609,000                5,070,000
Other                                                                           11,781,000                7,393,000
                                                                          -----------------        ----------------
     Total current liabilities                                                  66,754,000               24,682,000
Long-term debt less portion due within one year                                  1,009,000               36,533,000
Deferred compensation and supplemental retirement benefits                       4,268,000                5,892,000
Other liabilities                                                                2,523,000                3,024,000
                                                                          -----------------        ----------------
     Total liabilities                                                    $      74,554,000        $      70,131,000
                                                                          -----------------        -----------------

Commitments and contingencies (Note 11)

SHAREHOLDERS' EQUITY
Preferred stock, no par value; authorized, 6,000,000 shares; none issued  $               -        $               -
Common stock, $.20 par value; authorized 25,000,0000 shares;
Issued 8,298,000 shares                                                          1,660,000                1,660,000
Capital in excess of par value                                                  39,025,000               38,455,000
Retained earnings                                                                8,897,000               19,547,000
Accumulated other comprehensive (loss) income                                       (5,000)                  62,000
Treasury stock at cost, 2,587,000 and 2,639,000 shares, respectively           (16,373,000)             (16,374,000)
                                                                          -----------------        -----------------
     Total shareholders' equity                                                 33,204,000               43,350,000
                                                                          -----------------        ----------------
     Total liabilities and shareholders' equity                           $    107,758,000         $    113,481,000
                                                                          ================         ================

See accompanying notes to consolidated financial statements.

                                      F-3

                                                                    SL INDUSTRIES, INC.
                                                           CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          Twelve-Months    Twelve-Months     Twelve-Months
                                                              Ended            Ended             Ended
                                                           December 31,     December 31,       July 31,
                                                               2001             2000             1999

Net sales                                                 $ 138,467,000    $ 148,405,000    $  88,694,000
                                                          -------------    -------------      -----------
Cost and expenses:
Cost of products sold                                        96,403,000       97,295,000       55,395,000
Engineering and product development                           8,768,000        9,671,000        6,006,000
Selling, general and administrative                          28,405,000       25,169,000       13,448,000
Depreciation and amortization                                 4,587,000        4,379,000        3,092,000
Restructuring costs                                           3,868,000               --               --
Impairment of intangibles                                     4,270,000               --               --
Settlement of class action suit                                      --         (875,000)              --
Total cost and expenses                                     146,301,000      135,639,000       77,941,000
                                                            -----------      -----------       ----------
Income (loss) from operations                                (7,834,000)      12,766,000       10,753,000
                                                            -----------       ----------       ----------
Other income (expense):

Interest income                                                 366,000          344,000          250,000
Interest expense                                             (3,407,000)      (3,045,000)        (991,000)
Gain from demutualization of insurance company                       --               --               --
                                                            -----------        ---------        ---------
Income (loss) from continuing operations before income      (10,875,000)      10,065,000       10,012,000
taxes
Income tax provision (benefit)                               (4,172,000)       3,642,000        4,213,000
                                                            -----------        ---------        ---------
Income (loss) from continuing operations                     (6,703,000)       6,423,000        5,799,000
Income (loss) from discontinued operations (net of tax)      (3,947,000)      (4,723,000)        (393,000)
                                                            -----------      -----------        ---------
Net income (loss)                                         $ (10,650,000)   $   1,700,000    $   5,406,000
                                                          =============       ==========       ==========

Basic net income (loss) per common share :

Income (loss) from continuing operations                  $       (1.18)   $        1.14    $        1.03
Loss from discontinued operations (net of tax)                    (.069)           (0.84)           (0.07)
                                                                 ------           ------           ------
Net income (loss)                                         $       (1.87)   $        0.30    $        0.96
                                                                =======            =====            =====

Diluted net income (loss) per common share :

Income (loss) from continuing operations                  $       (1.18)   $        1.12    $        0.99
Loss from discontinued operations (net of tax)                    (.069)           (0.84)           (0.07)
                                                                 ------           ------           ------
Net income (loss)                                         $       (1.87)   $        0.30    $        0.92
                                                                =======            =====            =====

Shares used in computing basic net income (loss) per          5,698,000        5,635,000        5,643,000
common share

Shares used in computing diluted net income (loss) per        5,698,000        5,757,000        5,876,000
common share

                                                               Five-Months      Five-Months
                                                                 Ended             Ended
                                                               December 31,     December 31,
                                                                  1999            1998

Net sales                                                    $  59,032,000    $  32,809,000
                                                               -----------      -----------
Cost and expenses:
Cost of products sold                                           39,198,000       20,998,000
Engineering and product development                              4,150,000        2,373,000
Selling, general and administrative                              9,283,000        5,211,000
Depreciation and amortization                                    1,830,000        1,246,000
Restructuring costs                                                     --               --
Impairment of intangibles                                               --               --
Settlement of class action suit                                         --               --
Total cost and expenses                                         54,461,000       29,828,000
                                                                ----------       ----------
Income (loss) from operations                                    4,571,000        2,981,000
                                                                 ---------        ---------
Other income (expense):

Interest income                                                     75,000          120,000
Interest expense                                                (1,077,000)        (391,000)
Gain from demutualization of insurance company                   1,812,000               --
                                               -----------       ---------    -------------
Income (loss) from continuing operations before income           5,381,000        2,710,000
taxes
Income tax provision (benefit)                                   2,592,000        1,452,000
                                                                 ---------        ---------
Income (loss) from continuing operations                         2,789,000        1,258,000
Income (loss) from discontinued operations (net of tax)         (3,473,000)         703,000
                                                               -----------          -------
Net income (loss)                                            $    (684,000)   $   1,961,000
                                                                ==========       ==========

Basic net income (loss) per common share :

Income (loss) from continuing operations                     $        0.50    $        0.23
Loss from discontinued operations (net of tax)                       (0.62)            0.12
                                                                    ------             ----
Net income (loss)                                            $       (0.12)             .33
                                                                   =======              ===

Diluted net income (loss) per common share :

Income (loss) from continuing operations                     $        0.50    $        0.21
Loss from discontinued operations (net of tax)                      (0.620)            0.12
                                                                    ------             ----
Net income (loss)                                            $       (0.12)   $         .33
                                                                   =======             ====

Shares used in computing basic net income (loss) per             5,624,000        5,641,000
common share

Shares used in computing diluted net income (loss) per
common share                                                     5,624,000        5,886,000

                                                                    SL INDUSTRIES, INC.
                                                   CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

                                                               Twelve-Months      Twelve-Months     Twelve-Months
                                                                   Ended              Ended             Ended
                                                                December 31,       December 31,       July 31,
                                                                    2001               2000             1999

Net income (loss)                                             $(10,650,000)         $1,700,000        $5,406,000
                                                              -------------         ----------        ----------
Other comprehensive income (loss):

   Currency translation adjustment, net of related taxes           (67,000)              9,000          (31,000)
                                                                   --------              -----          --------
Comprehensive income (loss)                                   $(10,717,000)         $1,709,000        $5,375,000
                                                              =============         ==========        ==========

                                                               Five-Months     Five-Months
                                                                 Ended           Ended
                                                              December 31,    December 31,
                                                                  1999            1998
                                                                              (Unaudited)

Net income (loss)                                              $(684,000)     $1,961,000
                                                               ----------     ----------
Other comprehensive income (loss):

   Currency translation adjustment, net of related taxes            4,000         72,000
                                                                    -----         ------
Comprehensive income (loss)                                    $(680,000)     $2,033,000
                                                               ==========     ==========

                                      F-4

                                                                   SL INDUSTRIES, INC.
                                                     CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                       Common Stock

                                                  Issued                                  Held In Treasury
                                                  Shares           Amount            Shares             Amount
Balance July 31, 1998                               8,153,000   $ 1,631,000       (2,546,000)    $(13,903,000)
Net income
Cash dividends, $.09 per share

Other, including exercise of Employee stock
options and related income tax benefits....            87,000        17,000
Treasury stock sold                                                                   71,000          390,000
Treasury stock purchased                                                            (133,000)      (1,648,000)
Current year translation adjustment

Balance July 31, 1999................
                                                    8,240,000   $ 1,648,000       (2,608,000)    $(15,161,000)
Net loss.
Cash dividends, $.05 per share
Other, including exercise of
   Employee stock options and
   related income tax benefits.                        32,000         6,000
Treasury stock sold                                                                   19,000          108,000
Treasury stock purchased.                                                            (61,000)        (763,000)
Current year translation adjustment

Balance December 31, 1999                           8,272,000   $ 1,654,000       (2,650,000)   $ (15,816,000)
Net income.
Cash dividends, $.10 per share
Other, including exercise of
   Employee stock options and
   Related income tax benefits.                        26,000         6,000
Treasury stock sold.                                                                 159,000          967,000
Treasury stock purchased.                                                           (148,000)      (1,525,000)
Current year translation adjustment.
Balance December 31, 2000                           8,298,000   $ 1,660,000       (2,639,000)   $ (16,374,000)
Net income.
Other, including exercise of
   Employee stock options and
   Related income tax benefits
Treasury stock sold                                                                  134,000          847,000
Treasury stock purchased                                                             (82,000)        (846,000)
Current year translation adjustment
Balance December 31, 2001                           8,298,000   $ 1,660,000       (2,587,000)   $ (16,373,000)

                                                                                              Accumulated
                                                     Capital in                                Other
                                                     Excess of         Retained            Comprehensive
                                                     Par Value         Earnings            Income (Loss)
Balance July 31, 1998                                $36,061,000      $14,476,000                     $80,000
Net income                                                              5,406,000
Cash dividends, $.09 per share
                                                                         (507,000)
Other, including exercise of Employee stock
options and related income tax benefits....              373,000           (1,000)
Treasury stock sold                                      498,000
Treasury stock purchased
Current year translation adjustment                                                                   (31,000)

Balance July 31, 1999................
                                                     $36,932,000      $19,374,000                     $49,000
Net loss.                                                                (684,000)
Cash dividends, $.05 per share                                           (280,000)
Other, including exercise of
   Employee stock options and
   related income tax benefits.                         715,000
Treasury stock sold                                      124,000
Treasury stock purchased.
Current year translation adjustment                                                                    (4,000)

Balance December 31, 1999                             37,771,000      $18,410,000                     $53,000
Net income.                                                             1,700,000
Cash dividends, $.10 per share                                           (563,000)
Other, including exercise of
   Employee stock options and
   Related income tax benefits.                          320,000
Treasury stock sold.                                     364,000
Treasury stock purchased.
Current year translation adjustment.                                                                    9,000
Balance December 31, 2000                            $38,455,000      $19,547,000                     $62,000
Net income.                                                           (10,650,000)
Other, including exercise of
   Employee stock options and
   Related income tax benefits                           440,000
Treasury stock sold                                      130,000
Treasury stock purchased
Current year translation adjustment                                                                   (67,000)
Balance December 31, 2001                            $39,025,000       $8,897,000                     $(5,000)

                                      F-5

                                       SL INDUSTRIES, INC.
                              CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                Twelve-Months     Twelve-Months
                                                                                                    Ended             Ended
                                                                                                December 31,       December 31,
                                                                                                    2001               2000

OPERATING ACTIVITIES:
  Income (loss) from continuing operations                                                       $(6,703,000)     $6,423,000
  Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
  Depreciation                                                                                     3,001,000       2,808,000
  Amortization                                                                                     1,586,000       1,571,000
  Restructuring charges                                                                            3,868,000              --
  Impairment of intangibles                                                                        4,270,000              --
  Write-down of inventory                                                                          2,940,000              --
  Provisions for losses on accounts receivable                                                       469,000         389,000
  Additions to other assets                                                                         (259,000)       (610,000)
  Cash surrender value of life insurance policies                                                   (981,000)     (1,548,000)
  Deferred compensation and supplemental retirement benefits                                         511,000         732,000
  Deferred compensation and supplemental retirement benefit payments                                (440,000)       (490,000)
  Decrease (increase) in deferred income taxes                                                    (3,715,000)       (582,000)
  Discontinued product line expenses                                                                      --              --
  (Gain) loss on sales of equipment                                                                   13,000          (3,000)
  Investment in Kreiss Johnson                                                                       107,000          69,000
  Changes in operating assets and liabilities, excluding effects of business acquisitions and
  Dispositions:
  Accounts receivable
                                                                                                  (1,672,000)      1,110,000
  Inventories                                                                                      2,701,000      (4,174,000)
  Prepaid expenses                                                                                   325,000          74,000
  Accounts payable                                                                                 5,492,000        (761,000)
  Other accrued liabilities                                                                        1,061,000      (1,125,000)
  Accrued income taxes                                                                              (644,000)        105,000
                                                                                                   ---------        --------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                                              $11,930,000      $3,988,000
                                                                                                ------------     -----------

INVESTING ACTIVITIES:
  Proceeds from sale of assets of subsidiary                                                       1,053,000              --
  Proceeds from sales of equipment                                                                     3,000          76,000
  Purchases of property, plant and equipment                                                      (2,342,000)     (2,563,000)
  Decrease (increase) in notes receivable                                                             36,000         (10,000)
  Payments for acquisitions, net of cash acquired                                                         --        (376,000)
  Proceeds from cash surrender value of life insurance policies                                      880,000              --
                                                                                                    --------              --
NET CASH USED IN INVESTING ACTIVITIES                                                              $(370,000)    $(2,873,000)
                                                                                                 -----------    ------------

FINANCING ACTIVITIES:
  Cash dividends paid                                                                                     --        (563,000)
  Death benefits from life insurance policy                                                          256,000              --
  Proceeds from short-term debt                                                                    1,374,000              --
  Proceeds from long-term debt                                                                    24,800,000      11,560,000

                                                                                                    Twelve-Months    Five-Months
                                                                                                        Ended           Ended
                                                                                                       July 31,     December 31,
                                                                                                         1999           1999

OPERATING ACTIVITIES:
  Income (loss) from continuing operations                                                          $5,799,000      $2,789,000
  Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
  Depreciation                                                                                       1,961,000       1,180,000
  Amortization                                                                                       1,131,000         650,000
  Restructuring charges                                                                                     --              --
  Impairment of intangibles                                                                                 --              --
  Write-down of inventory                                                                                   --              --
  Provisions for losses on accounts receivable                                                          40,000          10,000
  Additions to other assets                                                                           (945,000)       (816,000)
  Cash surrender value of life insurance policies                                                     (753,000)       (298,000)
  Deferred compensation and supplemental retirement benefits                                           852,000         356,000
  Deferred compensation and supplemental retirement benefit payments                                  (620,000)       (219,000)
  Decrease (increase) in deferred income taxes                                                        (765,000)     (1,667,000)
  Discontinued product line expenses                                                                  (141,000)             --
  (Gain) loss on sales of equipment                                                                    (13,000)          1,000
  Investment in Kreiss Johnson                                                                        (233,000)         58,000
  Changes in operating assets and liabilities, excluding effects of business acquisitions and
  Dispositions:
  Accounts receivable
                                                                                                    (1,405,000)     (3,041,000)
  Inventories                                                                                          (70,000)     (2,563,000)
  Prepaid expenses                                                                                     156,000        (336,000)
  Accounts payable                                                                                  (1,953,000)        235,000
  Other accrued liabilities                                                                         (2,012,000)       (996,000)
  Accrued income taxes                                                                                 340,000       1,086,000
                                                                                                      --------      ----------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                                                 $1,369,000     $(3,571,000)
                                                                                                   -----------    ------------

INVESTING ACTIVITIES:
  Proceeds from sale of assets of subsidiary                                                                --              --
  Proceeds from sales of equipment                                                                     920,000           2,000
  Purchases of property, plant and equipment                                                        (1,901,000)       (849,000)
  Decrease (increase) in notes receivable                                                               32,000          28,000
  Payments for acquisitions, net of cash acquired                                                  (19,082,000)             --
  Proceeds from cash surrender value of life insurance policies                                             --              --
                                                                                                            --              --
NET CASH USED IN INVESTING ACTIVITIES                                                             $(20,031,000)      $(819,000)
                                                                                                 -------------      ----------

FINANCING ACTIVITIES:
  Cash dividends paid                                                                                 (507,000)       (280,000)
  Death benefits from life insurance policy                                                                 --              --
  Proceeds from short-term debt                                                                     21,863,000              --
  Proceeds from long-term debt                                                                      33,878,000      15,279,000

                                                                                                Five-Months
                                                                                                   Ended
                                                                                               December 31,
                                                                                                   1998
                                                                                                (Unaudited)
OPERATING ACTIVITIES:
  Income (loss) from continuing operations                                                     $1,258,000
  Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
  Depreciation                                                                                    800,000
  Amortization                                                                                    446,000
  Restructuring charges                                                                                --
  Impairment of intangibles                                                                            --
  Write-down of inventory                                                                              --
  Provisions for losses on accounts receivable                                                     13,000
  Additions to other assets                                                                      (425,000)
  Cash surrender value of life insurance policies                                                (249,000)
  Deferred compensation and supplemental retirement benefits                                      469,000
  Deferred compensation and supplemental retirement benefit payments                             (275,000)
  Decrease (increase) in deferred income taxes                                                    526,000
  Discontinued product line expenses                                                                   --
  (Gain) loss on sales of equipment                                                               (11,000)
  Investment in Kreiss Johnson                                                                   (257,000)
  Changes in operating assets and liabilities, excluding effects of business acquisitions and
  Dispositions:
  Accounts receivable
                                                                                                  657,000
  Inventories                                                                                    (332,000)
  Prepaid expenses                                                                                261,000
  Accounts payable                                                                             (1,406,000)
  Other accrued liabilities                                                                    (3,296,000)
  Accrued income taxes                                                                         (1,037,000)
                                                                                              -----------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                                           $(2,858,000)
                                                                                              -----------

INVESTING ACTIVITIES:
  Proceeds from sale of assets of subsidiary                                                           --
  Proceeds from sales of equipment                                                                902,000
  Purchases of property, plant and equipment                                                   (1,247,000)
  Decrease (increase) in notes receivable                                                          37,000
  Payments for acquisitions, net of cash acquired                                                      --
  Proceeds from cash surrender value of life insurance policies                                        --
                                                                                                        -
NET CASH USED IN INVESTING ACTIVITIES                                                           $(308,000)
                                                                                              -----------

FINANCING ACTIVITIES:
  Cash dividends paid                                                                            (226,000)
  Death benefits from life insurance policy                                                            --
  Proceeds from short-term debt                                                                 1,267,000
  Proceeds from long-term debt                                                                 11,443,000

                                      F-6

  Payments on short-term debt                                                              -           (809,000)       (21,012,000)
  Payments on long-term debt                                                     (24,276,000)       (13,936,000)       (17,395,000)
  Proceeds from stock options exercised                                               440,000            215,000            476,000
  Treasury stock (acquired) sold                                                     131,000           (196,000)          (760,000)
                                                                                     --------          ---------          ---------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                               $2,725,000        $(3,729,000)       $16,543,000
                                                                                  -----------       ------------ -     ------------
NET CASH PROVIDED BY (USED IN) DISCONTINUED OPERATIONS                            (8,694,000)          2,450,000          2,138,000
Effect of exchange rate changes on cash.                                            (203,000)           236,000             52,000
                                                                                    ---------           --------            -------
NET INCREASE IN CASH AND CASH EQUIVALENTS.                                          5,388,000             72,000             71,000
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                   1,189,000          1,117,000                  -
                                                                                   ----------         ----------                 --
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                        $6,577,000         $1,189,000            $71,000
                                                                                  ===========        ===========           ========

  Payments on short-term debt                                                                   -                   -
  Payments on long-term debt                                                          (7,915,000)         (12,500,000)
  Proceeds from stock options exercised                                                   257,000             108,000
  Treasury stock (acquired) sold                                                        (531,000)             287,000
                                                                                        ---------             -------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                                   $6,810,000             $379,000
                                                                                      -----------            --------
NET CASH PROVIDED BY (USED IN) DISCONTINUED OPERATIONS                                (1,683,000)           2,940,000
Effect of exchange rate changes on cash.                                                 309,000             (153,000)
                                                                                         --------           ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS.                                              1,046,000                   -
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                          71,000                    -
                                                                                          -------                   -
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                            $1,117,000           $        -
                                                                                      ===========          ==========

                                      F-7

Notes to Consolidated Financial Statements(Information for the five months ended
December 31, 1998 is Unaudited)

Note 1.  Summary of significant accounting policies

            BACKGROUND:  SL  Industries,  Inc.  ("the  Company"),  a New  Jersey
corporation,  through its subsidiaries,  designs, manufactures and markets power electronics,  power  motion  and power  protection  equipment  that is used in a
variety  of  aerospace,   computer,  datacom,   industrial,   medical,  telecom,
transportation and utility equipment applications. Its products are incorporated into larger systems to increase  operating  safety,  reliability and efficiency.
The Company's products are largely sold to original equipment manufacturers and, to a lesser extent, commercial distributors.

            On March 22, 2001, the Company announced,  among other things,  that the Board of Directors had completed a previously  announced review of strategic alternatives  and had determined  that it would explore a sale of the Company in order to  maximize  its value  for  shareholders.  Credit  Suisse  First  Boston assisted the Company's  Board of Directors in its review and has been engaged to lead this process, which is ongoing.

LIQUIDITY AND GOING CONCERN: The Company is party to a Revolving Credit Facility
(as defined in Note 9) that allows the Company to borrow for working capital and other purposes.  The Revolving Credit Facility  contains  certain  financial and non-financial  covenants,  including  requirements for certain minimum levels of net income and a minimum fixed charge coverage ratio, as defined, on a quarterly basis.  As of December 31, 2001,  the Company was in violation of the net income covenant  for the fourth  quarter of 2001.  The Company  also may not be able to meet its net income  covenant for the first quarter of 2002 due to the operating charges incurred in connection with certain change-in-control payments and proxy cost expenses.  In addition,  on March 1, 2002, the Company was notified that it was in default  under the Revolving  Credit  Facility due to its failure to meet the previously scheduled debt reduction to $25,500,000 on March 1, 2002.

As a result of these covenant  violations,  the lender has all of the rights and remedies available under the Revolving Credit Facility, including the ability to demand  immediate  repayment of the  outstanding  balance.  Management  does not believe  that the lender will  exercise its rights  under the  Revolving  Credit
Facility to demand  immediate  repayment  and plans to negotiate  waivers of the previous covenant  violations,  amendments to certain future required  financial covenants  and an extension of the deadline for the  scheduled  debt  reduction.
There can be no assurance that the lender will not demand immediate repayment of the outstanding  balance under the Revolving Credit Facility or that the Company will be able to obtain waivers of default from its lender,  amend certain future required  financial  covenants,  or extend the deadline for the  scheduled  debt reduction.
            The accompanying  consolidated  financial  statements do not include any  adjustments  relating to the  recoverability  and  classification  of asset carrying  amounts or the amount and  classification  of  liabilities  that might result should the Company be unable to continue as a going concern.

                                      F-8

            CONSOLIDATION:  The consolidated  financial  statements  include the accounts of the  Company and its  wholly-owned  subsidiaries.  All  intercompany accounts and transactions have been eliminated in consolidation.

            REPORTING YEAR CHANGE: Pursuant to a resolution adopted by the Board of Directors on September  24, 1999,  the Company  elected to change the date of its fiscal year-end from July 31 to December 31 commencing January 1, 2000. As a result, a transition  period for the five-month  period ended December 31, 1999, was  previously  reported  on a  transition  report  on  Form  10-Q  and is also presented  herein.  Consequently,  the  consolidated  balance  sheets  have been prepared as of December 31. The  consolidated  statements of  operations,  other comprehensive  income (loss) and cash flows present information for the calendar years ended December 31, 2001 ("2001") and 2000 ("2000"),  the fiscal year ended
July 31, 1999 ("fiscal  1999"),  and the five months ended December 31, 1999 and
1998.

            REVENUE  RECOGNITION:   Revenue  from  product  sales  is  generally
recognized  at the time the  product  is  shipped,  (FOB  shipping  point)  with provisions established for estimated product returns. Upon shipment, the Company also  provides  for  the  estimated  cost  that  may  be  incurred  for  product warranties.  Rebates  and other sales  incentives  offered by the Company to its customers  are recorded as a reduction  of revenue at the time of sale.  Revenue from services is recognized in the period the service has been provided.

            In  accordance  with  Emerging  Issues Task Force  Issue No.  00-10,
"Accounting  for Shipping and  Handling  Fees and Costs,"  shipping and handling costs billed to customers are included in net sales, while the costs of shipping and handling incurred by the Company are included in the cost of products sold.

            INVENTORIES:  Inventories are valued at the lower of cost or market.
Cost is primarily determined using the first-in, first-out ("FIFO") method. Cost for certain  inventories  is determined  using the last-in,  first-out  ("LIFO")
method.

            PROPERTY,  PLANT AND  EQUIPMENT:  Property,  plant and equipment are carried at cost and include  expenditures  for new facilities and major renewals and betterments.  Maintenance, repairs and minor renewals are charged to expense as incurred.  When assets are sold or otherwise disposed of, any gain or loss is recognized currently. Depreciation is provided primarily using the straight-line method over the estimated useful lives of the assets,  which range from 25 to 40 years for  buildings,  3 to 15 years for equipment and other  property,  and the lease term for leasehold improvements.

            INTANGIBLE ASSETS:  Intangible assets consist primarily of goodwill, trademarks,  covenants not to compete,  patents, and a consulting agreement. The goodwill  resulting from the 2000 and fiscal 1999 and 1998  acquisitions and the goodwill  and  trademarks  resulting  from the May 1995  acquisition  are  being amortized over 30 years or less. Goodwill resulting from acquisitions made prior to November 1, 1970, of $429,000 is considered to have continuing  value over an indefinite  period,  and is not being  amortized.  Covenants  not to compete are amortized  over the stated terms and patents are  amortized  over the  remaining estimated useful lives. The consulting  agreement had an amortizable life of ten years. The Company  continually  evaluates whether events or circumstances  have occurred  that would  indicate that the  remaining  estimated  useful life of an intangible asset may warrant  revision or that the remaining  balance may not be recoverable.  When factors  indicate that intangible  assets should be evaluated
for  possible   impairment,   the  Company  uses  an  estimate  of  the  related
undiscounted  cash  flows over the

                                      F-9

remaining life of the intangible asset to measure recoverability.  If impairment exists,  measurement  of the  impairment is based on the valuation  method which management  believes most closely  approximates the fair value of the intangible asset,  which has historically been based upon future projected  discounted cash flows. Impairment charges totaling $4,270,000 were recognized in 2001 related to corporate restructuring efforts (see Notes 8 and 16).

            ENVIRONMENTAL  EXPENDITURES:  Environmental expenditures that relate to current  operations are charged to expense or  capitalized,  as  appropriate.
Expenditures  that relate to an existing  condition  caused by past  operations, which do not contribute to future revenues, are charged to expense.  Liabilities are recorded when remedial  efforts are probable and the costs can be reasonably estimated. The liability for remediation expenditures includes elements of costs such as site investigations,  consultants' fees,  feasibility  studies,  outside contractor expenses and monitoring expenses.  Estimates are not discounted,  nor are they reduced by potential  claims for recovery from the Company's  insurance carriers. The liability is periodically reviewed and adjusted to reflect current remediation  progress,  prospective  estimates  of required  activity  and other relevant factors including changes in technology or regulations.

            PRODUCT WARRANTY COSTS: The Company offers various warranties on its products.  The Company provides for its estimated future warranty obligations in the period in which the related sale is recognized.

            ADVERTISING COSTS:  Advertising costs are expensed as incurred.  For the years ended December 31, 2001,  December 31, 2000, and July 31, 1999,  these costs were $404,000, $663,000, and $642,000,  respectively.  For the five months ended  December 31, 1999 and December  31, 1998,  these costs were  $303,000 and
$237,000, respectively.

            RESEARCH AND DEVELOPMENT  COSTS:  Research and development costs are expensed as incurred.  For the years ended December 31, 2001, December 31, 2000, and July 31, 1999,  these costs were  $2,946,000,  $3,136,000,  and  $1,901,000, respectively. For the five months ended December 31, 1999 and December 31, 1998, these costs were $1,257,000 and $676,000, respectively.

            INCOME TAXES: The Company utilizes the asset and liability method of accounting  for  income  taxes.  Under  this  method,  deferred  tax  assets and liabilities are recognized for the expected future tax consequences of temporary differences  between  the  carrying  amounts  and the tax  bases of  assets  and liabilities.

            FOREIGN  CURRENCY  CONVERSION:  The balance sheets and statements of operations of the Company's Mexican  subsidiaries are converted to US dollars at the year-end rate of exchange and the monthly weighted average rate of exchange, respectively.  As the Mexican subsidiaries' functional currency is U.S. dollars, conversion gains or losses  resulting from these foreign  currency  transactions are included in the  accompanying  consolidated  statements of  operations.  The functional  currencies for the Company's  German and Hungarian  subsidiaries are their local currencies.  The translation from the local currency to U.S.

                                      F-11

dollars is performed for balance sheet accounts using the current  exchange rate in effect at the balance sheet date and for earnings using the monthly  weighted average  exchange rate during the period.  Gains or losses  resulting  from such translation  are  included  in a separate  component  of  shareholders'  equity.
Through  November  2001, a foreign  currency loan was used to hedge the value of the investment in the German subsidiary.  Gains and losses on the translation of this foreign currency loan to U.S. dollars were not included in the statement of operations but shown as a separate component of shareholders' equity.

            USE  OF  ESTIMATES:  The  preparation  of  financial  statements  in conformity with generally accepted accounting  principles requires management to make estimates and  assumptions  that affect the reported  amounts of assets and liabilities  and disclosure of contingent  assets and liabilities at the date of the  financial  statements  and the  reported  amounts of revenues  and expenses during the reporting  period.  Actual results could differ from those estimates.
The most significant areas which require the use of management  estimates relate to product  warranty  costs,  allowance  for doubtful  accounts,  allowance  for inventory obsolescence and environmental costs.

            EUROPEAN  MONETARY UNIT ("EURO"):  In 1999, most member countries of the European Union  established  fixed  conversion  rates between their existing sovereign  currencies  and the European  Union's new  currency,  the euro.  This conversion  permitted  transactions  to be  conducted  in either the euro or the participating  countries' national currencies.  By February 28, 2002, all member countries are expected to have permanently  withdrawn their national  currencies as legal tender and replaced their currencies with euro notes and coins.

            The euro  conversion  may have a  favorable  impact on  cross-border competition by eliminating the effects of foreign currency translations, thereby
creating  price  transparency.   The  Company  will  continue  to  evaluate  the
accounting,  tax, legal and  regulatory  requirements  associated  with the euro introduction.  The Company does not expect the  conversion to the euro to have a material  adverse  affect on its  consolidated  financial  position,  results of operations, or cash flows.

            NET INCOME  (LOSS) PER COMMON  SHARE:  The  Company  determines  net income (loss) per share in  accordance  with  Statement of Financial  Accounting
Standards No. 128 "Earnings per Share." Basic  earnings per share is computed by dividing reported earnings available to common  shareholders by weighted average shares outstanding.  Diluted earnings per share is computed by dividing reported earnings available to common shareholders by weighted average shares outstanding plus the  effect of  outstanding  dilutive  stock  options,  using the  treasury method.

            The following  table  reconciles the numerators and  denominators of the basic and diluted net income (loss) per common share calculations:

                                      F-11

                                                                       Income (Loss)            Shares          Per share amount
                                                            -------------------------------------------------------------------------
For the Year Ended December 31, 2001:
Basic net income (loss) per common share..........                       $(10,650,000)            5,698,000         $(1.87)
Effect of dilutive securities.....................                               ----                  ----           ----
                                                            ------------------------------------------------------------------------
Dilutive net income (loss) per common share.......                       $(10,650,000)            5,698,000         $(1.87)
                                                            ------------------------------------------------------------------------
For the Year Ended December 31, 2000:

Basic net income per common share.................                       $  1,700,000             5,635,000         $ 0.30

Effect of dilutive securities.....................                               ----               122,000           ----
                                                            ------------------------------------------------------------------------
Dilutive net income per common share..............                     $   1,700,000              5,757,000         $ 0.30
                                                            ------------------------------------------------------------------------
For the Year Ended July 31, 1999:

Basic net income per common share..................                    $    5,406,000             5,643,000         $ 0.96

Effect of dilutive securities......................                              ----               233,000          (0.04)
                                                            ------------------------------------------------------------------------
Dilutive net income per common share...............                    $    5,406,000             5,876,000         $ 0.92
                                                            ------------------------------------------------------------------------
For the Five Months Ended December 31, 1999:

Basic net income (loss) per common share...........                    $     (684,000)            5,624,000         $(0.12)
Effect of dilutive securities......................                              ----                 ----            ----
                                                            ------------------------------------------------------------------------
Dilutive net income (loss) per common share........                    $     (684,000)            5,624,000         $(0.12)
                                                            ------------------------------------------------------------------------

For the Five Months Ended December 31, 1998:

Basic net income per common share..................                    $    1,961,000             5,641,000         $0.35
Effect of dilutive securities......................                              ----               245,000          (0.02)
                                                            ------------------------------------------------------------------------

Dilutive net income per common share...........                         $  1,961,000              5,886,000         $ 0.33
                                                            ------------------------------------------------------------------------

            During the years ended  December  31, 2001,  December 31, 2000,  and
July 31, 1999, 1,268,000, 703,000, and 496,000 stock options, respectively, were excluded  from the dilutive  computations  because  their effect would have been anti-dilutive.  During the five months ended  December 31, 1999 and December 31,
1998,  793,000 and 508,000 stock options,  respectively,  were excluded from the dilutive computations because their effect would have been anti-dilutive.

            RECENT  ACCOUNTING  PRONOUNCEMENTS:  In  June  2001,  the  Financial
Accounting  Standards  Board ("FASB") issued  Statement of Financial  Accounting
Standard No. 141, "Business  Combinations"  ("SFAS No. 141"), which requires all business  combinations  initiated  after June 30, 2001 to be accounted for using the purchase method of accounting.  As a result, use of the pooling-of-interests method is prohibited for business combinations  initiated  thereafter.  SFAS No.
141 also establishes  criteria for the separate recognition of intangible assets acquired in a business combination. In 2001, the Company adopted this statement, which did not have any impact on its consolidated  financial position or results of operations.

            In June 2001,  the FASB issued  Statement  of  Financial  Accounting
Standard No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), which requires  that goodwill and certain other  intangible  assets having  indefinite lives no longer be  amortized  to  earnings,  but

                                      F-12

instead  be  subject to  periodic  testing  for  impairment.  Intangible  assets determined to have  definitive  lives will  continue to be amortized  over their useful lives. This statement is effective for the Company's 2002 year. Effective
January 1, 2002,  the  Company  adopted  SFAS No.  142 and  implemented  certain provisions,  specifically the discontinuation of goodwill amortization, and will implement the remaining  provisions  during 2002. In 2001, the Company  recorded
goodwill  amortization  expense  of  approximately   $808,000.  The  Company  is
currently  evaluating the remaining  provisions of SFAS No. 142 to determine the effect, if any, they may have on its consolidated  financial position or results of operations.

            In August 2001,  the FASB issued  Statement of Financial  Accounting
Standard  No. 143,  "Accounting  for Asset  Retirement  Obligations"  ("SFAS No.
143"),  which provides the accounting  requirements  for retirement  obligations associated with tangible  long-lived assets. This statement requires entities to record the fair value of a liability for an asset  retirement  obligation in the period  in  which it is  incurred.  This  statement  will be  effective  for the
Company's  2003 year.  The  adoption  of SFAS No. 143 is not  expected to have a material impact on the Company's  consolidated  financial position or results of operations.

            In October 2001, the FASB issued  Statement of Financial  Accounting
Standard  No. 144,  "Accounting  for the  Impairment  or Disposal of  Long-Lived
Assets"  ("SFAS No.  144"),  which  excludes  from the  definition of long-lived assets goodwill and other  intangibles that are not amortized in accordance with
SFAS No. 142. SFAS No. 144 requires that long-lived  assets to be disposed of by sale be  measured  at the lower of  carrying  amount or fair  value less cost to sell, whether reported in continuing  operations or in discontinued  operations.
SFAS No. 144 also expands the  reporting of  discontinued  operations to include components  of an  entity  that  have been or will be  disposed  of rather  than limiting such discontinuance to a segment of a business.  This statement will be effective for the Company's 2002 year.  The Company is currently  evaluating the impact of SFAS No.  144 to  determine  the  effect,  if any,  it may have on the
Company's consolidated financial position or results of operations.

RECLASSIFICATIONS:  Reclassifications,  when  applicable,  are made to the prior
year   consolidated   financial   statements   to  conform   with  current  year
presentation.

Note 2.  Acquisitions and dispositions

            On May 11, 1999,  pursuant to a Share Purchase Agreement dated April
1, 1999,  the  Company  acquired  100% of the issued and  outstanding  shares of capital stock of RFL Electronics Inc.  ("RFL").  The Company paid $11,387,000 in cash and gave  promissory  notes  with an  aggregate  face  amount of $75,000 at closing.  In addition,  in fiscal 1999 the Company paid a contingent  payment of
$1,000,000 based upon the financial performance of RFL for its fiscal year ended
March 31, 1999.  RFL is a leading  supplier of  teleprotection  and  specialized communication  equipment.  The  acquisition was accounted for using the purchase method.  Accordingly,  the  aggregate  purchase  price was  allocated to the net
assets  acquired  based  on  their   respective  fair  values  at  the  date  of
acquisition.  The excess of the aggregate  purchase price over the fair value of net tangible assets acquired of $5,838,000 has been allocated to goodwill and is being  amortized  on a  straight-line  basis  over  30  years.  The  results  of operations of RFL, since the acquisition  date, are included in the accompanying consolidated financial statements.

            On July 27, 1999, pursuant to an Asset Purchase Agreement dated July
13, 1999, Condor D.C. Power Supplies, Inc. ("Condor"), a wholly-owned subsidiary of the Company,  acquired

                                      F-13

certain of the net operating assets of Todd Products  Corporation and Todd Power
Corporation (together,  "Todd Products").  The Company paid $7,430,000 comprised of $3,700,000 in cash and assumption of debt equal to approximately  $3,730,000.
There was also a contingent "earn-out" payment of either $1,000,000,  $3,000,000 or $5,000,000, payable in the event that sales from the purchased assets were at least  $30,000,000,  $35,000,000 or $40,000,000  during the twelve-month  period ended March 31,  2001.  No  contingent  payment was earned or paid.  Condor also entered into a ten-year Consulting Agreement with the chief executive officer of
Todd  Products  for an  aggregate  consulting  fee of  $1,275,000  to be paid in quarterly  installments over three years. Todd Products is a leading supplier of high  quality  power  supplies to the datacom,  telecommunications  and computer
industries.   The  acquisition   was  accounted   using  the  purchase   method.
Accordingly,  the  aggregate  purchase  price was  allocated  to the net  assets acquired, based on their respective fair values at the date of acquisition.  The excess of the  aggregate  purchase  price  over the fair  value of net  tangible assets  acquired of  $4,665,000  was  allocated to goodwill  ($3,390,000)  and a consulting agreement  ($1,275,000).  During 2001, an evaluation of the remaining value of the goodwill and the consulting agreement was undertaken,  resulting in the write off of the  remaining  unamortized  balance of  $4,145,000  due to the impairment  of  assets  acquired  in  connection  with the  acquisition  of Todd
Products (see Notes 8 and 16).

In July 2001, the Board of Directors authorized the disposition of the Company's
SL Waber, Inc. ("SL Waber") subsidiary. Effective August 27, 2001, substantially all of the assets of SL Waber and the stock of Waber de Mexico S.A. de C.V. were sold for approximately  $1,053,000.  As part of this transaction,  the purchaser acquired  the rights to the SL Waber name and assumed  certain  liabilities  and obligations of SL Waber. Subsequent to the sale, the Company changed the name of
SL Waber to SLW Holdings,  Inc.  ("SLW  Holdings").  The net income or losses of this subsidiary are included in the consolidated  statements of operations under discontinued  operations for all periods  presented.  There was no activity from operations  of SLW Holdings  during the fourth  quarter of 2001.  Net sales from discontinued  operations  for the years ended  December 31,  2001,  December 31,
2000,  and  July  31,  1999  were  $10,316,000,  $19,341,000,  and  $36,434,000, respectively.  Net sales from discontinued  operations for the five months ended
December  31, 1999 and  December  31,  1998 were  $11,938,000  and  $17,007,000, respectively.  The after tax operating losses from  discontinued  operations for the years ended December 31, 2001, December 31, 2000, and July 31, 1999, and the
five months ended December 31, 1999 were $3,947,000,  $4,723,000,  $393,000, and
$3,473,000,  respectively. The operating income from discontinued operations for the five months ended  December 31, 1998 was $703,000.  The provision for income or loss from discontinued operations reflected in the accompanying  consolidated statements of operations  includes the loss  recognized in 2001 from the sale of the  assets  of SL  Waber  of  $2,745,000  and  the  income  or  losses  of  the subsidiary's  operations during all periods presented through December 31, 2001, net of the expected tax benefits  applicable  thereto.  As of December 31, 2001, the Company had approximately  $1,300,000 accrued for liabilities  related to SL
Waber. The remaining  accrued  liability of $1,300,000 was comprised of reserves related to certain wholesale customers who had certain rights to return products to the Company and potential claims with certain vendors.

Note 3.  Income taxes

            Income (loss) from continuing operations before provision for income taxes consists of the following:

                                      F-14

                                      Twelve Months   Twelve Months   Twelve Months      Five Months      Five Months
                                        Ended             Ended         Ended             Ended             Ended
                                      December 31,     December 31,    July 31,          December 31,    December 31,
                                         2001             2000           1999              1999             1998
                                  -----------------------------------------------------------------------------------

U.S.....................             $(16,405)          $7,098          $8,039           $4,491           $2,153
Non U.S.................                5,530            2,967           1,973              890              557
                                  -----------------------------------------------------------------------------------
                                     $(10,875)         $10,065         $10,012           $5,381           $2,710
                                  -----------------------------------------------------------------------------------

                                                       The provision (benefit) for income taxes consists of the following:

                                      Twelve Months    Twelve Months      Twelve Months        Five Months        Five Months
                                        Ended              Ended            Ended               Ended               Ended
                                      December 31,      December 31,       July 31,            December 31,      December 31,
                                         2001              2000              1999                1999               1998
                                  -------------------------------------------------------------------------------------------
 Current:
   Federal.................           $(2,114)           $3,497             $2,503             $1,692               $604
   International...........               677             1,214                876                317                212
   State...................               138               475                624                449                123
 Deferred:
   Federal.................            (2,231)           (1,591)               173                 40                453
   International...........                 2                (3)                 1                 99                 22
   State...................              (644)               50                 36                 (5)                38
                                  -------------------------------------------------------------------------------------------
                                      $(4,172)           $3,642             $4,213             $2,592             $1,452
                                  -------------------------------------------------------------------------------------------

            The pre-tax domestic loss incurred in 2001 was carried back to prior years resulting in recoverable income taxes of approximately $3,082,000.

            The  benefit for income  taxes  related to  discontinued  operations consists of $1,193,000,  $3,055,000, and $1,132,000 for the years ended December
31, 2001, December 31, 2000, and July 31, 1999, respectively, and $2,904,000 and
$434,000  for the five months  ended  December  31, 1999 and  December 31, 1998, respectively.

            Significant  components  of the  Company's  deferred  tax assets and liabilities as of December 31, 2001 and 2000 are as follows:

                                      F-15

                                                                   December 31,    December 31,
                                                                     2001            2000
                                                                -------------------------------
Deferred tax assets:                                                     (In thousands)
      Deferred compensation                                         $1,900          $2,348
      Liabilities related to environmental matters                     122             148
      Inventory valuation                                            1,405             569
      Prepaid and accrued expenses                                   3,478           2,595
      Assets and liabilities related to discontinued operations        136           1,006
      Federal and State tax loss carryforwards                       1,681           1,625
                                                                     1,723              --
    Intangibles

      Foreign tax credit carryforwards                               1,272              --
                                                                -------------------------------
                                                                    11,717           8,291
      Less valuation allowances                                     (1,677)             --
                                                                -------------------------------
                                                                    10,040           8,291
    Deferred tax liabilities:
     Accelerated depreciation and amortization                       1,696           1,738
     Other                                                              30              60
                                                                -------------------------------
                                                                -------------------------------
                                                                    $8,314          $6,493
                                                                -------------------------------

            As  of  December  31,  2001,   the  Company's  net  operating   loss
carryforwards decreased by $4,778,000 to $0 for federal income tax purposes.

            As of December 31, 2001, the Company  generated  foreign tax credits totaling approximately $1,272,000, through the repatriation of earnings from its
German  subsidiaries.  These  credits can be carried  forward for five years and will expire at the end of 2006.

            The Company has assessed its past earnings history and trends, sales
backlog,   budgeted  sales,  and  expiration  dates  of  carryforwards  and  has determined  that it is more likely than not that the  $8,314,000 of net deferred tax assets as of  December  31,  2001 will be  realized.  In 2001,  a  valuation allowance of  approximately  $1,677,000 was provided  against gross deferred tax assets due to the  uncertainty  of the  realization  of tax benefits for certain state net operating loss carryforwards and foreign tax credits.

            Following is a reconciliation of income tax expense (benefit) at the applicable federal statutory rate and the effective rates:

                                                               Twelve          Twelve        Twelve     Five             Five
                                                               Months          Months        Months     Months           Months
                                                               Ended           Ended         Ended      Ended            Ended
                                                               December 31,    December 31,  July 31,   December 31,  December 31,
                                                                 2001            2000         1999         1999            1998
                                                            --------------------------------------------------------------------

Statutory rate                                                   (34%)           34%          34%          34%             34%
Tax rate differential on Foreign Sales
Corporation/Extraterritorial Income Exclusion benefit
earnings                                                           5             (1)          --           --              (1)
International rate differences                                    (1)             3            1            2               3
State income taxes, net of federal income tax
..                                                                 (1)             4            4            8               6
Non-taxable settlement of life insurance class action
suit                                                              --             (5)          --           --              --
Cumulative effect of reduction in German tax
rates                                                              9             --           --           --              --

                                      F-16

Taxable gain from surrender of life insurance
policies                                                         (14)                --           --           --              --
Discontinued operations adjustments                               (1)                 1            2            3              11
Other                                                             (1)                --            1            1               1
                                                           -------------------------------------------------------------------------
                                                                 (38%)               36%          42%          48%             54%
                                                           -------------------------------------------------------------------------

NOTE 4. RECEIVABLES

Receivables consist of the following:

                                                                     December 31,           December 31,
                                                                         2001                   2000
                                                               -----------------------------------------
                                                                                  (In thousands)
Trade receivables. ..................................                $20,189                    $22,023
Less allowances for doubtful accounts................                   (568)                      (560)
                                                               -----------------------------------------
                                                                      19,621                     21,463
Receivables for life insurance policies
  surrendered........................................                 10,229
                                                                                                   ----
Recoverable income taxes.............................                  4,355                         --
Other                                                                  1,836                        523
                                                               -----------------------------------------
                                                                     $36,041                    $21,986
                                                               -----------------------------------------

CASH  SURRENDER  VALUE  OF LIFE  INSURANCE  POLICIES  AT  DECEMBER  31,  2000 OF
$11,486,000  WAS REDUCED TO  $1,323,000 AS OF DECEMBER 31, 2001 DUE TO SURRENDER
OF POLICIES  AGGREGATING  $10,229,000 AND OTHER ADJUSTMENTS OF $66,000 (SEE NOTE
10).

            In December 2001, the Company sold back to the purchaser of a former subsidiary a mortgage note in the  outstanding  principal  amount of $2,200,000.
The  mortgage  note  secured  the real  property of the former  subsidiary.  The
Company  received  cash  proceeds  of  $1,600,000,  which was  included in other receivables  as of December 31, 2001, in January 2002, all of which were used to pay down debt under the Company's  Revolving Credit Facility (as defined in Note
9).

Note 5.  Concentrations of credit risk

Financial  instruments that potentially subject the Company to concentrations of credit  risk  consist  principally  of  temporary  cash  investments  and  trade receivables.  The Company places its temporary cash investments with high credit quality  financial  institutions.  Concentrations of credit risk with respect to trade  receivables  are limited due to the large number of customers  comprising the Company's  customer base, and their  dispersion  across many  industries and geographic regions.

                                      F-17

Note 6.  Inventories

Inventories consist of the following:

                                                                    December 31,          December 31,
                                                                      2001                   2000
                                                                -------------------------------------------------------
                                                                            (In thousands)
Raw materials.......................................            $15,341                   $17,419
Work in process.....................................              5,261                     6,496
Finished goods......................................              3,401                     2,065
                                                                -------------------------------------------------------
                                                                 24,003                    25,980
Less allowances.....................................             (3,506)                   (2,489)
                                                                -------------------------------------------------------
                                                                $20,497                    $23,491
                                                                -------------------------------------------------------

The above includes certain inventories,  which are valued using the LIFO method, which  aggregated  $4,560,000  and  $3,488,000 as of December 31, 2001 and 2000,
respectively. The excess of FIFO cost over LIFO cost as of December 31, 2001 and
2000 was approximately $335,000 and $507,000, respectively.

Note 7.  Property, plant and equipment

     Property, plant and equipment consist of the following:

                                                              December 31, 2001          December 31, 2000
                                                      -----------------------------------------------------
                                                                             (In thousands)
Land                                                               $ 4,654                      $ 4,494
Buildings and leasehold improvements                                10,406                       10,550
Equipment and other property                                        22,710                       21,595
                                                      -----------------------------------------------------
                                                                    37,770                       36,639
Less accumulated depreciation                                      (18,941)                     (16,858)
                                                      -----------------------------------------------------
                                                                  $ 18,829                     $ 19,781
                                                      -----------------------------------------------------

Note 8.  Intangible assets

Goodwill  by  operating  segment  for the period  December  30, 2000 to December
31,2001 is as follows:

                                                      Surf Tech       Condor        Teal          EME

Goodwill, December 31, 2000                              698          3,229         5,333        2,517

Additions                                                               153

amortization for the year                                (18)          (203)         (280)         (86)

Impairment                                              (125)        (3,179)

discontinued operation

                                             ----------------------------------------------------------------
Goodwill, December 31,2001                               555              -         5,053        2,431

                                                     RFL          Waber          Total

Goodwill, December 31, 2000                          5,472           526         17,775

Additions                                                                           153

amortization for the year                             (221)                        (808)
                                                                                      -
Impairment                                                                       (3,304)
                                                                                      -
discontinued operation                                             (526)          (526)
                                                                                      -
                                                                                      -
                                             ------------------------------------------
Goodwill, December 31,2001                           5,251             -         13,290

                                      F-18

Intangible assets consist of the following:

                                           December 31, 2001                         December 31, 2000

                                               Accumulated                                  Accumulated
                               Gross Value     Amortization   Net Value     Gross Value    Amortization     Net Value
                               --------------------------------------------------------------------------------------
                                                                       (in thousands)
Goodwill                       15,482          2,192         13,290         19,523          1,748              17,775
                               --------------------------------------------------------------------------------------
Patents                           932            454            478            925            384                 541
Covenant Not To Compete         2,980          2,660            320          4,255          2,554               1,701
Trademarks                        921            245            676            920            209                 711
Other                             501            466             35            503            461                  42
---------------------------------------------------------------------------------------------------------------------
                               20,816          6,017         14,799         26,126          5,356              20,770
                               --------------------------------------------------------------------------------------

            During the year ended December 31, 2001, the Company determined that goodwill of  $3,179,000  and a consulting  agreement of $966,000  related to the
Todd  Products  acquisition  had become  impaired  (see Note 16).  In  addition, goodwill  related  to SL Waber in the  amount of  $526,000  was  written  off in connection  with the sale of  substantially  all of its assets and  $125,000  of goodwill related to SL Surface Technologies, Inc. ("Surf Tech") was also written off in 2001.

            Amortization  expense for intangible  assets subject to amortization in each of the next five  fiscal  years is  estimated  to be  $399,000  in 2002,
$154,000 in 2003 and $112,000 in each of years 2004 through 2006.

Note 9.  Debt

            Debt consists of the following:

                                                                     December 31,                December 31,
                                                                         2001                        2000
                                                              --------------------------------------------------------
                                                                                  (In thousands)
Short-term bank debt..............................                         $ 1,367                      $  ----
                                                              --------------------------------------------------------

Revolving lines of credit.........................                         $35,689                      $35,318
Mortgages payable.................................                             237                          437
Term loan.........................................                             912                          964
                                                              --------------------------------------------------------
                                                                            36,838                       36,719
Less portion due within one year..................                          35,829                          186
                                                              --------------------------------------------------------
Long-term bank debt...............................                         $ 1,009                      $36,533
                                                              --------------------------------------------------------

            The  Company  is party  to a  Second  Amended  and  Restated  Credit
Agreement  dated as of December 13,  2001,  as amended  (the  "Revolving  Credit
Facility").  Under the terms of the Revolving Credit  Facility,  the Company can borrow for working  capital and other  purposes at the prime  interest rate plus two percent. Borrowings are collateralized by substantially all of the Company's assets.  The Revolving  Credit Facility  contains  limitations on borrowings and requires maintenance of certain financial and non-financial  covenants, the most restrictive  of

                                      F-19

which require  certain  levels of quarterly  net income and a quarterly  minimum fixed charge coverage,  which is the ratio of earnings before  interest,  taxes, depreciation and  amortization,  plus operating rent to operating rent,  capital expenditures and interest charges.  In addition,  the Company is prohibited from paying dividends. The Revolving Credit Facility matures on December 31, 2002 and provides  for the payment of a fee of  approximately  $780,000 in the event that the facility is not retired on or before October 31, 2002.

            As of December 31, 2001,  outstanding borrowings under the Company's
Revolving  Credit  Facility were  $35,689,000.  Available  borrowings  under the
Company's Revolving Credit Facility were $1,268,000 as of December 31, 2001. The weighted  average  interest  rate during the years ended  December  31, 2001 and
December 31, 2000 was 7.57% and 8.98%, respectively.

            On March 1, 2002 the  Company  received  a notice  from its  lenders under the  Revolving  Credit  Facility  stating  that it is currently in default under the Revolving  Credit  Facility due to its failure to meet the  previously scheduled debt level to $25,500,000 on March 1, 2002. The Company's  outstanding debt under the Revolving  Credit  Facility was  approximately  $26,200,000 as of
March 1, 2002.  Additionally,  the Company did not meet its net income  covenant under the Revolving  Credit  Facility for the fourth  quarter of 2001 due to the charge related to the impairment of the intangible  assets of Condor at December
31, 2001.  Also, the Company may not be able to meet its net income covenant for the first  quarter  of 2002.  The  Company  and its  lenders  are  currently  in discussions  to extend the  deadline for the  scheduled  debt  reduction  and to obtain a waiver of the earnings covenant for the fourth quarter of 2001.

            The  Company's  German  subsidiary  also has  $3,457,000 in lines of credit  with its  banks  that  mature  in 2002.  Under the terms of its lines of credit, the subsidiary can borrow for any purpose at interest rates ranging from
5.2% to 8.25%. No financial covenants are required.  As of December 31, 2001 and
2000,  outstanding  borrowings  under these  facilities  were $1,367,000 and $0, respectively.

            As of December 31, 2001 and December 31, 2000, the Company's  German
subsidiary  had mortgages  payable on building  additions,  at interest rates of
3.95% and 4.75%, respectively, that require principal repayments through 2002 to
2004.

Principal  maturities of debt payable over the next three years are $35,829,000,
$996,000, and $13,000 in 2002, 2003, and 2004, respectively.

Note 10.  Retirement plans and deferred compensation

            The Company  maintains three  noncontributory  defined  contribution pension plans covering  substantially all employees.  The Company's contribution to its plans is based on a percentage of employee elective contributions and, in one plan, plan year gross wages, as defined.  Contributions  to plans maintained by Teal  Electronics  Corporation  ("Teal") and RFL are based on a percentage of employee elective  contributions.  RFL also makes a profit sharing  contribution annually.  Costs  accrued  under the plans  during the years ended  December 31,
2001,  December  31,  2000 and  fiscal  year  ended July 31,  1999  amounted  to approximately $1,307,000,  $1,485,000, and $788,000, respectively. Costs for the five months ended  December 31, 1999 and December 31, 1998  amounted to $624,000 and  $312,000,  respectively.  It is the  Company's  policy to fund its  accrued retirement income costs.

                                      F-20

            In addition,  the Company  makes  contributions,  based on rates per hour, as specified in two union agreements,  to two  union-administered  defined benefit multi-employer  pension plans.  Contributions to these plans amounted to
$55,000,  $60,000,  and $60,000 for the years ended December 31, 2001,  December
31, 2000 and fiscal year ended July 31, 1999, respectively.  For the five months ended  December 31, 1999 and  December  31,  1998,  the amounts were $21,000 and
$26,000,  respectively.  Under the multi-employer Pension Plan Amendments Act of
1980,  an  employer  is  liable  upon   withdrawal  from  or  termination  of  a
multi-employer  plan for its  proportionate  share of the plan's unfunded vested benefits  liability.  The  Company's  share  of  the  unfunded  vested  benefits liabilities of the union plans to which it contributes is not material.

            The  Company  has   agreements   with  certain  active  and  retired
directors,  officers and key  employees  providing for  supplemental  retirement benefits.  The liability for  supplemental  retirement  benefits is based on the most recent  mortality  tables  available and discount  rates of 6%, 8%, 10% and
12%. The amount charged to income in connection with these  agreements  amounted to  $396,000,  $420,000,  and  $438,000  for the years ended  December 31, 2001,
December  31,  2000 and  fiscal  year  ended July 31,  1999,  respectively,  and
$168,000 and  $230,000 for the five months ended  December 31, 1999 and December
31, 1998, respectively.

            In addition, the Company has agreements with certain active officers and key employees providing for deferred compensation  benefits.  Benefits to be provided to each  participant  are stated in separate  elective  salary deferral agreements.  The amount  charged to income in connection  with these  agreements amounted to $115,000,  $312,000,  and $414,000 for the years ended  December 31,
2001, December 31, 2000 and fiscal year ended July 31, 1999,  respectively,  and
$188,000 and  $239,000 for the five months ended  December 31, 1999 and December
31, 1998, respectively.

            The Company is the owner and beneficiary of life insurance  policies on the lives of a majority of the participants having a deferred compensation or supplemental  retirement agreement. As of December 31, 2001, the aggregate death benefit totaled  $1,938,000,  with the corresponding cash surrender value of all policies totaling $1,323,000.

            As of  December  31,  2001,  life  insurance  policies  with  a cash surrender  value  of  approximately  $11,109,000  were  surrendered  to the life insurance  company in exchange for the cash  proceeds  from the build up of cash surrender value in the policies.  In December 2001 and January 2002, the Company
received  approximately  $880,000  and  $10,229,000,   respectively,   from  the
surrender  of these  policies.  These funds were used to pay down debt under the
Company's Revolving Credit Facility.

As of December  31,  2001,  certain  agreements  may  restrict  the Company from utilizing cash  surrender  value  totaling  approximately  $760,000 for purposes other than the  satisfaction of the specific  underlying  deferred  compensation agreements,  if  benefits  are not paid by the  Company.  The  Company  nets the dividends  realized  from the  insurance  policies  with premium  expenses.  Net credits included in income in connection with the policies amounted to $789,000,
$1,399,000,  and  $354,000 for the years ended  December 31, 2001,  December 31,
2000 and fiscal year ended July 31, 1999, respectively, and $159,000 and $85,000 for the five months ended December 31, 1999 and December 31, 1998, respectively.

                                      F-21

Note 11.  Commitments and contingencies

            For the years ended December 31, 2001,  December 31, 2000 and fiscal year ended July 31, 1999,  rental  expense  applicable to continuing  operations aggregated approximately $1,696,000,  $1,728,000, and $1,114,000,  respectively.
For the five months ended December 31, 1999 and 1998, rental expense  applicable
to  continuing  operations  aggregated   approximately  $706,000  and  $479,000,
respectively.  These  expenses are primarily for  facilities  and vehicles.  The minimum rental commitments as of December 31, 2001 are as follows:

            (In thousands)
            2002                                $1,326
            2003                                   866
            2004                                   680
            2005                                   665
            2006                                   656
            Thereafter                             164
                        ------------------------------
                                                $4,357
                        ------------------------------

            As of December 31,  2001,  the Company was  contingently  liable for
$543,000  under  outstanding  letters of credit  issued for  casualty  insurance requirements.

            LITIGATION:  In the ordinary course of its business,  the Company is subject to loss  contingencies  pursuant to foreign and domestic federal,  state and local  governmental  laws and regulations and is also party to certain legal actions,  most  frequently  involving  complaints  by  terminated  employees and disputes  with  customers and  suppliers.  It is  management's  opinion that the impact of these legal  actions  will not have a material  adverse  effect on the consolidated financial position or results of operations of the Company.

            The Company's subsidiary, SL Montevideo Technology, Inc. ("SL-MTI"), is currently defending a cause of action, brought against it in the fall of 2000 in the federal district court for the western district of Michigan.  The lawsuit was  filed by a  customer,  alleging  breach of  contract  and  warranty  in the defective  design and manufacture of a high precision  motor. The high precision motor was developed for use in an aircraft  actuation system intended for use by
Vickers  Corporation.  The complaint seeks compensatory damages of approximately
$3,900,000.  Management  believes  it has strong  defenses  to these  claims and intends to defend them vigorously.

            ENVIRONMENTAL:  Loss contingencies  include potential obligations to investigate  and  eliminate  or mitigate the affects on the  environment  of the disposal or release of certain  chemical  substances at various  sites,  such as
Superfund  sites and other  facilities,  whether  or not they are  currently  in operation.  The Company is currently participating in environmental  assessments and  cleanups  at a number of sites  under  these  laws and may in the future be involved  in  additional  environmental  assessments  and  cleanups.  Based upon
investigations   completed  by  the  Company  and  its  independent  engineering consulting  firm to date,  management has provided an estimated  accrual for all known  costs  believed  to  be  probable.  However,  it  is  in  the  nature  of environmental  contingencies that other  circumstances might arise, the costs of which are indeterminable at this time due to such factors as changing government regulations and stricter standards, the unknown magnitude of defense and cleanup costs,  the  unknown  timing  and  extent of the  remedial  actions  that may be required,  the  determination of the Company's  liability in proportion to other responsible parties, and the extent, if any, to which such costs are recoverable

                                      F-22

from other parties or from insurance.  Although these contingencies could result in  additional  expenses or  judgments,  or off-sets  thereto,  at present  such expenses  or  judgments  are not  expected  to  have a  material  effect  on the consolidated financial position or results of operations of the Company.

            In the  fourth  quarter  of fiscal  year 1990,  the  Company  made a provision  of  $3,500,000  to cover  various  such  environmental  costs for six locations,  based  upon  estimates  prepared  at  that  time  by an  independent engineering  consulting  firm.  In  fiscal  1991,  1996  and  1999,  based  upon estimates,  the Company made  additional  provisions  of $480,000,  $900,000 and
$375,000,  respectively.  The fiscal 1996 provision was necessary since,  during the latter  part of fiscal  1995,  the New Jersey  Department  of  Environmental
Protection required the Company to begin additional  investigation of the extent of off-site  contamination  at its former facility in Wayne,  New Jersey,  where remediation had been underway. Based on the results of that investigation, which were received in fiscal 1996, the Company determined that additional remediation costs of approximately $1,000,000 were probable.

            The Company filed claims with its insurers seeking reimbursement for many of these costs,  and received  $900,000 from one insurer during fiscal year
1996 and a commitment to pay 15% of the environmental  costs associated with one location  up to an  aggregate  of  $300,000.  During  fiscal  1997,  the Company received  $1,500,000  from  three  additional  insurers  and  from  two of those insurers,  commitments to pay 15% and 20% of the environmental  costs associated
with  the  same   location  up  to  an  aggregate  of  $150,000  and   $400,000,
respectively.  In addition, the Company received $100,000 during 2001, 2000, and fiscal 1999, as stipulated in the settlement  agreement  negotiated  with one of the three insurers.  During 2000, the Company  reversed a separate accrual for a potential  environmental penalty after being advised by legal counsel that there was only a remote chance such penalty would be enforced. As of December 31, 2001 and December  31, 2000,  the  remaining  environmental  accrual was $290,000 and
$357,000,  respectively, of which $190,000 and $257,000, respectively, have been included in "Accrued  Liabilities" and $100,000 and $100,000,  respectively,  in
"Other Liabilities" in the accompanying consolidated balance sheets.

            The Company is the  subject of various  other  lawsuits  and actions relating to environmental issues,  including administrative action in connection with Surf Tech's  Pennsauken  facility which could subject the Company to, among other things,  $9,266,000 in collective  reimbursements  (with other parties) to the New Jersey Department of Environmental Protection. The Company believes that it has a significant  defense  against all or any part of the claim and that any material impact is unlikely.

            In May 2000,  the  Company  discovered  evidence  of  possible  soil contamination at its facility in Auburn, New York. The New York State Department of  Environmental  Controls has been contacted and an investigation is currently underway. Based upon the preliminary evidence,  management does not believe that it will incur material remediation costs at this site.

            In December 2001, the Company  received  notice from the Connecticut
Department of Environmental Protection of an administrative hearing to determine responsibility  for  contamination  at a former  industrial  site located in New
Haven, Connecticut.  The Company has requested an extension of time to determine the  nature  of the  alleged  contamination  and  the  extent  of the  Company's responsibility. It is still very early in the investigation; however, based

                                      F-23

upon  the   preliminary   investigations,   management  does  not  believe  that
remediation of this site will have a material  adverse effect on its business or operations.

            The Company is  investigating  a possible  ground water  containment plume on its  property  in Camden,  New Jersey.  The  Company  does not know the extent of the contamination or the amount of the cost to remediate.

            EMPLOYMENT   AGREEMENTS:   In  2001,   the  Company   entered   into
change-of-control  agreements with certain  officers of the Company.  On January
22, 2002, the Company held its annual meeting of  shareholders  for 2001. At the annual meeting,  all eight members of the Board of Directors stood for election.
In addition,  five nominees from a committee comprised of representatives of two institutional  shareholders (such committee,  the "RORID Committee"),  stood for election  to the Board of  Directors.  Upon the  certification  of the  election results on January  24,  2002,  the five  nominees of the RORID  Committee  were elected and three incumbent directors were re-elected. Following the election of the five new  directors,  the Company made payments to such officers under these change-of-control agreements totaling approximately $1,480,000.

The Company also entered into severance agreements with certain key employees in
2001 that provide for one-time payments in the event of a change in control,  as defined,  if the employee is  terminated  within 12 months of the change.  These payments range from three to 24 months of the  employee's  base salary as of the termination date, as defined.  If the change in control had occurred on December
31, 2001,  and these  employees  had been  terminated,  the payments  would have aggregated approximately $4,500,000.  All senior divisional management teams are continuing in their positions.

Note 12.  Stock options and capital stock

            At the Company's 1993 Annual Meeting,  the  shareholders  approved a
Nonemployee Director Nonqualified Stock Option Plan (the "Director Plan"), which was  effective  June 1, 1993.  The  Director  Plan  provides for the granting of nonqualified  options to purchase up to 250,000  shares of the Company's  common stock to  non-employee  directors  of the  Company  in lieu of paying  quarterly retainer fees and regular quarterly meeting  attendance fees, when elected.  The
Director Plan enables the Company to grant  options,  with an exercise price per share not less than fair market value of the Company's  common stock on the date of grant,  which are  exercisable  at any time.  Each option  granted  under the
Director  Plan expires no later than ten years from date of grant and no options can be granted under the Director Plan after its May 31, 2003  expiration  date.
Information  for fiscal year ended July 31, 1999, the five months ended December
31, 1999,  and years ended  December 31, 2000 and December 31, 2001 with respect to the Director Plan is as follows:

                                                                              Shares              Option Price
                                                                             (In thousands, except for Option Price)
                                                                        ----------------------------------------------------
            Outstanding and exercisable as of August 1, 1998......           54                 $3.5625 to $14.625
            Granted...............................................           20                 $11.1563 to $14.625
            Cancelled.............................................           (6)                $12.0313 to $14.625
                                                                        ----------------------------------------------------
            Outstanding and exercisable as of July 31, 1999.......            68                 $3.5625 to $14.625
            Granted...............................................            8                 $12.3125 to $13.875
                                                                        ----------------------------------------------------
            Outstanding and exercisable as of December 31, 1999....           76                 $3.5625 to $14.625
            Granted................................................           18                  $9.1875 to $12.84
                                                                        ----------------------------------------------------
            Outstanding and exercisable as of December 31, 2000.....          94                 $3.5625 to $14.625

                                      F-24

            Granted .......................................................   16                  $6.80   to $14.65
            Exercised......................................................   (6)                 $9.1875 to $11.25
                                                                             ------------------------------------------------
            Outstanding and exercisable as of December 31, 2001............  104                  $3.5625 to $14.625
                                                                             ------------------------------------------------

            As of December 31, 2001,  the number of shares  available  for grant was 54,000.

At the Company's 1991 Annual Meeting, the shareholders  approved the adoption of a Long Term  Incentive Plan (the "1991 Plan") which provided for the granting of options to officers  and key  employees of the Company to purchase up to 500,000 shares  of  the  Company's  common  stock.  At  the  1995  Annual  Meeting,  the shareholders  approved an amendment to increase the number of shares  subject to options under the 1991 Plan from 500,000 to 922,650. At the 1998 Annual Meeting, the shareholders  approved an amendment to increase the number of shares subject to options under the 1991 Plan from 922,650 to 1,522,650.  The 1991 Plan enables the Company to grant either  nonqualified  options,  with an exercise  price per share  established by the Board's  Compensation  Committee,  or incentive  stock options, with an exercise price per share not less than the fair market value of the Company's  common stock on the date of grant,  which are  exercisable at any time.  Each option  granted  under the 1991 Plan expires no later than ten years from date of grant,  and no future options can be granted under the 1991 Plan as a result of its  expiration on September 25, 2001.  Information  for fiscal year ended July 31, 1999,  the five months ended  December 31, 1999,  and years ended
December  31, 2000 and  December  31,  2001 with  respect to the 1991 Plan is as follows:

                                                          Shares                         Option Price
                                                          (In thousands, except for Option Price)
                                                        ---------------------------------------------------
Outstanding at August 1, 1998                                 422               $3.25 to $14.5625
Granted                                                       174               $11.125 to $12.875
Exercised                                                     (63)              $3.25 to $11.125
Cancelled                                                     (24)              $9.375 to $11.125
                                                        ---------------------------------------------------
Outstanding as of July 31, 1999                               509               $3.25 to $14.5625
Granted                                                       140               $12.125 to $13.50
Exercised                                                     (22)              $3.25  to $11.125
Cancelled                                                     (52)              $11.00  to $14.5625
                                                        ---------------------------------------------------
Outstanding as of December 31, 1999                           575               $3.25 to $13.50
Granted                                                       145               $9.781 to $12.00
Exercised                                                     (63)              $3.25 to $9.375
Cancelled                                                     (34)              $6.875 to $13.50
                                                        ---------------------------------------------------
Outstanding as of December 31, 2000                           623               $3.25 to $13.50
Granted                                                       486               $5.75 to $12.175
Exercised                                                     (35)              $6.875 to $13.50
Cancelled                                                     (18)              $3.25  to $13.50
                                                        ---------------------------------------------------
                                                        ---------------------------------------------------
Outstanding as of December 31, 2001                         1,056               $3.25 to $13.50
                                                        ---------------------------------------------------

            The  number  of  shares  exercisable  as of  December  31,  2001 was
536,000.

            During fiscal 1991, the Board of Directors  approved the granting of nonqualified  stock  options to purchase  110,000  shares at an option  price of
$4.13 to the Chief Executive  Officer of the Company.  In fiscal 1992, an option to purchase  50,000  shares was granted to another  officer of the Company at an option price of $3.25, with an expiration date of November 30, 1998. Options for
25,100  and  24,900  shares  were   exercised   during  fiscal  1998  and  1999,
respectively. In fiscal 1996, an option to purchase 50,000 shares was granted to a  subsidiary  officer at an option price of $8.375 and was  exercisable  20% at
July 31,  1997,  and 50%, 20% and 10% on or

                                      F-25

after October 13, 1997, April 13, 1998, and April 13, 1999,  respectively,  with no expiration  date,  except in the event of  termination,  disability or death, provided  that the  subsidiary  officer  has been  employed  through  such date.
Options for 8,000 shares,  10,000 shares and 34,000 shares were exercised during the fiscal year ended July 31, 1998,  the five months  ended  December 31, 1999, and year ended  December  31,  2000,  respectively.  The  remaining  options are exercisable at any time after the date of grant with no expiration date,  except in the event of termination,  disability or death.  All of the option prices are equivalent to 100% of market value at date of grant.

The Company applies Accounting  Principles Board Opinion No. 25, "Accounting for
Stock Issued to Employees,"  and related  interpretations  in accounting for its
plans.  Accordingly,   no  compensation  expense  has  been  recognized  in  the
accompanying   consolidated   statements  of  operations  for  its   stock-based
compensation  plans. Had compensation  cost for the Company's stock option plans been  determined  based upon the fair  value at the grant date for awards  under these  plans  consistent  with the  methodology  prescribed  under SFAS No. 123,
"Accounting for Stock-Based  Compensation,"  the Company's net income (loss) and net income (loss) per common share would have been as follows:

                                          Twelve Months      Twelve Months   Twelve Months     Five Months       Five Months
                                             Ended               Ended           Ended            Ended             Ended
                                         December 31,        December 31,      July 31,         December 31,      December 31,
                                             2001                2000            1999              1999               1998
                                     -----------------------------------------------------------------------------------------
Net income (loss) - as reported
...........................              $(10,650,000)     $1,700,000         $5,406,000       $(684,000)           $1,961,000
Net income (loss) - pro forma.          $(11,389,000)     $1,153,000         $4,799,000       $(909,000)           $1,695,000
Diluted net income (loss) per
 Common share as reported.                    $(1.87)           $.30               $.92           $(.12)                 $.33
Diluted net income (loss) per
 Common share pro forma...                    $(2.00)           $.20               $.82           $(.16)                 $.29

            The fair  value of each  option  grant is  estimated  on the date of grant using the Black-Scholes  option pricing model with the following  weighted average assumptions:

                                                   Twelve Months Ended
                                                     December 31, 2001                                Twelve Months Ended
                                                                              Twelve Months Ended           July 31,
                                                                               December 31, 2000              1999
                                                 ------------------------- -------------------------- --------------------- -
Expected dividend yield ...............                 0.0%                        .94%                        .73%
Expected stock price volatility .......               45.95%                      29.58%                       29.7%
Risk-free interest rate ...............                 5.0%                        6.3%                        5.0%
Expected life of option ...............               7 years                     7 years                     7 years

                                                                            Five Months
                                                                               Ended
                                                   Five Months Ended        December 31,
                                                   December 31, 1999            1998
                                                 ---------------------- ---------------------
Expected dividend yield ...............                    .38%                  .33%
Expected stock price volatility .......                  29.58%                 36.6%
Risk-free interest rate ...............                    6.1%                  4.9%
Expected life of option ...............                  7 years               7 years

                                      F-26

            Transactions  from August 1, 1998 through  December 31, 2001,  under the above plans, were as follows:
                                                                                                    Weighted
                                                                                                    Average Life
                                                 Number of Shares    Option Price     Weighted      Remaining
                                                  (In thousands)     per Share     Average Price      (Years)
                                                -------------------- ----------------------------------------------
Outstanding as of August 1, 1998                653           $3.25 to $14.625         $7.67          6.73
Granted                                         194         $11.125 to $14.625        $11.60
Exercised                                       (88)          $3.25 to $11.125         $5.44
Cancelled                                       (30)         $9.375 to $14.625        $12.00
                                               --------------------------------------------------------------------
Outstanding as of July 31, 1999                 729           $3.25 to $14.625         $8.85          6.71
Granted                                         148         $12.125 to $13.875        $13.43
Exercised                                       (32)          $3.25 to $11.156         $8.03
Cancelled                                       (52)        $11.00 to $14.5625        $12.99
                                               --------------------------------------------------------------------
Outstanding as of December 31, 1999             793           $3.25 to $14.625         $9.46          6.80
Granted                                         163           $9.1875 to $12.84       $11.22
Exercised                                       (97)          $3.25  to $9.375         $6.46
Cancelled                                       (34)         $6.875  to $13.50        $11.71
                                               --------------------------------------------------------------------
Outstanding as of December 31, 2000             825           $3.25  to $14.625        $10.06          6.64
Granted                                         502           $5.75  to $12.175         $8.94
Exercised                                       (41)         $6.875  to $13.50        $10.92
Cancelled                                       (18)          $3.25  to $13.50        $11.47
                                               --------------------------------------------------------------------
Outstanding as of December 31, 2001           1,268           $3.25 to $14.625         $9.56          7.98
                                               --------------------------------------------------------------------
Exercisable as of December 31, 2001             749           $3.25 to $14.625         $9.56
                                               --------------------------------------------------------------------

            The  following   tables   segregate  the  outstanding   options  and
exercisable options as of December 31, 2001, into five ranges:

                Options Outstanding        Range of Option Prices         Weighted       Weighted Average Life Remaining
                  (In thousands)                 per Share              Average Price                   (Years)
      -------------------------------------------------------------------------------------------------------------------
                        162                   $3.25 to $5.6875            $4.074442                 7.08
                        369                   $5.75 to $10.875            $6.777959                 8.46
                        288                   $11.00 to $12.00           $11.379993                 7.18
                        314                 $12.0313 to $13.0625         $12.289174                 8.77
                        135                  $13.50 to $14.625           $13.571681                 7.65
                        ---
                     1,268
                     -----

                Options Exercisable        Range of Option Prices            Weighted
                   (In thousands)                per Share                 Average Price
      ----------------------------------------------------------------------------------------
                        163                   $3.25 to $5.6875                       $4.074442
                        165                   $5.75 to $10.875                       $7.544435
                        209                   $11.00 to $12.00                      $11.323752
                        127                 $12.0313 to $13.0625                    $12.437501
                         85                  $13.50 to $14.625                      $13.614000
                        --

                       ---

Note 13.  Cash flow information

            For  purposes of the  consolidated  statements  of cash  flows,  the
Company  considers all highly  liquid  investments,  purchased  with an original maturity of three months or less, to be cash equivalents.

            In accordance  with Statement of Financial  Accounting  Standard No.
95,  "Statement  of Cash Flows," cash flows from  Elektro-Metall  Export  GmbH's
("EME")  operations are calculated  based on their  reporting  currencies.  As a result,  amounts related to assets and liabilities  reported on the consolidated cash flows will not necessarily agree with the translation  adjustment

                                      F-27

recorded on the consolidated  balance sheet. The effect of exchange rate changes on cash  balances  held in foreign  currencies is reported on a separate line in the statement of cash flows.

            In  November  2001,  EME  received  approximately  $4,100,000  as  a progress payment related to a customer contract.  The contract requires that the
cash  received  from  this  progress   payment  be  specifically   utilized  for
expenditures related to EME's performance under this program. As of December 31,
2001,  approximately  $3,600,000  of this  progress  payment  is  included  as a component of other accrued liabilities in the accompanying  consolidated balance sheet.

            Supplemental disclosures of cash flow information:

                            Twelve Months      Twelve Months     Twelve Months    Five Months    Five Months
                                 Ended           Ended              Ended             Ended          Ended
                            December 31,       December 31,         July 31,      December 31,   December 31,
                                2001             2000              1999                1999          1998
                             ----------------------------------------------------------------------------------
                                                                                  (In thousands)
Interest paid                 $3,378            $3,026              $950              $970              $434
Income taxes paid             $1,891            $1,288            $3,208            $1,646              $509

            Non-cash investing and financing activities:

            During 2001, the Company sold  substantially all of the assets of SL
Waber  and the  stock  of  Waber de  Mexico  S.A.  de C.V.  for  $1,053,000.  In
conjunction with this sale, net assets deconsolidated were as follows:

     Book value of net assets sold....................   $3,798,000
     Cash received....................................   $1,053,000

            During  fiscal 1999,  Condor  acquired  certain of the net operating assets of Todd Products for  $7,430,000.  In conjunction  with the  acquisition, liabilities were assumed as follows:

     Fair value of assets acquired.................    $12,738,000
     Cash paid.....................................     $7,430,000
     Liabilities assumed...........................     $5,308,000

            During fiscal 1999, the Company acquired all of the capital stock of
RFL for  $12,462,000.  In conjunction  with the  acquisition,  liabilities  were assumed as follows:

     Fair value of assets acquired...............     $16,417,000
     Cash paid...................................     $12,387,000
     Liabilities assumed.........................      $5,166,000

Note 14.  Industry segments

            During the years ended  December  31, 2000 and July 31, 1999 and the five months ended  December  31, 1999 and  December  31,  1998,  the Company was
comprised of six business

                                      F-28

segments:  Power Supplies,  Power  Conditioning and Distribution  Units,  Motion
Control  Systems,   Electric  Utility  Equipment   Protection   Systems,   Surge
Suppressors and Other. The Surge Suppressor  segment was discontinued in 2001 as a result of the sale of the assets of SL Waber.  For the year ended December 31,
2001,  the  Company  changed  the  composition  of its  reportable  segments  to individual  operating  business  units.  Segment  information  for  all  periods presented has been restated to conform with the December 31, 2001  presentation.
At December 31, 2001, the Company was comprised of six operating business units.
Condor  produces a wide range of standard and custom power supply  products that convert AC or DC power to direct electrical current to be used in customers' end products.  Power  supplies  closely  regulate and monitor power  outputs,  using patented  filter and other  technologies,  resulting in little or no  electrical interference. Teal is a leader in the design and manufacture of customized power conditioning  and power  distribution  units.  Teal  products are  developed and
manufactured   for  custom   electrical   subsystems   for  Original   Equipment
Manufacturers    of    semiconductor,    medical    imaging,    graphics,    and
telecommunications  systems.  SL-MTI is a technological leader in the design and manufacture of intelligent,  high power density precision motors.  New motor and motion controls are used in numerous applications, including aerospace, medical, and industrial products. EME is a leader in electromechanical actuation systems, power drive units, and complex wire harness systems for use in the aerospace and
automobile   industries.    RFL   designs   and   manufactures    teleprotection
products/systems  that  are  used to  protect  utility  transmission  lines  and apparatus by isolating faulty  transmission  lines from a transmission grid. RFL provides  customer  service and maintenance for all electric  utility  equipment protection  systems.  SurfTech  produces  industrial  coatings  and platings for equipment in the corrugated paper and telecommunications  industries.  The other segment includes  corporate  related items not allocated to reportable  segments and the results of insignificant  operations.  The accounting  policies of these business  units are the same as those  described  in the summary of  significant accounting  policies  (see Note 1 for  additional  information).  The  Company's reportable  business units are managed  separately because each offers different products and services and requires different marketing strategies.

Business   unit   operations   are  conducted   through   domestic  and  foreign
subsidiaries.  For all periods presented,  sales between business units were not material.  No single customer  accounted for more than 10% of  consolidated  net sales or a segment's  net sales during  2001,  2000,  fiscal  1999,  or the five months ended December 31, 1999 or December 31, 1998.

                                                Twelve                Twelve         Twelve          Five           Five
                                                Months                Months         Months         Months          Months
                                                Ended                 Ended          Ended          Ended           Ended
                                              December 31,           December 31,    July 31,      December 31,   December 31,
                                                2001                    2000          1999            1999          1998
                                             ----------------------------------------------------------------------------------
                                                                                 (In thousands)
            Net sales
            Condor...............              $48,742                $62,567          $30,428      $25,341         $11,778
            Teal....................            13,320                 21,832           15,156        8,609           5,600
            SL-MTI.............                 19,262                 14,201           15,081        5,765           5,894
            EME..................               25,609                 22,541           19,992        8,122           8,394
            RFL...................              28,447                 24,426            5,274       10,073            ----
            Surf Tech...........                 3,087                  2,838            2,763        1,122           1,143
                                             ----------------------------------------------------------------------------------
            Consolidated......                $138,467               $148,405          $88,694      $59,032         $32,809
                                            ===================================================================================

                                      F-29

                                                      Twelve         Twelve          Twelve       Five           Five
                                                      Months         Months          Months       Months         Months
                                                      Ended          Ended           Ended        Ended           Ended
                                                   December 31,      December 31,   July 31,    December 31,   December 31,
                                                       2001           2000            1999          1999          1998
                                                -------------------------------------------------------------------------
Operating income (loss)                                                        (In thousands)
Condor                                              $1,226          $4,203         $5,776          $2,118         $2,289
Teal                                                   603           3,803          1,987           1,350            424
SL-MTI                                               1,981           1,032          1,223             (91)           336
EME                                                  3,152           2,082          1,654             956            482
RFL                                                  3,230           2,523            510           1,167             --
Surf Tech                                             (760)           (115)            10              94              9

Other expenses and Corporate office                 (6,188)         (1,637)          (407)         (1,023)          (559)
Write-down of inventory (a)                         (2,940)             --             --              --             --
Restructuring charges (b)                           (3,868)             --             --              --             --
Impairment of intangible assets (c) .               (4,270)             --             --              --             --
Settlement of class action suit
                                                        --             875             --              --             --
                                                -------------------------------------------------------------------------
Income (loss) from operations                       (7,834)         12,766         10,753           4,571          2,981
Demutualization of life insurance
company                                                 --              --             --           1,812             --
Interest income                                        366             344            250              75            120
Interest expense                                    (3,407)         (3,045)          (991)         (1,077)          (391)
                                                -------------------------------------------------------------------------
Income (loss) from continuing operations before
taxes...................                          $(10,875)     $   10,065         $10,012         $5,381        $ 2,710
                                                =========================================================================

     (a)  Includes $2,890 and $50 related to Condor and Surf Tech,  respectively
          (see Note 16).
     (b)  Includes $3,683 and $185 related to Condor and Surf Tech, respectively
          (see Note 16).
     (c)  Includes $4,145 and $125 related to Condor and Surf Tech, respectively
          (see Note 16).

                                                                   As of December 31,    As of December 31,
                                                                          2001                  2000
                                                                  -------------------------------------------
Identifiable assets                                                             (In thousands)
Condor....................................................                 $ 20,740              $ 31,889
Teal......................................................                    9,834                11,108
SL-MTI....................................................                   11,637                 9,410
EME.......................................................                   23,524                18,215
RFL.......................................................                   17,445                16,193
Surf Tech.................................................                    3,929                 3,533
Other including Corporate Office..........                                   20,649                23,133
                                                                  -------------------------------------------
Consolidated..........................................                     $107,758              $113,481
                                                                  ===========================================

                                      F-30

                                                      Twelve         Twelve          Twelve       Five           Five
                                                      Months         Months          Months       Months         Months
                                                      Ended          Ended           Ended        Ended           Ended
                                                   December 31,      December 31,   July 31,    December 31,   December 31,
                                                       2001           2000            1999          1999          1998
                                                -------------------------------------------------------------------------
CAPITAL EXPENDITURES(1)                                                    (In thousands)
Condor...................................             $578             $270           $203          $151           $136
Teal.....................................               11              122            235           121            158
SL-MTI...................................              196              280            760            52            659
EME......................................              632              398            340           128            130
RFL......................................              195              434            151           297           ----
Surf Tech................................              671              958            163            98            117
Other including Corporate Office.                       59              101             49             2             47
                                                -------------------------------------------------------------------------
Consolidated.............................           $2,342           $2,563         $1,901          $849         $1,247
                                                =========================================================================

            (1) Excludes assets acquired in business combinations.

                                                      Twelve         Twelve          Twelve       Five           Five
                                                      Months         Months          Months       Months         Months
                                                      Ended          Ended           Ended        Ended           Ended
                                                   December 31,      December 31,   July 31,    December 31,   December 31,
                                                       2001           2000            1999          1999          1998
                                             ----------------------------------------------------------------------------------
DEPRECIATION AND AMORTIZATION                                                                   (In thousands)
Condor                                                 $1,745        $1,581            $679        $626            $394
Teal                                                      762           836             873         369             372
SL-MTI                                                    395           403             378         173             163
EME                                                       418           394             570         184             207
RFL                                                       795           770             169         328              --
Surf Tech                                                 386           301             252         106             110
Other including Corporate Office                           86            94             171          44              --
                                             ----------------------------------------------------------------------------------
Consolidated                                           $4,587        $4,379          $3,092      $1,830          $1,246
                                             ==================================================================================

            Financial   information   relating  to  the  Company's  segments  by
geographic area as follows:

                                                      Twelve         Twelve          Twelve       Five           Five
                                                      Months         Months          Months       Months         Months
                                                      Ended          Ended           Ended        Ended           Ended
                                                   December 31,      December 31,   July 31,    December 31,   December 31,
                                                       2001           2000            1999          1999          1998
                                                 ---------------------------------------------------------------------------
NET SALES(1)                                                                           (In thousands)
United States .......................           $100,796           $113,731            $64,895        $46,354       $23,314
Germany .............................             20,762             17,856             14,917          6,378         7,019
Other Foreign .......................             16,909             16,818              8,882          6,300         2,476

                                                 ---------------------------------------------------------------------------
Consolidated ........................           $138,467           $148,405            $88,694        $59,032       $32,809
                                                 ===========================================================================
Long-lived assets
United States .......................            $22,407            $28,961            $30,529        $28,146       $12,854
Germany .............................              9,407              9,215              9,639          9,454        10,034
Other Foreign .......................              1,814              2,375              1,570          2,688           417
                                                 ---------------------------------------------------------------------------
Consolidated ........................            $33,628            $40,551            $41,738        $40,288       $23,305
                                                 ===========================================================================

(1) Net sales are attributed to countries based on location of customer.

Note 15.  Foreign operations

            In addition to  manufacturing  operations in California,  Minnesota,
New Jersey and  Maryland,  the Company  manufactures  substantial  quantities of products  in  leased  premises

                                      F-31

located in  Mexicali  and  Matamoros,  Mexico;  Ingolstadt,  Germany;  and Paks,
Hungary.  These  external  and  foreign  sources  of  supply  present  risks  of interruption for reasons beyond the Company's control,  including  political and other  uncertainties.  During the year ended  December  31,  2001,  the  Company manufactured  products in two additional  facilities in Mexico. The Condor plant in  Reynosa,  Mexico was closed in March  2002,  and the SLW  Holdings  plant in
Nogales, Mexico was sold in September 2001.

            Generally,  the Company's  sales are priced in United States dollars and German marks (European Union euros effective January 1, 2002), and its costs and expenses are priced in United States  dollars,  Mexican pesos,  German marks
(European  Union  euros  effective  January 1,  2002),  and  Hungarian  forints.
Accordingly,  the  competitiveness of the Company's products relative to locally produced products may be affected by the performance of the United States dollar compared with that of its foreign customers' currencies. Foreign sales comprised
27%, 23% and 27% of sales for the years ended December 31, 2001 and December 31,
2000, and fiscal year ended July 31, 1999, respectively. Foreign sales comprised
21% and 29% of sales  for the five  months  ended  December  31,  1999 and 1998,
respectively.   Additionally,   the  Company  is  exposed  to  foreign  currency
transaction and translation losses which might result from adverse  fluctuations in the values of the Mexican peso,  German mark  (European  Union euro effective
January 1, 2002), and Hungarian forint. As of December 31, 2001, the Company had net liabilities of $241,000  subject to fluctuations in the value of the Mexican peso,  net  assets of  $4,578,000  subject to  fluctuations  in the value of the
German mark, and net assets of $507,000  subject to fluctuations in the value of the Hungarian  forint.  Fluctuations  in the value of the Mexican  peso,  German mark, and Hungarian forint have not been significant in 2000 and 2001.  However, there can be no assurance  that the value of the Mexican  peso,  European  Union euro, or Hungarian forint will continue to remain stable.

EME  manufactures all of its products in Germany or Hungary and incurs its costs in German marks (European  Union euros  effective  January 1, 2002) or Hungarian forints.  EME's sales are priced in German marks (European Union euros effective
January 1, 2002) and United States dollars.  Condor  manufactures  substantially all of its products in Mexico and incurs its labor costs and supplies in Mexican pesos.  SL-MTI  manufactures an increasing  amount of its products in Mexico and incurs related labor costs and supplies in Mexican pesos. Both Condor and SL-MTI price their sales in United States dollars.  EME maintains its books and records in German  marks  (European  Union euros  effective  January 1,  2002),  and its
Hungarian  subsidiary  maintains its books and records in Hungarian forints. The
Mexican  subsidiaries  of Condor and SL-MTI  maintain their books and records in
Mexican pesos.

Note 16. Restructuring costs and impairment charges

The  Company  recorded   restructuring,   impairment   charges,   and  inventory
write-downs during the year ended December 31, 2001 summarized as follows:

                                      F-32

                                                                              Impairment       Inventory
                                                         Restructuring            Of             Write
                                                            Costs            Intangibles         downs
                                                         ---------------------------------------------------
                                                                                        (In thousands)
Condor - intangible asset impairment ...............    $   --               $4,145               $   --

Condor - workforce reduction and other .............     3,683                   --                   --

Condor - inventory write-off .......................        --                   --                2,890

Surf Tech - intangible asset impairment ............        --                  125                   --

Surf Tech - fixed asset write-offs .................       125                   --                   --

Surf Tech - workforce reduction and
other ..............................................        60                   --                   --

Surf Tech - inventory write-off ....................        --                   --                   50
                                                         ---------------------------------------------------
   Total restructuring and impairment
   charges .........................................    $3,868               $4,270               $2,940
                                                         ===================================================

The Condor  restructuring  charge  relates to the  closure  of its  facility  in
Reynosa,  Mexico.  The workforce  reduction  charges are primarily for severance costs and are discussed more fully below.

            During 2001, the Company  implemented a plan to restructure  certain of its  operations  as a result of a  significant  reduction  in the  demand for products by telecommunications  equipment  manufacturers.  The sharp decrease in orders for  telecommunications-related  products  occurred abruptly in the first quarter and  continued to the end of 2001.  As a result,  the Company  needed to reduce its fixed costs and  manufacturing  capacity  in line with  substantially lower sales forecasts.

            The restructuring plan was designed to address these requirements in a  deliberate  manner that would not  overburden  the  Company's  personnel  and monetary resources. It consisted of the following actions:

     1)   the  closure of Condor's  engineering  and sales  support  facility in
          Brentwood, New York;

     2)   the closure of Condor's manufacturing facility in Reynosa, Mexico; and

     3)   the   substantial   reduction  in  employees  and  staff  at  Condor's
          continuing   manufacturing   facilities   in   Mexicali,   Mexico  and
          headquarters in Oxnard, California.

            The charge for facility  closures relates primarily to the write-off of equipment and other fixed assets to be disposed of or abandoned. A portion of the charge represents the Company's estimate of the future lease commitments and buyout  options  for  closed  facilities.  The  Company  anticipates  that  such facilities  will be closed  and  assets  will be  disposed  of by the end of the second  quarter of 2002.  Lease payments for the closed  facilities  extend into
2003.

            The restructuring plan included the termination of approximately 828
employees,  and  payment  of  related  severance  benefits.   Approximately  810
employees  have  been   terminated  as  of  December  31,  2001.  The  remaining
terminations and associated  termination payments are expected to be effected in the first quarter of 2002.

                                      F-33

            As  of  December  31,   2001,   approximately   $1,163,000   of  the
restructuring  costs is included as a component of other accrued  liabilities in the accompanying consolidated balance sheet.

            Of the $2,940,000 inventory write-down, $2,890,000 was from the Todd
Products  acquisition and consisted primarily of the  telecommunications-related product line. As part of the restructuring  plan,  management decided to exit or significantly reduce the Company's  telecommunications-related  product line due to the continued weakness in the telecommunications  industry. The inventory was
evaluated  based  on  current  backlog  and  sales  forecasts.   Following  this
evaluation,  management considered the inventory to have limited value and wrote it down. The Company disposed of  approximately  $2,100,000 of this inventory in
2001.

            NOTE 17. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                 -------------------------------------------------------------------------------
                                                   Three Months      Three Months         Three Months         Three Months
                                                       Ended             Ended                Ended                Ended
                                                  March 31, 2001     June 30, 2001     September 30, 2001    December 31, 2001
                                                 -------------------------------------------------------------------------------
                                                                       (In thousands, except per share data)
TWELVE MONTHS ENDED DECEMBER 31, 2001
Net sales (a) ....................................    $ 37,582     $ 32,479             $ 33,968             $ 34,438
Gross margin (b) .................................    $ 12,294     $  7,102             $ 11,347             $ 11,321
Income (loss) from continuing operations
before income
taxes (c) ........................................    $  1,359     $ (4,734)            $ (1,489)            $ (6,011)
Net income (loss) (d) ............................    $    479     $ (5,312)            $ (2,710)            $ (3,107)
Diluted net income per common
share ............................................    $   0.08     $  (0.93)            $  (0.47)            $  (0.54)

(a) Excludes net sales from discontinued
    operations of ................................    $  6,145     $  2,913             $  1,258             $     --
(b) Excludes gross margin from discontinued
    operations of ................................    $    589     $    393             $   (338)            $     --
(c) Excludes income (losses) before income
    taxes from discontinued operations of ........    $   (500)    $ (1,063)            $ (5,461)            $  1,884
(d) Includes income (losses) from
    discontinued operations net of
    tax ..........................................    $    (32)    $ (2,586)            $ (1,626)            $    297

                                                 -----------------------------------------------------------------------------------
                                                      Three Months        Three Months        Three Months           Three Months
                                                          Ended               Ended              Ended                  Ended
                                                     March 31, 2000       June 30, 2000    September 30, 2000     December 31, 2000
                                                 -----------------------------------------------------------------------------------
                                                                        (In thousands, except per share data)
TWELVE MONTHS ENDED DECEMBER 31, 2000
Net sales (e) ......................................    $ 37,409         $ 39,098              $ 36,260         $ 35,638
Gross margin (f) ...................................    $ 13,862         $ 13,985              $ 11,111         $ 12,152

Income from continuing operations before income
taxes (g) ..........................................    $  2,648         $  2,899              $  2,390         $  2,128

Net income (loss)(h) ...............................    $    548         $    796              $    729         $   (373)
Diluted net income per common
share ..............................................    $   0.09         $   0.14              $   0.13         $  (0.07)

(e) Excludes net sales from discontinued
    operations of ..................................    $  6,128         $  5,046              $  4,582         $  3,585

(f) Excludes gross margin from discontinued
    operations of ..................................    $  1,201         $    977              $    325         $   (430)

                                      F-34

(g) Excludes (losses) before income taxes
    from discontinued operations of ...................$ (1,567)        $ (1,546)        $ (1,763)        $ (2,902)

(h) Includes (losses) from discontinued
    operations net of tax .............................$ (1,007)        $   (996)        $ (1,119)        $ (1,601)

                                      F-35

                                                                        SCHEDULE II

                                                             VALUATION AND QUALIFYING ACCOUNTS

------------------------------------------------------------------------------------------------------------------
                                                                                    Additions
                                                                 -------------------------------------------------
                                              Balance at     Charged to    Charged
                                             Beginning of    Costs and     to Other                Balance at End of
Description                                   Period         Expenses      Accounts        Deductions        Period
---------------------------------------------------------------- ---------------------- ---------------------------
                                                               (In thousands)
TWELVE MONTHS ENDED
DECEMBER 31, 2001 Allowance for:
  Doubtful accounts .........................  $560          $469          $ --             $461(b)          $568

TWELVE MONTHS ENDED
DECEMBER 31, 2000 Allowance for:
  Doubtful accounts .........................  $416          $389          $ 40(a)          $285(b)          $560

TWELVE MONTHS ENDED JULY
31, 1999 Allowance for:
  Doubtful accounts .........................  $233          $ 40          $142(a)          $ 35(b)          $380

FIVE MONTHS ENDED DECEMBER
31, 1999 Allowance for:
  Doubtful accounts .........................  $380          $ 10          $ 58(a)          $ 32(b)          $416

FIVE MONTHS ENDED DECEMBER
31, 1998 (Unaudited) Allowance for:
  Doubtful accounts .........................  $233          $ 13          $ 32(a)          $ 0(b)           $278

(a)  Due to reclassifications.
(b)  Accounts receivable written off, net of recoveries.

                                      F-36

                                                                    SL INDUSTRIES, INC.
                                                                CONSOLIDATED BALANCE SHEETS

ITEM 1 FINANCIAL STATEMENTS
                                                                                  September 30,            December 31,
                                                                                      2002                    2001
                                                                             ------------------------     ------------------
                                                                                    (Unaudited)

ASSETS
Current assets:
  Cash and cash equivalents .................................................     $   5,644,000         $   6,577,000
  Receivables, ..............................................................        20,687,000            36,041,000
net
  Inventories, ..............................................................        18,929,000            20,497,000
net
   Prepaid expenses .........................................................         1,116,000               815,000
   Deferred income ..........................................................         6,364,000             6,300,000
                                                                                      ---------             ---------
taxes
      Total current .........................................................        52,740,000            70,230,000
assets
Property, plant and equipment, less accumulated depreciation
 of $21,608,000 and $18,941,000, respectively ...............................        18,197,000            18,829,000
Deferred income .............................................................         2,003,000             2,014,000
taxes
Cash surrender value of life insurance policies .............................           962,000             1,323,000
Intangible assets, less accumulated amortization
 of $6,316,000 and $6,017,000, respectively .................................        14,505,000            14,799,000
Other assets ................................................................           569,000               563,000
                                                                                     ----------            ----------
       Total assets .........................................................     $  88,976,000         $ 107,758,000
                                                                                  =============         =============
LIABILITIES
Current liabilities:
  Short-term bank debt ......................................................     $   4,109,000         $   1,367,000
  Long-term debt due within one year ........................................        20,149,000            35,829,000
  Accounts payable ..........................................................         5,736,000             8,149,000
  Accrued income taxes ......................................................           356,000             2,019,000
  Accrued liabilities:
     Payroll and related ....................................................         5,710,000             7,609,000
costs
     Other ..................................................................        10,814,000            11,781,000
                                                                                     ----------            ----------
        Total current liabilities ...........................................        46,874,000            66,754,000
Long-term debt less portion due within one year .............................            38,000             1,009,000
Deferred compensation and supplemental retirement benefits ..................         4,276,000             4,268,000
Other liabilities ...........................................................         2,952,000             2,523,000
                                                                                      ---------             ---------
        Total liabilities ...................................................        54,140,000            74,554,000
                                                                                     ==========            ==========

Commitments and contingencies (Note 8)

SHAREHOLDERS' EQUITY
Preferred stock, no par value; authorized, 6,000,000 shares; none issued ..........           --                   --

Common stock, $.20 par value; authorized, 25,000,000 shares;
  issued, 8,298,000 shares ........................................................    1,660,000             1,660,000
Capital in excess of par value ....................................................   38,763,000            39,025,000
Retained earnings .................................................................    9,401,000             8,897,000
Accumulated other comprehensive income (loss) .....................................      305,000                (5,000)
  Treasury stock at cost, 2,407,000 and 2,587,000 shares, respectively ............  (15,293,000)          (16,373,000)
                                                                                     ------------          ------------
        Total shareholders' equity ................................................   34,836,000            33,204,000
                                                                                     ------------          ------------
        Total liabilities and shareholders' equity ................................$  88,976,000         $ 107,758,000
                                                                                   =============         =============

See accompanying notes to consolidated financial statements.

                                      F-37

                                                                    SL INDUSTRIES, INC.
                                                           CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                        (Unaudited)

                                                                Three-Months Ended*                Nine-Months Ended*
                                                                   September 30,                   September 30,
                                                          2002                2001             2002             2001
                                                         ----------------------------------------------------------------
Net Sales ............................................   $  34,580,000    $  33,968,000    $ 101,937,000    $ 104,029,000
                                                         -------------    -------------    -------------    -------------
Cost and expenses:
 Cost of products sold ...............................      22,616,000       22,571,000       67,319,000       70,345,000
 Write-down of inventory..............................              --           50,000               --        2,940,000

 Engineering and product development .................       2,114,000        1,979,000        6,165,000        6,560,000
 Selling, general and administrative..................       7,936,000        6,836,000       22,853,000       20,325,000

 Depreciation and amortization .......................         911,000        1,169,000        2,655,000        3,482,000
                                                                                                            .............
 Special charges......................................              --               --        1,834,000               --

 Restructuring costs..................................              --        1,783,000          265,000        2,891,000
                                                         -------------    -------------    -------------    -------------
Total cost and expenses...............................      33,577,000       34,388,000      101,091,000      106,543,000

                                                         -------------    -------------    -------------    -------------
Income (loss) from operations ........................       1,003,000         (420,000)         846,000       (2,514,000)
Other income (expense):
  Interest income ....................................          31,000           99,000          171,000          278,000
  Interest expense ...................................        (443,000)      (1,168,000)      (1,428,000)      (2,628,000)
                                                         -------------    -------------    -------------    -------------
Income (loss) from continuing
operations before income taxes .......................         591,000       (1,489,000)        (411,000)      (4,864,000)
Income tax provision (benefit) .......................           8,000         (405,000)        (602,000)      (1,565,000)
                                                         -------------    -------------    -------------    -------------
Income (loss) from continuing operations .............         583,000       (1,084,000)         191,000       (3,299,000)
                                                         -------------    -------------    -------------    -------------
Discontinued operations (net of tax)..................              --       (1,626,000)         313,000       (4,244,000)

Net income (loss) ....................................   $     583,000    $  (2,710,000)   $     504,000    $  (7,543,000)
                                                                          -------------    -------------    -------------

Basic net income (loss) per common share
   Income (loss) from continuing operations ..........   $        0.10    $       (0.19)   $        0.03    $       (0.58)
Discontinued operations (net of tax)..................              --            (0.28)            0.06            (0.74)
                                                         -------------    -------------    -------------    -------------
   Net income (loss) .................................   $        0.10    $       (0.47)   $        0.09    $       (1.32)
                                                         -------------    -------------    -------------    -------------

Diluted net income (loss) per common share
    Income (loss) from continuing operations .........   $        0.10    $       (0.19)   $        0.03    $       (0.58)
    Discontinued operations (net of tax)..............              --            (0.28)            0.06            (0.74)
                                                         -------------    -------------    -------------    -------------
    Net income (loss).................................   $        0.10    $       (0.47)   $        0.09    $       (1.32)
                                                         -------------    -------------    -------------    -------------

Shares used in computing basic net income (loss)
   per common share ..................................       5,892,000        5,707,000        5,856,000        5,695,000
Shares used in computing diluted net income (loss)
   per common share ..................................       5,894,000        5,707,000        5,896,000        5,695,000

* RECLASSIFIED FOR COMPARATIVE PURPOSES ONLY.

See accompanying notes to consolidated financial statements.

                                                                     SL INDUSTRIES, INC.
                                                     CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS
                                                                         (Unaudited)

                                                                       Three-Months Ended             Nine-Months Ended
                                                                         September 30,                September 30,
                                                                      2002         2001          2002            2001
                                                                      ----         ----          ----            ----
Net Income (loss) ............................................   $   583,000    $(2,710,000)   $   504,000   $(7,543,000)
Other comprehensive income (loss):

    Currency translation adjustment, net of related taxes ....       (92,000)       160,000        310,000       225,000
                                                                 -----------   ------------    -----------   ------------
Comprehensive income (loss)...................................   $   491,000    $(2,550,000)   $   814,000   $(7,318,000)
                                                                 ===========    ===========    ===========   ============

 See accompanying notes to consolidated financial statements

                                      F-38

                                                                    SL INDUSTRIES, INC.
                                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND SEPTEMBER 30, 2001
                                                                        (UNAUDITED)
                                                                                              2002                 2001
                                                                                          --------------     --------------
OPERATING ACTIVITIES:
 Net income (loss) from continuing operations ..........................................  $    191,000        ($ 3,299,000)
 Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
   Depreciation ........................................................................     2,192,000           2,263,000
   Amortization ........................................................................       463,000           1,219,000
   Restructuring charges ...............................................................       265,000           2,891,000
   Write-down of inventory .............................................................            --           2,940,000
    Provisions for losses on accounts receivable .......................................       (41,000)            154,000
   Additions to other assets ...........................................................      (163,000)           (206,000)
   Cash surrender value of life insurance premiums .....................................        16,000            (781,000)
   Deferred compensation and supplemental retirement benefits ..........................       411,000             427,000
   Deferred compensation and supplemental retirement benefit payments ..................    (1,919,000)           (357,000)
   (Increase) decrease in deferred income taxes ........................................       554,000          (3,620,000)
   (Gain) loss on sales of assets,net ..................................................      (141,000)              1,000
   Investment in Kreiss Johnson ........................................................             --            107,000
   Changes in operating  assets and liabilities,  excluding  effects of business dispositions:
     Accounts receivable ...............................................................     1,456,000          (1,665,000)
     Inventories .......................................................................     2,008,000            (513,000)
     Prepaid expenses ..................................................................      (281,000)             66,000
     Accounts payable ..................................................................    (1,573,000)         (3,320,000)
     Other accrued liabilities .........................................................    (3,564,000)         (2,948,000)
     Accrued income taxes ..............................................................     2,910,000           2,948,000
                                                                                          ------------        ------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES ....................................     2,784,000          (3,683,000)
                                                                                          ------------        ------------

INVESTING ACTIVITIES:
  Proceeds from sales of assets ........................................................       167,000           1,035,000
  Purchases of property, plant, and equipment ..........................................    (1,409,000)         (1,911,000)
  Decrease in notes receivable .........................................................         1,000              29,000
  Proceeds from cash surrender life insurance policies .................................    10,676,000                  --
                                                                                          ------------        ------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES ....................................     9,435,000            (847,000)
                                                                                          ------------        ------------

FINANCING ACTIVITIES:
  Proceeds from life insurance policy ..................................................            --             256,000
  Proceeds from short-term debt ........................................................     2,428,000           1,144,000
  Proceeds from long-term debt .........................................................    15,100,000          16,100,000
  Payments on long-term debt ...........................................................   (31,733,000)        (12,632,000)
  Proceeds from stock options exercised ................................................       756,000             449,000
  Treasury stock sold ..................................................................        62,000              89,000
                                                                                          ------------        ------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES ....................................   (13,427,000)          5,406,000
                                                                                          ------------        ------------
NET CASH PROVIDED BY(USED IN) DISCONTINUED OPERATIONS ..................................        25,000            (827,000)
Effect of exchange rate changes on cash ................................................       250,000             206,000
                                                                                          ------------        ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS ................................................      (933,000)            255,000
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD .......................................     6,577,000           1,189,000
                                                                                          ------------        ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD .............................................  $  5,644,000        $  1,444,000
                                                                                          ------------        ------------

Supplemental  disclosures  of cash flow  information:  Cash paid during the year for:
     Interest ..........................................................................  $  1,655,000        $  2,680,000
     Income taxes ......................................................................  $  1,703,000        $  1,387,000
See accompanying notes to consolidated financial statements.

                                      F-39

SL INDUSTRIES, INC.

Notes to Consolidated Financial Statements--Unaudited

1. BASIS OF PRESENTATION
The accompanying  unaudited consolidated financial statements have been prepared
in  accordance  with  generally  accepted  accounting   principles  for  interim
financial  information and with the instructions for Form 10-Q and Article 10 of
Regulation  S-X.  Accordingly,  they  do not  include  all the  information  and footnotes  required by generally  accepted  accounting  principles  for complete financial statements.  In the opinion of management,  the accompanying financial statements contain all adjustments  (consisting of normal recurring adjustments)
considered  necessary  for a fair  presentation.  Operating  results for interim periods are not  necessarily  indicative of the results that may be expected for the year ending December 31, 2002. These financial  statements should be read in conjunction with the Company's  audited  financial  statements and notes thereon included in the Company's Annual Report on Form 10-K for the year ended December
31, 2001.

Liquidity

The Company is party to a Second Amended and Restated  Credit  Agreement,  dated
December 13, 2001, as amended (the "Revolving Credit Facility"), that allows the
Company to borrow for working capital and other purposes.  The Revolving  Credit
Facility  contains  certain  financial and  non-financial  covenants,  including requirements for certain minimum levels of net income and a minimum fixed charge coverage ratio,  as defined  therein,  on a quarterly  basis. As of December 31,
2001,  the Company was in  violation  of the net income  covenant for the fourth quarter of 2001. In addition, on March 1, 2002, the Company was notified that it was in default  under the Revolving  Credit  Facility due to its failure to meet the previously scheduled debt reduction to $25,500,000 on March 1, 2002.

On May 23, 2002,  the Company and its lenders  reached an agreement  pursuant to which the lenders  granted a waiver of default and  amendments  to the  violated financial  covenants,  so that the Company would be in full  compliance with the
Revolving Credit Facility.  The agreement provides,  among other things, for the
Company to pay-down  outstanding  borrowings by $689,000 to $25,500,000  and for the payment to the lenders of an amendment fee of $130,000.

The Revolving  Credit Facility matures on December 31, 2002 and provides for the payment of a facility  fee of  $780,000 in the event that the  Revolving  Credit
Facility  is not repaid by  October  31,  2002.  The  Company  did not repay the
Revolving  Credit Facility prior to October 31, 2002 and paid such facility fee.
The Company is currently negotiating to refinance the Revolving Credit Facility, although  there can be no  assurance  that the Company will be able to refinance the Revolving  Credit  Facility prior to December 31, 2002 or that the Revolving
Credit Facility will be refinanced successfully (See Note 6).

In connection with the refinancing of the Company's  Revolving  Credit Facility, the Company  signed a  commitment  letter with a nationally  recognized  lending institution to refinance its existing Revolving Credit Facility, such commitment letter terminates on November 18, 2002.

                                      F-40

The Company had also signed a commitment  letter with Steel  Partners II, LP, an entity  controlled by the Company's  Chairman and Chief  Executive  Officer,  to
provide a subordinated  loan in the amount of $5,000,000 in connection  with the refinancing of the Revolving Credit Facility.  As the refinancing did not occur, the subordinated loan was not made.

The accompanying financial statements do not include any adjustments relating to the  recoverability  and  classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

2. RECEIVABLES
Receivables  at  September  30,  2002 and  December  31, 2001  consisted  of the following:

                                                                                    September 30,         December 31,
                                                                                      2002                   2001
                                                                                --------------------------------------
                                                                                            (in thousands)

Trade receivables ............................................................   $ 20,738                   $ 20,189
Less allowances for doubtful accounts ........................................       (310)                      (568)
                                                                                 --------                   --------
                                                                                   20,428                     19,621
Receivables for life insurance policies
surrendered ..................................................................         --                     10,229
Recoverable income taxes .....................................................        259                      4,355
Other ........................................................................         --                      1,836
                                                                                 --------                   --------
                                                                                 $ 20,687                   $ 36,041
                                                                                 --------                   --------

In January 2002, the Company  received  $10,229,000  from the surrender value of life insurance  policies.  In June 2002 the Company received a $2,200,000 United
States tax refund.  In July 2002 the Company  received a  $1,400,000  German tax refund both of which were classified as recoverable income taxes at December 31,
2001.  These funds were used  principally  to pay down debt under the  Company's
Revolving Credit Facility (See Notes 1 and 6).

3. INVENTORIES
Inventories  at  September  30,  2002 and  December  31, 2001  consisted  of the following:

                                                                           September 30,          December 31,
                                                                             2002                     2001
                                                                         ----------------------------------------
                                                                                      (in thousands)
Raw materials ......................................................     $ 13,502                        $ 15,341
Work in process ....................................................        5,952                           5,261
Finished good ......................................................        2,490                           3,401
                                                                         ----------------------------------------
                                                                           21,944                          24,003
Less allowances ....................................................       (3,015)                         (3,506)
                                                                         ----------------------------------------
                                                                         $ 18,929                        $ 20,497
                                                                         ----------------------------------------

4. INCOME (LOSS) PER SHARE

The Company has  presented  net income  (loss) per common share  pursuant to the
Financial Accounting Standards Board Statement of Financial Accounting Standards
("SFAS") No. 128, "Earnings per Share." Basic net income (loss) per common share is  computed  by  dividing

                                      F-41

reported  net income  (loss)  available to common  shareholders  by the weighted average  number of shares  outstanding  for the  period.  Diluted net income per common  share is computed by dividing  reported  net income  available to common shareholders by the weighted average shares outstanding for the period, adjusted for the dilutive  effect of common  stock  equivalents,  which  consist of stock options, using the treasury stock method.

The table below sets forth the computation of basic and diluted net income(loss)
per share:

                                            Three Months Ended September 30,
                                         2002                                                          2001
                               -------------------------------------------------------------------------------------------
                                (in thousands, except per share amount)
                                      Net Income                                              Net (Loss)
                                    from Continuing    Shares    Per Share      from Continuing        Shares     Per Share
                                      Operations                    Amount         Operations                        Amount
                               --------------------------------------------------------------------------------------------------
Basic net income
(loss) per common
share                           $          583       5,892      $   0.10        $       (1,084)           5,707    $    (0.19)
Effect of dilutive securities
                               ----                    2       ----              ----                  ----         ----
                               --------------------------------------------------------------------------------------------------
Diluted net income
(loss) per common share
                                $         583         5,894     $   0.10          $       (1,084)            5,707   $  (0.19)
                               --------------------------------------------------------------------------------------------------

                                   Nine Months Ended September 30,
                               2002                                                        2001
                                   (in thousands, except per share amount)
                               -----------------------------------------------------------------------------------------------
                                    Net Income                                       Net (Loss)
                                 from Continuing          Shares      Per Share      from Continuing    Shares    Per Share
                                    Operations                          Amount      Operations                     Amount
                               -----------------------------------------------------------------------------------------------
Basic net income (loss) per
common Share
                                    $       191           5,856         $   0.03      $       (3,299)     5,695    $  (0.58)
Effect of dilutive Securities
                                   ----                      40         ----          ----              ----       ----
                                   -----------------------------------------------    ----------------------------------------
Diluted net income (loss) per
common share
                                   $       191             5,896        $     0.03    $       (3,299)     5,695    $   (0.58)
                                   -----------------------------------------------------   -----------------------------------

For the three month and  nine-month  periods ended  September  30, 2001,  common stock options of 1,527,066 and 351,658, respectively,  were outstanding but were excluded from the diluted  computation  because the Company  incurred a net loss and the effect of including the options would be anti-dilutive.

For the three-month and nine-month  periods ended September 30, 2002, options to purchase 586,784 and 539,264 shares of stock,  respectively,  were excluded from the diluted computation because the option exercise prices were greater than the average market price of the Company's common stock during these periods.

                                      F-42

5. RECENT ACCOUNTING PRONOUNCEMENTS
In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial  Accounting  Standard No. 141, "Business  Combinations"  ("SFAS No.
141"), which requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase  method of accounting.  As a result,  use of
the   pooling-of-interests   method  is  prohibited  for  business  combinations
initiated  thereafter.  SFAS No.141 also  establishes  criteria for the separate recognition of intangible  assets  acquired in a business  combination.  In June
2001, the Company adopted this  statement,  which did not have any impact on its consolidated financial position or results of operations.

In June 2001, FASB issued  Statement of Financial  Accounting  Standard No. 142,
"Goodwill and Other  Intangible  Assets"  ("SFAS No. 142"),  which requires that goodwill and certain other intangible  assets having  indefinite lives no longer be  amortized  to  earnings,  but  instead be subject to  periodic  testing  for impairment.  Intangible assets determined to have definitive lives will continue to be amortized over their estimated  useful lives.  This statement is effective for the  Company's  2002 fiscal  year.  Effective  January 1, 2002,  the Company adopted  SFAS No.  142 and  implemented  certain  provisions,  specifically  the discontinuation  of goodwill  amortization,  and will  implement  the  remaining provisions during 2002. The Company conducted its initial test for impairment in the second quarter of 2002. The Company  allocated its adjusted goodwill balance to its reporting units and conducted the transitional  impairment tests required by SFAS No. 142. The fair values of the reporting  units were estimated  using a combination  of  the  expected  present  values  of  future  cash  flows  and an assessment  of comparable  market  values.  No impairment  charges were recorded during  the  quarter.  The  Company  will test for  impairment  after the annual forecasting  process is completed  which will occur in the fourth quarter of the year or as impairment indicators arise.

There were no  changes  in the  classifications  of  intangible  assets or their remaining useful lives upon adoption of this pronouncement.

The components of intangible assets are as follows:

INTANGIBLE ASSETS:

                                         September 30, 2002                  December 31, 2001
                             ------------------------------------  ------------------------------------
                            Gross         Accumulated                 Gross       Accumulated
                            Value       Amortization  Net Value      Value      Amortization   Net Value
                            ----------------------------------------------------------------------------
                                                                (in thousands)

Goodwill                      15,482          2,192      13,290         15,482      2,192         13,290
                            ----------------------------------------------------------------------------
Patents                          936            507         429            932        454            478
Covenant Not To Compete        2,980          2,875         105          2,980      2,660            320
Trademarks                       922            273         649            921        245            676
Other                            501            469          32            501        466             35
                            ----------------------------------------------------------------------------
                              20,821          6,316      14,505         20,816      6,017         14,799
                            ----------------------------------------------------------------------------

Amortization  expense for intangible  assets subject to  amortization in each of the next five fiscal  years is  estimated  to be  $154,000 in 2003,  $112,100 in years 2004 through 2006 and $111,000 in 2007.

                                      F-43

The following  table  reflects the adjustment to exclude  goodwill  amortization expense  (including  related tax  effects)  recognized  in the prior  periods as presented (in thousands, except per share amounts):

                                                 Three Months Ended September 30,     Nine Months Ended September 30,
                                                    2002               2001        2002              2001
                                                --------------------------------------------------------------
Reported net income (loss)                       $   583           $  (2,710)        $   504        $  (7,543)
Add back goodwill amortization                        --                 127              --              363
                                                --------------------------------------------------------------
   Adjusted net income (loss)                    $   583           $  (2,583)        $   504        $  (7,180)
                                                --------------------------------------------------------------

Income (loss) per share - basic
   Reported net income (loss)                    $   .10           $    (.47)        $   .09        $   (1.32)
   Goodwill amortization                              --                 .02              --              .06
                                                --------------------------------------------------------------
    Adjusted net income (loss)                   $   .10           $    (.45)        $   .09        $   (1.26)

Income (loss) per share - diluted
   Reported net income (loss)                    $   .10           $    (.47)        $   .09        $   (1.32)
   Goodwill amortization                              --                 .02              --              .06
                                                --------------------------------------------------------------
   Adjusted net income  (loss)                   $      .10        $    (.45)        $   .09        $   (1.26)
                                                --------------------------------------------------------------

In October 2001, the FASB issued Statement of Financial  Accounting Standard No.
144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No.
144"),  which  excludes from the  definition of long-lived  assets  goodwill and other  intangibles  that are not amortized in accordance with SFAS No.142.  SFAS
No. 144 requires that long-lived assets to be disposed of by sale be measured at the lower of carrying amount or fair value less cost to sell,  whether  reported in  continuing  operations  or in  discontinued  operations.  SFAS No.  144 also expands the reporting of  discontinued  operations  to include  components of an entity  that  have  been  or will be  disposed  of  rather  than  limiting  such discontinuance  to a segment of a business.  This statement is effective for the
Company's 2002 fiscal year.  Effective January 1, 2002, the Company adopted this
Statement,  which did not have an impact on its consolidated  financial position or results of operations.

6. DEBT

Debt consists of the following:
                                                                 September 30, 2002     December 31, 2001
                                                               ------------------------------------------
                                                                          (in thousands)
Short-term bank debt .................................         $  4,109                    $  1,367
                                                               --------                    --------

Revolving lines of credit ............................         $ 20,057                    $ 35,689
Mortgages payable ....................................              130                       1,149
                                                               --------                    --------
                                                                 20,187                      36,838
Less portion due within one year .....................          (20,149)                    (35,829)
                                                               --------                    --------
Long-term bank debt ..................................         $     38                    $  1,009
                                                               --------                    --------

                                      F-44

Under the terms of the  Revolving  Credit  Facility,  the Company can borrow for working  capital and other purposes at the prime interest rate plus two percent.
Borrowings   under  the  Revolving   Credit  Facility  are   collateralized   by
substantially  all  of the  Company's  assets.  The  Revolving  Credit  Facility contains limitations on borrowings and requires maintenance of certain financial and  non-financial  covenants,  the most  restrictive  of which require  certain levels of quarterly  net income and a quarterly  minimum  fixed charge  coverage ratio, which is the ratio of earnings before interest,  taxes,  depreciation and amortization,  plus  operating  rent,  to the  sum of  operating  rent,  capital expenditures and interest charges. In addition,  the Company is prohibited under the Revolving  Credit  Facility  from paying  dividends.  The  Revolving  Credit
Facility matures on December 31, 2002 and provides for the payment of a Facility fee of approximately  $780,000 in the event that the "Facility" is not repaid by
October 31, 2002. The Company did not refinance the Revolving Credit Facility by
October 31, 2002 and paid the  Facility  fee on November 4, 2002,  which will be recorded as interest expense in the fourth quarter of the year.

As of September 30, 2002,  outstanding  borrowings under the Company's Revolving
Credit  Facility  were  $20,057,000.  The Company had  available  borrowings  of
$4,900,000 under the Revolving Credit Facility as of September 30, 2002.

The  Company's  German  subsidiary  Elektro-Metall  Export GmbH ("EME") also has
$5,570,000 in lines of credit with several banks in Germany. One of those banks,
Deutsche  Bank,  has  indicated  that it will  terminate its line in two stages,
December  31,  2002  and the  remainder  of the line at March  31,  2003.  EME's management  is  presently  engaged in  discussions  with its other two  existing lenders to extend and  increase  their lines of credit,  which  expire March 31,
2003.  Under the terms of its  current  lines of credit,  EME can borrow for any purpose at interest rates ranging from 7.125% to 8.25%.  No financial  covenants are required.

7. ACCRUED LIABILITIES OTHER

Accrued  liabilities  and Other at  September  30,  2002 and  December  31, 2001
consisted of the following:

                                                                          September 30,           December 31,
                                                                             2002                    2001
                                                                         -------------------------------------
                                                                                   (in thousands)
Taxes other than income .........................................        $   867                   $   902
Insurance .......................................................             --                       479
Advertising and promotions ......................................             69                        79
Interest ........................................................             53                       280
Commissions .....................................................            503                       543
Royalties .......................................................             84                        64
Professional fees and other expenses ............................            904                     1,389
Reserves for other fees and services ............................          2,034                     1,374
Deferred revenue ................................................          2,761                     3,760
Other ...........................................................          3,539                     2,911
                                                                         -------------------------------------
                                                                         $10,814                   $11,781
                                                                         -------------------------------------

                                      F-45

The Reserves for other fees and services of  $2,034,000 as of September 30, 2002 is  comprised  primarily  of an  environmental  reserve  of  $740,000,  warranty reserves of $760,000 and various other minor accruals.

In November 2001, EME received  approximately  $4,100,000 as a progress  payment related to a customer  contract.  The contract  requires  that the cash received from this progress payment be specifically  utilized for expenditures related to
EME's performance under this program.  As of September 30, 2002,  $2,761,000 and at December 31, 2001,  $3,760,000  of this  progress  payment was  classified as deferred  revenue and included in other accrued  liabilities in the accompanying
Consolidated  Balance  Sheets.  EME is also restricted as to the use of the cash related to this progress  payment.  As of September 30, 2002,  $2,638,000 of the
Company's cash balance is restricted for use on this customer contract only.

Also  included  in the above  accruals  in Other is a  restructuring  reserve of
$274,000 at September 30, 2002 (there are no remaining  severance payments to be made against this reserve) and $1,163,000 at December 31, 2001. During the third quarter of 2002, $26,000 was charged against the restructuring  reserve,  all of which were cash items. The  restructuring  reserve  established  during the year ended December 31, 2001 was primarily in response to a significant  reduction in the demand for products by telecommunication equipment manufacturers.

Also included in the above accruals in" Reserves for other fees and services" is a  restructuring  reserve of $274,000 at September  30, 2002 and  $1,163,000  at
December 31, 2001.  During the nine months ended  September 31, 2002 the reserve was increased by $265,000.  The restructuring  charges for the current period is comprised of $166,000 for severance  payments and $99,000 for certain exit costs related to the  closure of  Condor's  engineering  and sales  support  office in
Brentwood  New York.  All of the above costs were paid during the year and there are no remaining  severance  cost  remaining  to be paid at September  30, 2002.
During 2002  restructuring  cost of $1,154,000 were charged against the reserve.
The restructuring reserve was established during the year ended December 31, and was  principally  in  response  to a  significant  reduction  in the  demand for products  by  telecommunications  manufacturers.  A  summary  of  the  principal components of the restructuring  reserve from December 31, 2001 to September 30,
2002 is as follows:

     Restructuring
       Accrual           December 31, 2001        Increases        (Decreases)            September 30, 2002
       -------           -----------------        ---------        -----------            ------------------
                                                  (In Thousands)
Facility Costs               $6,899                     $99               $(782)                  $6
Asset write-off                 325                                         (57)                 268
Professional fees               102                                        (102)                   0
Other                            47                                         (47)                   0
Severance                                               166                (166)                   0

Total                        $1,163                    $265             $(1,154)                $274

                                      F-46

8. COMMITMENTS AND CONTINGENCIES
In the ordinary course of business, the Company is subject to loss contingencies pursuant to foreign and domestic federal, state, and local governmental laws and regulations and is also party to certain legal actions.

LITIGATION
The  Company's  subsidiary,  SL  Montevideo  Technology,   Inc.  ("SL-MTI"),  is
currently defending a cause of action, brought against it in the fall of 2000 in the federal district court for the western district of Michigan. The lawsuit was filed by Eaton Aerospace LLC ("Eaton")  alleging breach of contract and warranty in the defective  design and  manufacture  of a high precision  motor.  The high precision motor was developed for use in an aircraft  actuation  system intended for use by Vickers  Corporation.  The complaint  seeks  compensatory  damages of approximately $3,900,000.

As  part  of  pre-trial  motions,   both  parties  filed,   briefed  and  argued
cross-motions for summary judgment. On July 18, 2002, Eaton's motion for partial summary  judgment  was granted to the  limited  extent that the court found that
SL-MTI sold motors to Eaton with an express  warranty and an implied warranty of merchantability.  Eaton's motion was denied in all other respects with the court indicating  that the  nature  and  extent of those  warranties  would have to be decided  by a jury at trial.  The trial  commenced  on October  28,  2002 and is expected to conclude during the first week of November 2002.

On June 12, 2002, the Company and its subsidiary SL Surface  Technologies,  Inc.
("SurfTech") were served with notice of class action complaint filed in Superior
Court of New Jersey for Camden  County.  The Company and SurfTech are  currently two of approximately 39 defendants in this action. The complaint alleges,  among other  things,  that  plaintiffs  suffered  personal  injuries  as a  result  of
consuming   contaminated   water  distributed  from  the  Puchack  Wellfield  in
Pennsauken, New Jersey (which supplies Camden, New Jersey).

This  case  arises  from  the  same   factual   circumstances   as  the  current
administrative actions involving the Puchack Wellfield, which is described under
Commitments &  Contingencies-Environmental below. The administrative actions and the class  action  lawsuit both allege that  SurfTech  and other  defendants contaminated  ground  water  through the  disposal of  hazardous  substances  at industrial  facilities  in the area.  SurfTech  once  operated a  chrome-plating facility in Pennsauken (the "SurfTech Site").

As with the  administrative  actions,  the Company  believes it has  significant defenses against the class action  plaintiff's claims and intends to pursue them vigorously.  Technical  data  generated  as part of remedial  activities  at the
SurfTech Site have not established  offsite migration of contaminants.  Based on this and other  technical  factors,  the Company has been advised by its outside counsel  that it has a strong  defense  against the claims  alleged in the class action  plaintiff's  complaint,  as  well  as the  environmental  administrative actions discussed below.

On August 9, 2002, the Company received a "Demand for Arbitration"  with respect to a claim of $578,000  from a former vendor of SL Waber.  The claim  concerns a dispute between SL Waber and an electronics  manufacturer based in Hong Kong for alleged  failure  to pay for  goods  under a  Supplier  Agreement.  The  Company believes this claim is without merit and intends to vigorously  pursue  defenses with respect to these claims and may bring  counter  claims  against the vendor.

                                      F-47

Notwithstanding  the outcome of these allegations,  the Company does not believe that this  arbitration  will have a material  adverse  effect on its business or operations.

ENVIRONMENTAL
Loss contingencies include potential obligations to investigate and eliminate or mitigate  the effects on the  environment  of the disposal or release of certain chemical  substances  at  various  sites,  such as  Superfund  sites  and  other facilities,  whether or not they are  currently  in  operation.  The  Company is currently participating in environmental assessments and cleanups at a number of sites  under  these  laws  and  may in the  future  be  involved  in  additional environmental  assessments and cleanups.  Based upon investigations completed by the Company and its independent engineering consulting firm, to date, management has provided an estimated  accrual for all known costs  believed to be probable.
However,  it  is  in  the  nature  of  environmental  contingencies  that  other circumstances  might arise, the costs of which are  indeterminable  at this time due to such factors as changing  government  regulations and stricter standards, the  unknown  magnitude  of defense and cleanup  costs,  the unknown  timing and extent of the remedial  actions that may be required,  the  determination of the
Company's liability in proportion to other responsible  parties, and the extent, if any,  to  which  such  costs  are  recoverable  from  other  parties  or from insurance.  Although these  contingencies could result in additional expenses or judgments,  or offsets  thereto,  at present such  expenses or judgments are not expected to have a material  effect on the  consolidated  financial  position or results of operations of the Company.

In the fourth  quarter of fiscal  year 1990,  the Company  made a  provision  of
$3,500,000 to cover various  environmental  costs for six locations,  based upon estimates prepared at that time by an independent  engineering  consulting firm.
In fiscal 1991, 1996 and 1999, based upon estimates, the Company made additional provisions  of $480,000,  $900,000 and $375,000,  respectively.  The fiscal 1996 provision was necessary  since,  during the latter part of fiscal 1995,  the New
Jersey  Department  of  Environmental  Protection  required the Company to begin additional  investigation of the extent of off-site  contamination at its former facility in Wayne, New Jersey, where remediation had been underway. Based on the results of that  investigation,  which were received in fiscal 1996, the Company determined that additional  remediation  costs of approximately  $1,000,000 were probable.

The Company  filed claims with its insurers  seeking  reimbursement  for many of these costs, and received  $900,000 from one insurer during fiscal year 1996 and a commitment to pay 15% of the environmental  costs associated with one location up to an  aggregate  of  $300,000.  During  fiscal  1997,  the Company  received
$1,500,000  from  three  additional  insurers  and from  two of those  insurers, commitments to pay 15% and 20% of the  environmental  costs  associated with the same  location up to an  aggregate of $150,000 and  $400,000,  respectively.  In addition,  the Company received  $100,000 during 2001, 2000, and fiscal 1999, as stipulated  in the  settlement  agreement  negotiated  with  one  of  the  three insurers.  During 2000, the Company  reversed a separate accrual for a potential environmental penalty after being advised by legal counsel that there was only a remote chance such penalty would be enforced.

The  Company  is a party to an  administrative  action in  connection  with Surf
Tech's  Pennsauken  facility,  which could  subject the Company to,  among other things,  $9,266,000 in collective reimbursements (with other parties) to the New
Jersey Department of Environmental Protection.  The Company believes that it has a significant defense against all or any part of the claim and that any material impact is unlikely.

                                      F-48

In December 2001, the Company received notice from the Connecticut Department of
Environmental   Protection   of   an   administrative   hearing   to   determine
responsibility  for  contamination  at a former  industrial  site located in New
Haven, Connecticut.  The Company has filed motions with the administrative court denying  responsibility  in this matter.  Regardless of the court decision,  the
Company  does not  believe  that  remediation  of this site will have a material adverse effect on its business or operations.

The Company is  investigating a ground water  contamination  with respect to its property in Camden, New Jersey. While a final determination of the extent of the contamination  has not been made, the Company has been informed that the cost to remediate  the  property  should not exceed  $500,000.  The  Company  recorded a provision for this amount during the first quarter of 2002.

Various legal actions, environmental investigations,  proceedings and claims are pending, including those as mentioned above, or may be instituted or asserted in the future against the Company. Litigation is subject to many uncertainties, and the outcome of any  individual  matter cannot be predicted with  assurance.  The
Company has  established  reserves  for certain of the matters  discussed in the foregoing paragraphs, where losses are deemed probable. It is possible, however, that  some of the  matters  discussed  in the  foregoing  paragraphs  for  which reserves have not been established could be decided  unfavorably and require the
Company to pay damages and other  expenditures.  Although  the Company  expects, based on analysis and  recommendations  from various outside  counsels and other experts, that it has established adequate reserves for certain other matters, an unfavorable  decision  in any  individual  matter  could  exceed  the  estimated reserve.  While  management  believes the Company has strong defenses in each of these actions, an unfavorable  decision in any one of these actions could have a material adverse effect on the Company's financial condition.
EMPLOYMENT AGREEMENTS
The Company entered into severance agreements with certain key employees in 2001 and in prior years,  that  provide for  one-time  payments in the event that the employee  is  terminated  within 12 months of a change in  control,  as defined.
These payments range from three to 24 months of the employee's base salary as of the termination  date, as defined.  All senior  divisional  management teams are continuing in their positions.

9. SPECIAL CHARGES
In 2001,  the Company  entered into  change-of-control  agreements  with certain officers of the  Company.  On January  22,  2002,  the  Company  held its annual meeting of shareholders  for 2001. At the annual  meeting,  all eight members of the Board of Directors stood for re-election.  In addition, five nominees from a committee  comprised of representatives of two institutional  shareholders (such committee,  the "RORID Committee") stood for election to the Board of Directors.
Upon the  certification  of the election  results on January 24, 2002,  the five nominees of the RORID Committee were elected and three incumbent  directors were re-elected.  Following the election of the five new directors,  the Company made payments  (which  included  related  benefits)  to  such  officers  under  these change-of-control  agreements  totaling  approximately  $1,631,000  in the first quarter of 2002 and incurred  additional  proxy and legal costs of approximately
$203,000.

                                      F-49

10. NEW ACCOUNTING PRONOUNCEMENT NOT YET ADOPTED
In August 2001, the FASB issued Statement of Financial  Accounting  Standard No.
143,  "Accounting  for Asset  Retirement  Obligations"  ("SFAS No. 143"),  which provides the accounting  requirements for retirement obligations associated with tangible  long-lived assets. This statement requires entities to record the fair value of a liability for an asset  retirement  obligation in the period in which it is incurred.  This  statement  will be effective for the Company's 2003 year.
The  adoption of SFAS No. 143 is not  expected to have a material  impact on the
Company's consolidated financial position or results of operations.

In April 2002, the FASB adopted Statement of Financial Accounting Standards 145,
"Rescission of FASB  Statements  No. 4, 44, and 64,  Amendment of FASB Statement
No. 13, and Technical  Corrections" ("SFAS No. 145"). SFAS No. 145 rescinds FASB
Statement No. 4, Reporting Gains and Losses from  Extinguishment of Debt, and an amendment of that Statement,  FASB Statement No. 64, and Extinguishments of Debt
Made to Satisfy  Sinking-Fund  Requirements.  This  Statement also rescinds FASB
Statement No. 44,  Accounting  for  Intangible  Assets of Motor  Carriers.  This
Statement amends FASB Statement No. 13,  Accounting for Leases,  to eliminate an inconsistency  between the required  accounting for sale-leaseback  transactions and the required  accounting for certain lease  modifications that have economic effects that are similar to  sale-leaseback  transactions.  This  Statement also amends other existing  authoritative  pronouncements  to make various  technical corrections,  clarify meanings,  or describe their  applicability  under changed conditions.  SFAS No. 145 is effective for fiscal years  beginning after May 15,
2002.   The  Company  is  currently   evaluating   the  impact,   if  any,  that
implementation  of this  statement  will have on its  results of  operations  or financial position.

In June 2002, the FASB issued  Statement 146  "Accounting  for Costs  Associated with Exit or  Disposal  Activities"  ("SFAS No.  146").  SFAS No. 146  addresses financial  accounting and reporting for costs  associated  with exit or disposal activities  and  nullifies  Emerging  Issues Task Force (EITF)  Issues No. 94-3,
"Liability Recognition for Certain Employee Termination Benefits and Other Costs
to Exit an Activity (including Certain Costs Incurred in a Restructuring)."  The principal  difference  between  this  Statement  and Issue  94-3  relates to its requirements  for  recognition of a liability for a cost associated with an exit or disposal  activity is recognized when the liability is incurred.  Under Issue
94-3, a liability  for an exit cost as defined in Issue 94-3 was  recognized  at the date of an  entity's  commitment  to an exit plan.  The  provisions  of this
Statement are effective for exit or disposal activities that are initiated after
December 31, 2002.  The Company is currently  evaluating the impact if any, that implementation  of this  statement  will have on its  results of  operations  or financial position.

11. SEGMENT INFORMATION
Under the disclosure  requirements of Statement of Financial Accounting Standard
No. 131,  "Disclosures about Segments of an Enterprise and Related Information,"
the Company  classifies its operations into the following six operating business units:  Condor D.C. Power  Supplies,  Inc.  ("Condor")  produces a wide range of standard and custom power supply  products that convert AC or DC power to direct electrical current to be used in customers' end products. Power supplies closely
regulate  and  monitor  power   outputs,   using   patented   filter  and  other
technologies,   resulting  in  little  or  no  electrical   interference.   Teal
Electronics  Corporation  ("Teal") is a leader in the design and  manufacture of customized power  conditioning and power  distribution  units. Teal products are developed  and  manufactured  for  custom  electrical  subsystems  for  original
equipment  manufacturers  of  semiconductor,   medical  imaging,  graphics,  and
telecommunications

                                      F-50

systems. SL Montevideo Technology,  Inc. ("SL-MTI") is a technological leader in the design and manufacture of intelligent,  high power density precision motors.
New motor and  motion  controls  are used in  numerous  applications,  including aerospace, medical, and industrial products.  Elektro-Metall Export GmbH ("EME")
is a leader in  electromechanical  actuation  systems,  power drive  units,  and complex wire harness systems for use in the aerospace and automobile industries.
RFL   Electronics   Inc.   ("RFL")  designs  and   manufactures   teleprotection
products/systems  that  are  used to  protect  utility  transmission  lines  and apparatus by isolating faulty  transmission  lines from a transmission grid. RFL provides  customer  service and maintenance for all electric  utility  equipment protection  systems.  SL  Surface  Technologies,  Inc.  ("Surf  Tech")  produces industrial  coatings  and platings for  equipment  in the  corrugated  paper and telecommunications  industries.  The "Other" segment includes  corporate related items not  allocated to  reportable  segments  and the results of  insignificant operations.  The  Company's  reportable  business  units are managed  separately because each offers  different  products  and  services  and requires  different marketing strategies.

The  three-month  and nine month  periods  ended  September  30,  2001 have been reclassified  to conform  to the  current  reporting  structure.  The  unaudited comparative results for the three-month and nine-month periods are as follows:

                                                             Three Months Ended                 Nine Months Ended
                                                               September 30,                      September 30,

                                                           2002             2001             2002              2001
                                                      ---------------------------------------------------------------------
                                                                                 (in thousands)
Net sales from continuing operations:
Condor                                                       $ 10,575         $ 10,527         $  27,773         $  38,760
Teal                                                            5,295            3,293            14,384             9,508
SL-MTI                                                          4,788            5,257            16,738            13,560
EME                                                             7,495            6,445            19,394            20,089
RFL                                                             5,873            7,641            21,906            19,870
Surf Tech                                                         554              805             1,742             2,242
Other
                                                      ---------------------------------------------------------------------
Consolidated                                                 $ 34,580         $ 33,968         $ 101,937         $ 104,029
                                                      ---------------------------------------------------------------------

                                                             Three Months Ended                 Nine Months Ended
                                                               September 30,                      September 30,

                                                           2002             2001             2002              2001
                                                      ---------------------------------------------------------------------
                                                                                 (in thousands)
Operating income (loss) from continuing operations:
Condor                                                         $  849         $   (969)         $  1,044         $ (4,687)
Teal                                                              620               21             1,387              543
                                                                  620               21                                 543
SL-MTI                                                            174              268             1,113               967
EME                                                             1,005              897             1,687             2,902
RFL                                                               586              942             2,798             2,263
Surf Tech                                                        (156)             (23)             (642)             (319)
Other                                                          (2,075)          (1,556)           (6,541)           (4,183)
                                                      ---------------------------------------------------------------------
Consolidated                                                 $  1,003         $  (420)           $   846         $ (2,514)
                                                      ---------------------------------------------------------------------

                                      F-51

Included in "Other" for the three months ended  September 30, 2002 are corporate expenses,  environmental  charges,  professional  and legal fees and other costs incurred,  which are Company  related  costs not  specifically  allocated to the reportable  business  units.  These  charges  were  partially  offset  by a gain recorded by the Company related to the sale of real property  located in Auburn,
New York.  There were no significant  restructuring  or special charges recorded during the current quarter.

Included in "Other" for the nine months  ended  September  30, 2002 were special charges of $1,834,000 related to  change-of-control  and proxy costs, a $772,000 addition to the reserve for environmental matters, professional,  legal fees and other  expenses not  specifically  allocated to the reportable  business  units.
These  charges were  partially  offset by the gain on the sale of real  property mentioned above.

                                                   September 30, December 31,
                                              2002                          2001
                                         ------------------------------------------------
                                                    (in thousands)
Identifiable assets:
Condor                                           $ 18,669                        $20,740
Teal                                               11,383                          9,834
SL-MTI                                              9,536                         11,637
EME                                                23,860                         23,524
RFL                                                16,193                         17,445
Surf Tech                                           3,133                          3,929
Other                                               6,202                         20,649
                                         ------------------------------------------------
Consolidated                                     $ 88,976                       $107,758
                                         ------------------------------------------------

12. DISCONTINUED OPERATIONS
In July 2001, the Board of Directors authorized the disposition of the Company's
SL Waber, Inc. ("SL Waber") subsidiary. Effective August 27, 2001, substantially all of the assets of SL Waber and the stock of its  subsidiary,  Waber de Mexico
S.A. de C.V. were sold. As part of this transaction,  the purchaser acquired the rights to the SL Waber name and assumed  certain  liabilities and obligations of
SL Waber.  Subsequent to the sale, the Company  changed the name of the SL Waber subsidiary to SLW Holdings,  Inc. ("SLW Holdings").  The net income or losses of this subsidiary are included in the consolidated  statements of operations under discontinued  operations  for all periods  presented.  Following  the sale,  the
Company remained  responsible for certain  liabilities and vendor claims related to SL Waber and established a reserve to cover these potential liabilities.  The
Company  continues  to evaluate  this reserve on a quarterly  basis.  During the three months ended March 31, 2002, the Company, based upon a review of potential liabilities,  reduced the accrual for the liabilities  (excluding accrued income taxes) related to SLW Holdings by $450,000.

As of September 30, 2002, the Company had $760,000  accrued for any  liabilities
(excluding accrued income taxes) related to SLW Holdings, compared to $1,519,000 at December 31, 2001.

                                      F-52

13. SALE OF BUSINESS AND SELECT ASSETS
On March 22, 2001, the Company announced,  among other things, that the Board of
Directors had completed a previously announced review of strategic  alternatives and had  determined  that it would  explore  a sale of the  Company  in order to maximize  its  value for  shareholders.  Credit  Suisse  First  Boston  ("CSFB")
assisted the Company's  Board of Directors in its review and had been engaged to lead this process until July 2002.

On July 17,  2002,  the Company  received  notification  from CSFB that CSFB was terminating its engagement as financial advisor to the Company.  The termination was  primarily  the  result  of  CSFB's  internal  reorganization  and  does not specifically relate to the Company.

The Company's Board of Directors has determined to continue to explore a sale of the Company of one or more of its  divisions  in order to  maximize  shareholder value.  On August 8, 2002,  Imperial  Capital,  LLC was engaged to spearhead the
Company's initiative to explore a sale of some or all of its businesses and will also assist  management  in its ongoing  efforts to secure new long term debt to refinance the Company's current Revolving Credit Facility.

On July 18, 2002 the Company sold its real property located in Auburn,  New York for $175,000 in cash. The Auburn  property is the former  industrial  site of SL
Auburn,  Inc., a manufacturer  of spark plugs and ignition  systems.  SL Auburn,
Inc.  was sold by the Company in May 1997.  The gain from this  transaction  has been recorded in the Company's third quarter financial results.

14. RELATED PARTY TRANSACTIONS
During the current  year the  Company has been billed  $219,000 in legal fees by
Olshan  Grundman Frome  Rosenzweig & Wolosky LLP, a law firm in which a director of the Company is a senior partner.

In connection with the refinancing of the Revolving Credit Facility, the Company executed a commitment  letter with Steel Partners II, L.P., an entity controlled by the Company's Chairman and Chief Executive Officer. The commitment letter was provided in the amount of  $5,000,000 by Steel  Partners to make a  subordinated loan in connection with the refinancing of the Revolving Credit Facility. As the refinance did not occur, the subordinated loan was not made.

15. SUBSEQUENT EVENTS
The Company filed a  registration  statement  with the  Securities  and Exchange
Commission on October 11, 2002 relating to an  anticipated  distribution  to its shareholders  of  subscription  rights to purchase  additional  shares of common stock of the Company. Upon the effectiveness of the registration statement,  the
Company will  distribute  to its  shareholders  of record as of the record date, which has not yet been determined,  a fixed amount of non-transferable rights to subscribe for shares of its common stock. It is anticipated that each right will entitle  the holder to purchase  one share of the  Company's  common  stock at a subscription  price to be  determined.  The  number of rights to be issued  with respect to each  outstanding  share on the record date is also to be determined.
Steel  Partners II, L.P., an entity  controlled  by the  Company's  Chairman and
Chief  Executive  Officer,  has agreed to purchase any shares of common stock of the Company  available  under the rights  offering that are not purchased by the
Company's shareholders, subject to a $5,000,000 limit.

                                      F-53

The Company  anticipates that the rights offering will begin promptly  following the  effectiveness of the  registration  statement filed with the Securities and
Exchange Commission,  and will continue for thirty days thereafter. The proceeds of the rights offering will be used to fund working capital requirements.

                                      F-54

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            The following is an itemization  of all expenses  (subject to future contingencies)  incurred or to be incurred by us in connection with the issuance and distribution of the securities being offered.  All items below are estimates other than the Securities and Exchange Commission  registration fee and the NYSE listing fee. SL will pay all of such expenses.

            Securities and Exchange Commission registration fee                           $460
            NYSE listing fee.................................................                *
            Printing and engraving expenses..................................                *
            Accounting fees and expenses.....................................                *
            Legal fees and expenses..........................................                *
            Subscription Agent fees and expenses.............................                *
            Miscellaneous....................................................                *
                                                                                  -------------
                        Total................................................          $     *
                                                                                  =============

* To be completed by amendment.

ITEM 15.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Article VIII of the Articles of Incorporation of SL Industries, Inc.
(the "Company")  (therein referred to as the "Corporation") and Article 6 of the
Bylaws of the Company provide as follows:

            The Corporation shall indemnify in the manner and to the full extent permitted by the New Jersey Business Corporation Act, as amended, any "corporate agent" of the Corporation (as such term is defined in Section 14A:3-5 of the New
Jersey  Business  Corporation  Act) who was or is a party or is threatened to be made a party  to any  "proceeding"  (as such  term is  defined  in said  Section
14A:3-5),  whether or not by or on behalf of the  Corporation,  by reason of the fact that such  person is or was a  corporate  agent of the  Corporation.  Where required by law, the  indemnification  provided for herein shall be made only as authorized in the specific case upon the  determination,  in the manner provided
by  law,  that   indemnification  of  the  Corporate  agent  is  proper  in  the circumstances.  The  Corporation,  to the  full  extent  permitted  by law,  may purchase  and  maintain  insurance  on behalf  of any such  person  against  any liability  which may be asserted  against  him. To the full extent  permitted by law[s],  the  indemnification  provided herein shall include "expenses" (as such term is defined in said Section 14A:3-5) and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such proceeding.  The indemnification  provided herein shall not be deemed to limit the right of the  Corporation to indemnify any other person [for] any such expenses to the full extent permitted by law nor shall it be deemed exclusive of
any  other  rights  to  which  any  person  seeking   indemnification  from  the
Corporation  may be  entitled  under  any  agreement,  vote of  Shareholders  or
Directors,  or otherwise,  both as to action in his official  capacity and as to action in another capacity while holding such office.

ITEM 16.       EXHIBITS.

Exhibit #      Description
---------      -----------

 3.1           Articles of Incorporation.   Restated  Articles of Incorporation.
               Incorporated by reference to Exhibit 3.1 to the Company's  report on Form 10-K for the fiscal year ended December 31, 2000.

 3.2           By-Laws.  Restated By-Laws.  Incorporated by reference to Exhibit
               3.2 to the  Company's  report  on Form 10-K for the  fiscal  year ended December 31, 2000.

 4.1*          Form of Rights Certificate.

                                      II-1

 5.1*          Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

10.1           Supplemental  Compensation  Agreement  for  the  Benefit of Byrne
               Litschgi.  Incorporated  by  reference  to  Exhibit  10.1  to the
               Company's report on Form 8 dated November 9, 1990.

10.2           Chairman's  Executive   Severance   Agreement.   Incorporated  by
               reference to Exhibit 10.2 to the Company's report on Form 8 dated
               November 9, 1990.

10.3           First Amendment to Chairman's  Executive  Severance Agreement and
               to Supplemental Compensation Agreement. Incorporated by reference to  Exhibit  10.3.1  to the  Company's  report  on  Form 8  dated
               November 9, 1990.

10.4           Second Amendment to Chairman's  Executive Severance Agreement and
               to Supplemental Compensation Agreement. Incorporated by reference to  Exhibit  10.3.2  to the  Company's  report  on  Form 8  dated
               November 9, 1990.

10.5           Third Amendment to Chairman's  Executive  Severance Agreement and
               to Supplemental Compensation Agreement. Incorporated by reference to  Exhibit  10.3.3  to the  Company's  report  on  Form 8  dated
               November 9, 1990.

10.6           Fourth Amendment to Chairman's  Executive Severance Agreement and
               to Supplemental Compensation Agreement. Incorporated by reference to  Exhibit  10.3.2  to the  Company's  report  on  Form 8  dated
               November 9, 1990.

10.7           Deferred Supplemental  Compensation Agreement with Grant Heilman.
               Incorporated  by  reference  to Exhibit  10.4.5 to the  Company's report on Form 8 dated November 9, 1990.

10.8           Deferred Supplemental  Compensation  Agreement with William Hess.
               Incorporated  by  reference  to Exhibit  10.4.6 to the  Company's report on Form 8 dated November 9, 1990.

10.9           Supplemental  Compensation Agreement for the Benefit of Donald J.
               Lloyd-Jones.  Incorporated  by reference to Exhibit 10.5.1 to the
               Company's report on Form 8 dated November 9, 1990.

10.10          Supplemental  Compensation Agreement for the Benefit of Salvatore
               J. Nuzzo.  Incorporated  by  reference  to Exhibit  10.5.3 to the
               Company's report on Form 8 dated November 9, 1990.

10.11          Supplemental  Compensation  Agreement  for the  Benefit of Marlin
               Miller,  Jr.  Incorporated  by reference to Exhibit 10.5.4 to the
               Company's report on Form 8 dated November 9, 1990.

10.12          Supplemental  Compensation  Agreement  for the  Benefit  of Grant
               Heilman.  Incorporated  by  reference  to  Exhibit  10.5.5 to the
               Company's report on Form 8 dated November 9, 1990.

10.13          Supplemental Compensation Agreement for the Benefit of William M.
               Hess.   Incorporated  by  reference  to  Exhibit  10.5.6  to  the
               Company's report on Form 8 dated November 9, 1990.

10.14          1988  Deferred  Compensation  Agreement  with a Certain  Officer.
               Incorporated by reference to Exhibit 10.6 to the Company's report on Form 8 dated November 9, 1990.

                                      II-2

10.15          Death Benefit  Arrangement with Certain Officers adopted by Board
               Resolution dated September 18, 1975. Incorporated by reference to
               Exhibit 10.7 to the Company's  report on Form 8 dated November 9,
               1990.

10.16          Non-Qualified   Stock  Option  Agreement  dated  June  19,  1991.
               Incorporated by reference to Exhibit 10-A to the Company's report on Form 10-K for the fiscal year ended July 31, 1991.

10.17          Non-Qualified  Stock Option  Agreement  dated September 25, 1991.
               Incorporated by reference to Exhibit 10-B to the Company's report on Form 10-K for the fiscal year ended July 31, 1991.

10.18          Severance  Pay  Agreement  with  Owen  Farren.   Incorporated  by
               reference  to Exhibit 10-C to the  Company's  report on Form 10-K for the fiscal year ended July 31, 1991.

10.19          Severance Pay Agreement with Ted D.  Taubeneck.  Incorporated  by reference  to Exhibit 10-D to the  Company's  report on Form 10-K for the fiscal year ended July 31, 1991.

10.20          Deferred   Compensation   Agreement   with   James   E.   Morris.
               Incorporated by reference to Exhibit 10-E to the Company's report on Form 10-K for the fiscal year ended July 31, 1991.

10.21          1991 Long Term Incentive Plan of SL Industries, Inc., as amended, is  incorporated  by reference to Appendix to the Company's Proxy
               Statement  for its 1995 Annual  Meeting  held  November 17, 1995, previously filed with the Securities and Exchange Commission.

10.22          SL Industries,  Inc.  Non-Employee  Director  Non-Qualified Stock
               Option  Plan.   Incorporated  by  reference  to  Exhibit  4.3  to
               Registration Statement No. 33-63681, filed October 25, 1995.

10.23          Capital  Accumulation  Plan.  Incorporated  by  reference  to the
               Company's  report on Form 10K/A for the fiscal  period ended July
               31, 1994.

10.24          Amendment No. 1 to  Non-Qualified  Stock Option  Agreement  dated
               September 25, 1991 is incorporated herein by reference to Exhibit
               4.5 to Registration  Statement on Form S-8/A (No. 33-53274) filed with the Securities and Exchange Commission on June 18, 1996.

10.25          Non-Qualified Stock Option Agreement Incorporated by reference to
               Exhibit 4.3 to Registration Statement No. 33-65445 filed December
               28, 1995.

10.26          Severance Pay Agreement with James D. Klemashevich.  Incorporated by reference  to Exhibit  10.26 to the  Company's  report on Form
               10-K for the fiscal year ended July 31, 1997.

10.27          Severance  Pay  Agreement  with David R. Nuzzo.  Incorporated  by reference  to Exhibit 10.1 to the  Company's  report on Form 10-K for the fiscal year ended July 31, 1998.

10.28          Severance  Pay  Agreement  with Jacob  Cherian.  Incorporated  by reference to Exhibit 10.28 to the  Company's  report on Form 10-K for the fiscal year ended December 31, 2000.

10.29          Waiver  and  Amendment  No.  1 to  $40,000,000  Revolving  Credit
               Facility  for SL  Industries,  Inc.,  Agented by Mellon Bank N.A.
               Incorporated by reference to Exhibit

                                      II-3

               10 to the Company's  report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2001.

10.30          Change in Control  Agreement  between  the  Company  and Mr. Owen
               Farren.   Incorporated  by  reference  to  Exhibit  10.1  to  the
               Company's report on Form 10-Q for the quarterly period ended June
               30, 2001.

10.31          Change in Control  Agreement between the Company and Mr. David R.
               Nuzzo. Incorporated by reference to Exhibit 10.2 to the Company's report on Form 10-Q for the quarterly period ended June 30, 2001.

10.32          Change in Control  Agreement  between the  Company and Mr.  Jacob
               Cherian.  Incorporated  by  reference  to  Exhibit  10.3  to  the
               Company's report on Form 10-Q for the quarterly period ended June
               30, 2001.

10.33          Amended Change in Control  Agreement  between the Company and Mr.
               Owen  Farren.  Incorporated  by  reference to Exhibit 10.1 to the
               Company's  report on Form  10-Q for the  quarterly  period  ended
               September 30, 2001.

10.34          Amended Change in Control  Agreement  between the Company and Mr.
               David R. Nuzzo.  Incorporated by reference to Exhibit 10.2 to the
               Company's  report on Form  10-Q for the  quarterly  period  ended
               September 30, 2001.

10.35          Amended Change in Control  Agreement  between the Company and Mr.
               Jacob Cherian.  Incorporated  by reference to Exhibit 10.3 to the
               Company's  report on Form  10-Q for the  quarterly  period  ended
               September 30, 2001.

10.36          Form  of  Amended  and  Restated  Credit  Agreement  dated  as of
               December 13, 2001 among SL Industries, Inc., Mellon Bank N.A., as
               Agent,  and certain other persons.  Incorporated  by reference to
               Exhibit  10 to the  Company's  report on Form 8-K filed  with the
               Securities and Exchange Commission on December 26, 2001.

21             Subsidiaries of the Company. Incorporated by reference to Exhibit
               21 to the Company's report on Form 10-K for the fiscal year ended
               December 31, 2001.

23             Notice  Regarding  Consent of Arthur  Andersen,  LLP  (previously filed)

99.1           Executive  Change in Control Rabbi Trust  Agreement dated January
               18,  2002.  Incorporated  by  reference  to  Exhibit  99  to  the
               Company's  report  on Form  8-K  filed  with the  Securities  and
               Exchange Commission on January 23, 2002.

99.2*          Form of Instructions as to Use of Rights Certificates.

99.3*          Form of Notice of Guaranteed Delivery for Rights Certificate.

99.4*          Form of Letter to Shareholders Who Are Record Holders.

99.5*          Form of Letter to Shareholders Who Are Beneficial Holders.

99.6*          Form of Letter to Clients of Shareholders Who Are Beneficial Holders.

99.7*          Form of Nominee Holder Certification Form.

99.8*          Substitute Form W-9 for Use with the Rights Offering.

                                      II-4

99.9*          Form of Beneficial Owner Election Form.

99.10*         Backstop   Agreement   between  the  Company  and  the  Investors
               Identified Therein, dated as of _____________, 2002.

------------------------

*     To be filed by amendment.

                                      II-5

ITEM 17.  UNDERTAKINGS.

          (a)  Regulation S-K, Item 512 Undertakings

               (1)  The undersigned registrant hereby undertakes:

                    (i) To file,  during any  period in which  offers  or  sales are being made,  a post-effective  amendment to this registration statement:

                        (a)  To include any prospectus required by section 10(a)
                    (3) of the Securities Act of 1933;

                         (b) To reflect in the  prospectus  any facts or  events
                    arising  after  the  effective  date  of  the   registration
                    statement  (or  the  most  recent  post-effective  amendment thereof) which, individually or in the aggregate,  represent a  fundamental  change in the  information  set forth in the registration statement.  Notwithstanding the foregoing,  any increase or decrease in volume of securities offered (if the total dollar value of  securities  offered  would not exceed that which was registered) and any deviation from the low or high end of the  estimated  maximum  offering  range  may be
                    reflected  in  the  form  of   prospectus   filed  with  the
                    Commission pursuant to Rule 424(b) if, in the aggregate, the changes  in  volume  and  price  represent  no more than 20%
                    change in the maximum aggregate  offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                         (c) To include any material information with respect to
                     the plan  of  distribution  not previously disclosed in the registration  statement  or any  material  change  to  such information in the registration statement;

                     (ii) That,  for the purpose of  determining  any  liability under  the  Securities  Act of  1933,  each  such  post-effective amendment  shall be  deemed  to be a new  registration  statement relating to the securities  offered therein,  and the offering of such  securities  at that time shall be deemed to be the  initial bona fide offering thereof.

                     (iii)To   remove   from   registration   by   means   of  a
               post-effective  amendment any of the securities  being registered which remain unsold at the termination of the offering.

               (2)The undersigned registrant hereby undertakes that:

                     (i)For  purposes of  determining  any  liability  under the
                Securities Act of 1933, the information omitted from the form of prospectus  filed  as  part of this  registration  statement  in reliance  upon Rule 430A and  contained in a form of  prospectus filed by the  registrant  pursuant to Rule  424(b)(1)  or (4) or
                497(h)  under the  Securities  Act shall be deemed to be part of this  registration  statement  as of the  time  it was  declared effective.

                     (ii) For the purpose of determining any liability under the
                Securities  Act of  1933,  each  post-effective  amendment  that contains  a form  of  prospectus  shall  be  deemed  to be a new
                registration   statement  relating  to  the  securities  offered
                therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3)The  undersigned  registrant  hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to  set  forth  the  results  of  the  subscription  offer,  the transactions by the underwriters during the subscription period, the amount of  unsubscribed  securities  to be  purchased by the
                underwriters,   and  the  terms  of  any  subsequent  reoffering
                thereof.  If any public  offering by the  underwriters  is to be made on terms  differing  from those set forth on the cover page of the prospectus,  a post-effective  amendment will be filed to set forth the terms of such offering.

                (4) Insofar as indemnification for liabilities arising under the
                Securities  Act of 1933 may be permitted to directors,  officers and  controlling  persons  of  the  registrant  pursuant  to the foregoing  provisions,  or otherwise,  the  registrant  has been advised  that in the  opinion  of the  Securities  and  Exchange
                Commission  such  indemnification  is against  public  policy as

                                      II-6

                expressed in the Act and is,  therefore,  unenforceable.  In the event that a claim for indemnification  against such liabilities
                (other than the payment by the  registrant of expenses  incurred or paid by a  director,  officer  or  controlling  person of the registrant  in the  successful  defense of any  action,  suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being  registered,  the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent,  submit to a court of
                appropriate    jurisdiction    the    question    whether   such
                indemnification  by it is against  public policy as expressed in the Act and will be governed by the final  adjudication  of such issue.

                                      II-7

                                   SIGNATURES

            Pursuant to the  requirements  of the  Securities  Act of 1933,  the
Company has duly caused this  registration  statement to be signed on its behalf by the undersigned,  thereunto duly authorized, in the city of Mt. Laurel, state of New Jersey, on December 26, 2002.

                                  SL INDUSTRIES

                                  By: /s/ Glen Kasson
                                      --------------------------------------
                                     Glen Kasson
                                     President

            Pursuant to the  requirements  of the Securities  Act of 1933,  this registration statement has been signed by the following persons in the indicated
capacities on the dates indicated.

By:                          *                                                      Date:December 26, 2002
     -------------------------------------------------------------------
            Warren Lichtenstein - Chairman of the Board
            and Chief Executive Officer
            (Principal Executive Officer)

By:         Glen Kassan                                                             Date:December 26, 2002
     -------------------------------------------------------------------
            Glen Kassan - President and Director

By:                                                                                 Date:December 26, 2002
     -------------------------------------------------------------------
            David R. Nuzzo - Vice President - Finance
            and Administration, Treasurer and Secretary
            (Principal Financial Officer)

By:                          *                                                      Date:December 26, 2002
     -------------------------------------------------------------------
            J. Dwane Baumgardner - Director

By:                          *                                                      Date:December 26, 2002
     -------------------------------------------------------------------
            James R. Henderson - Director

By:                          *                                                      Date:December 26, 2002
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            Richard Smith - Director

By:                          *                                                      Date:December 26, 2002
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            Mark E. Schwarz - Director

By:                          *                                                      Date:December 26, 2002
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            Steven Wolosky - Director

By:                          *                                                      Date:December 26, 20022
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            Avrum Gray - Director